Exhibit 10.1

AMENDED AND RESTATED LEASE AGREEMENT

THIS AMENDED AND RESTATED LEASE AGREEMENT (“Lease”) dated effective as of September 17, 2010 (the “Effective Date”) is entered into by and between Prevarian Hospital Partners, LP, a Texas limited partnership, having its principal office at 5949 Sherry Lane, Suite 835, Dallas, TX 75225 ( “Landlord”) and CTRH, LLC, a Delaware limited liability company, having its principal office at 7733 Forsyth Blvd., Suite 2300 St. Louis, MO 63105-1806 (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated July 22, 2010, a First Amendment to Lease Agreement dated July 30, 2010, a Second Amendment to Lease Agreement dated August 10, 2010, a Third Amendment to Lease dated August 25, 2010, a Fourth Amendment dated August 31, 2010 and a Fifth Amendment to Lease dated September 10, 2010 (collectively, the “Original Lease”) with respect to the Leased Property defined below.

WHEREAS, Landlord and Tenant desire to amend and restate the Original Lease, as hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby agree to amend and restate the Original Lease as of the Effective Date, as follows:

ARTICLE 1.

LEASED PROPERTY; TERM

Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant rents from Landlord all of Landlord’s rights and interest in and to the following real property (collectively, the “Leased Property”):

(a)         the real property more particularly described on Exhibit A attached hereto together with all covenants, licenses, privileges and benefits thereto belonging, any and all easements, rights-of-way, rights of ingress and egress or other interests of Landlord in, on or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, all strips and gores adjacent to or lying between such real property and any adjacent real property (the “Land”);

(b)         all buildings, structures, fixtures and other improvements of every kind including Landlord’s interest in all alleyways and connecting hallways, crosswalks, sidewalks, landscaping, parking lots and structures appurtenant to such buildings and structures presently or hereafter situated upon the Land, and all of Landlord’s interest, if any, in drainage and all above-ground and underground utility structures (collectively, the “Improvements”);

(c)         all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection

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equipment, carpet, moveable or immoveable walls or partitions and built-in oxygen and vacuum systems, all of which are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Personal Property (collectively, the’ “Fixtures”); and

(d)          to the extent permitted by law, all permits, approvals and other intangible property or any interest therein now or hereafter owned or held by Landlord in connection with the Leased Property or any business or businesses now or hereafter conducted by Tenant or with the use thereof, including all contract rights, agreements, trade names, water rights and reservations, zoning rights, business licenses and warranties (including those relating to construction or fabrication) related to the Leased Property or any part thereof, but specifically excluding the general corporate trademarks, service marks, logos or insignia or books and records of Tenant; and

(e)         all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, and other plans and studies that relate to the Land or the Improvements and are in Tenant’s possession or control;

SUBJECT, HOWEVER, to the matters set forth on Exhibit B attached hereto (the “Permitted Exceptions”), to have and to hold for a fixed term of fifteen (15) years (the “Initial Term”) from and after the Commencement Date (hereafter defined) of the Lease and continuing for any Extension Term properly and timely elected pursuant to Article 31 hereof. The “Term” of this Lease shall be the Initial Term and any Extension Term exercised by Tenant pursuant to terms hereof. The Commencement Date of this Lease (the “Commencement Date”) shall be the first day of the first calendar month following the date on which Landlord has achieved Substantial Completion of Landlord’s Work (as defined in, and in accordance with, the work letter attached hereto and made a part hereof as Exhibit G) (the “Work Letter”). The taking of possession of the Leased Property by Tenant shall evidence Tenant’s acceptance of the Leased Property and Landlord’s Work, subject in all respects to the terms of this Lease (including, without limitation, the Work Letter); provided, however, and notwithstanding the foregoing, Tenant’s taking of possession shall not relieve Landlord from any obligation to complete or correct any work to be performed or corrected by Landlord under the terms of this Lease (including, without limitation, the Work Letter). So long as the Commencement Date has occurred, within ten (10) days after Landlord’s request, Tenant shall execute and deliver to Landlord an Acceptance of Premises Memorandum in the form of Exhibit D attached hereto confirming, to the extent true and accurate, (1) the Commencement Date, (2) that Tenant has accepted the Leased Property, and (3) that Landlord has performed all of its obligations with respect to the delivery of the Leased Property.

ARTICLE 2.

RENT

2.1        Minimum Rent and Adjustments to Minimum Rent. Commencing upon the Commencement Date and during the Term hereof, Tenant shall pay to Landlord, without notice, demand, set off or counterclaim, in advance in lawful money of the United States of America, at Landlord’s address set forth herein or at such other place or to such other person, firms or corporations as Landlord from time to time may designate in writing, the Minimum Rent, as

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adjusted annually pursuant to Section 2.1(b) hereof during the Term or as may be adjusted pursuant to Section 2.1(c) hereof during the Term. Landlord and Tenant agree that, upon the execution of this Lease, the minimum rent amounts payable to Landlord in each Lease year as set forth on Exhibit C are only estimated minimum rents based upon the Preliminary Project Budget attached hereto as Exhibit I. Landlord and Tenant shall finalize the Final Construction Documents for the Project and the Final Project Budget in accordance with the terms of the Work Letter attached hereto as Exhibit G. The parties stipulate and agree the Final Project Budget may be amended and increased by mutual agreement of Landlord and Tenant if costs increase due to changes in the rules, regulations or policies of the Texas Department of State Health Services (“TDSHS”) after the date the parties agree on the Final Project Budget, and both parties agree to act in a good faith, commercially reasonable manner with respect to any such agreement. The term “Minimum Rent” used throughout this Lease shall be determined as set forth in Sections 2.1(a) and 2.1(b) below.

The Minimum Rent shall be payable in advance in twelve (12) equal, consecutive monthly installments, on the first day of each calendar month of the Term. Minimum Rent shall be prorated as to any partial month, and is subject to adjustment as provided in Section 2.1(b) below. Minimum Rent shall commence on the Commencement Date and shall be prorated on a daily basis if the Commencement Date is not the first day of a month for the remainder of that month. Rent shall be payable at such address as Landlord may designate from time to time by written notice to Tenant.

(a)         Minimum Rent — Establishing Year One of the Lease Term. Final Project Plans and Final Project Budget shall be approved by both Landlord and Tenant in accordance with the terms of the Work Letter attached hereto as Exhibit G. The Final Project Budget shall specifically allocate any amount for “Contingencies.” The annual Minimum Rent for Year One of the Lease Term shall be the approved Final Project Budget multiplied by a rental factor of eleven percent (11%); provided, however, that (a) to the extent that the amount designated as “Contingencies” is not actually expended by Landlord in the course of completing Landlord’s Work, one half (50%) of such unused amount shall be deducted from the Final Project Budget prior to making such computation, (b) to the extent that Tenant makes a Tenant Change Request which has the effect of reducing costs incurred by Landlord to Substantially Complete the Landlord’s Work, the amount of such reduction shall be deducted from the Final Project Budget prior to making such computation. The annual Minimum Rent for Year One, as so determined, shall be the “Year One Annual Minimum Rent” for purposes hereof. Notwithstanding the foregoing, (i) the annual Minimum Rent for the first three months of Year One shall be entirely abated, (ii) the annual Minimum Rent for the fourth, fifth and sixth months of Year One shall be forty percent (40%) of the Year One Annual Minimum Rent, (iii) the annual Minimum Rent for the seventh, eighth and ninth months of Year One shall be sixty percent (60%) of the Year One Annual Minimum Rent, and (iv) full Year One Annual Minimum Rent shall be charged only for the tenth, eleventh and twelfth months of Year One. Once the Minimum Rent for Year One of the Lease Term has been determined in accordance herewith, Landlord and Tenant shall each execute a revised Exhibit C - Rent Schedule reflecting the final Minimum Rent due in each year of the Initial Lease Term and any Extension Terms and each shall attach this revised Exhibit C-Rent Schedule to this Lease and clearly mark and identify it as having been calculated in accordance herewith.

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(b)          Increases to Minimum Rent. The annual Minimum Rent due and payable for each year of the Lease Term, including each year of any Extension Term, shall increase annually on each anniversary of the Commencement Date, by three percent (3%) of the annual Minimum Rent for the immediately preceding year. However, for purposes of the second lease year, Minimum Rent for such second year shall be one hundred three percent (103%) of the Minimum Rent for Year One without the abatements provided for in Section 2.1(a).

2.2         Additional Charges. Tenant will also pay and discharge as and when due (a) all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease including, to the extent applicable, any amounts due by Landlord under any assessments, tax, fees, or other charges related to the ownership and leasing of the Leased Property that accrue during the Term of this Lease, and (b) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (a) above of which it received all notice required hereunder, Tenant will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the “Additional Charges”), and Landlord shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as well as the Minimum Rent. If any payment due to Landlord is not delivered to Landlord within ten (10) days after written notice from Landlord, a late charge of five percent (5%) of the amount payable shall be due and payable by Tenant as additional Rent. In addition, amounts owing to Landlord which are not received by Landlord within ten (10) days after written notice from Landlord shall bear interest from the eleventh (11th) day after the due date until paid at the rate of the Overdue Rate.

The Minimum Rent, Additional Charges, late fees and Impositions are collectively referred to herein as “Rent” or “Rental.”

2.3         Net Lease. Except for Landlord’s construction obligations set forth in the Work Letter attached hereto as Exhibit G to this Lease, such other expenses which Landlord has agreed hereunder shall be Landlord’s responsibility and any indemnity obligations owing by Landlord to Tenant under the terms of this Lease, this is an absolutely net lease and the Minimum Rent, Additional Charges and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense. It is the intention of the parties hereto that, except as expressly provided herein, the Minimum Rent shall be an absolutely net return to Landlord throughout the Term of this Lease. Except as otherwise expressly set forth herein, Tenant shall bear all future costs and improvements, foreseen or unforeseen, in connection with the Leased Property.

2.4        Security for Lease.

(a)       Control of Tenant. Tenant represents and warrants to Landlord that upon the execution of this Lease and further covenants that at all times thereafter and during the Term of this Lease (including any Extension Terms), it is and shall be a special purpose entity formed under the Laws of the State of Texas exclusively for the purpose of owning and operating a hospital and other purposes incidental or ancillary thereto located on the Leased Property. Tenant further represents and warrants to Landlord that its initial members (the “Initial

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Members”) are Seton Healthcare f/k/a Daughters of Charity Health Services of Austin, a Texas non-profit corporation, and RehabCare Hospital Holdings, L.L.C., a Delaware limited liability company. Tenant represents, warrants and covenants to Landlord that except in the event of a Permitted Transfer of this Lease or assignment of an Initial Member’s interest in Tenant under Section 20 hereof, then throughout the Term of this Lease, including any Extension Terms, one or both of the Initial Members and/or any Affiliate of the Initial Members, shall collectively own and Control 100% of the membership interests in Tenant.

(b)        Guaranty. As a condition precedent to Landlord’s execution of this Lease, Tenant shall cause RehabCare Group, Inc. to execute the Guaranty of Lease attached as Exhibit F and incorporated herein by reference, which guarantee shall require RehabCare Group, Inc. (“the “Guarantor”) to guarantee all of the obligations of Tenant under this Lease (but not exceeding 80% of any outstanding liability of Tenant) (the “Lease Guaranty”). Additionally, during all periods in which the Lease is in force and effect, Tenant shall deliver such financial statements as are required pursuant to Article 21 hereof.

(c)        Security Deposit. No security deposit of any kind shall be required of Tenant in conjunction with this Lease.

ARTICLE 3.

IMPOSITIONS

3.1        Payment of Impositions.

(a)         Payment of Taxes and Assessments.

(i)         Subject to Section 3(a)(ii) below, Tenant shall pay and discharge on or before the due date, and promptly provide Landlord with written evidence of the payment of same, all real estate taxes, assessments, special assessments and dues which are levied or imposed upon the Leased Property during the Term. Landlord shall promptly provide Tenant with copies of all real estate tax notices and assessments actually received by Landlord. In the event of any failure on the part of Tenant to pay any of such real estate taxes and assessments as and when payable, Tenant will also promptly pay and reimburse Landlord and/or its Affiliates for all such amounts paid by Landlord and/or its Affiliates and promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items, and Landlord shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute, or otherwise, in the case of non-payment of the real estate taxes and assessments, as in the case of the Minimum Rent.

(ii)       Notwithstanding Section 3.1(a)(i) to the contrary, at any point during the term, Tenant shall, upon Landlord’s written request, pay to Landlord the known or estimated yearly real estate taxes and assessments in the manner set forth in this Section 3.1(a)(ii); provided, however, that Landlord shall make such written request only if (A) Tenant has committed an Event of Default hereunder (regardless of whether such Event of Default is later cured), or (B) Tenant fails, at any time, to make any payment due pursuant to Section 3.1(a)(i) in a timely manner, or (C) Landlord reasonably deems itself insecure with respect to Tenant’s ability to perform its financial obligations under this Lease. Following such written notice by

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Landlord, Tenant shall pay to Landlord the known or estimated yearly real estate taxes and assessments payable with respect to the Leased Property in monthly payments equal to one-twelfth of the known or estimated yearly real estate taxes and assessments next payable with respect to the Leased Property, but only the real estate taxes and assessments which accrue after the Commencement Date and during the Term of the Lease. The amounts delivered to Landlord pursuant to this Section 3.1(a)(ii) will be held in escrow by Landlord to pay for the taxes and assessments due with respect to the Leased Property. From time to time, but not more than once a year, Landlord may reasonably re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Section 3.1(a)(ii) shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be promptly returned to Tenant; but if the total of such monthly payments so made under this Section 3.1(a)(ii) shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency within ten (10) days of receipt of written notice by the Landlord. Landlord shall pay all taxes, assessments and other impositions with respect to the Leased Property to the appropriate taxing authority on or before the due date, and promptly provide Tenant evidence of the payment of same.

(b)         Other Impositions. Subject to Article 10 relating to permitted contests, Tenant will pay, or cause to be paid, all Impositions (other than real estate taxes and assessments) accruing after the Commencement Date of this Lease and during the Term of this Lease before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and Tenant will promptly, upon Landlord’s written request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Subject to Article 10 relating to permitted contests, in any and all events Tenant must pay such Impositions prior to the date such Impositions become a lien upon the Leased Property or any part thereof. Notwithstanding the foregoing, if any such Imposition may lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto.

Landlord, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Landlord’s net income, gross receipts, franchise taxes, margin taxes and taxes on its capital stock. Tenant, at its expense, shall, to the extent permitted or required by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities.

If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant. Landlord and Tenant shall, upon the written request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns

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and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all such personal property tax returns in such jurisdictions where filing is required. Landlord and Tenant will provide the other party, upon written request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, and Tenant is obligated for the same hereunder, Tenant will be provided with copies of assessment notices in sufficient time for Tenant to file a protest. Tenant may, upon giving thirty (30) days’ prior written notice to Landlord, at Tenant’s option and at Tenant’s sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments, and Landlord, if requested by Tenant and at Tenant’s expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Billings for reimbursement by Tenant to Landlord of personal property taxes shall be accompanied by copies of an invoice therefore and payments thereof which identify the personal property with respect to which such payments are made. Landlord will cooperate with Tenant in order that Tenant may fulfill its obligations hereunder, including the execution of any instruments or documents reasonably requested by Tenant. Landlord shall promptly provide Tenant with a copy of all tax notices, statements and other correspondence submitted to Landlord by any taxing authority pertaining to the Leased Property.

3.2         Proration of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term commences and terminates shall be prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant’s and Landlord’s obligation to pay their prorated shares thereof shall survive such termination.

3.3         Utility Charges. Tenant will contract for, in its own name, and will pay or cause to be paid all charges for, electricity, power, gas, sewer, oil, water, telephone, cable television or satellite television, high-speed data connections and other utilities used in the Leased Property during the Term.

3.4         Insurance Premiums. Tenant will contract for, in its own name, and will pay or cause to be paid all premiums for, the insurance coverage required to be maintained by Tenant pursuant to Article 11 during the Term.

3.5        Excluded Expenses. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall in no manner be liable for any of the following obligations, and such shall not be included in any calculation of Minimum Rent, nor shall such be an Imposition to be paid by Tenant, and Landlord shall pay, or cause to be paid, the following: (i) any costs occurred by Landlord’s breach of any covenants or obligations under this Lease; (ii) costs resulting from violation of any environmental laws or Hazardous Materials Laws by Landlord or any third party (except that Tenant remains liable for any violation of environmental laws or Hazardous Materials Laws by Tenant and its agents, employees, contractors, subcontractors, visitors, suppliers and vendors); (iii) costs necessary to correct faulty design or defective construction of the Leased Property; (iv) any expenses for Landlord’s overhead, office costs, staff salary, benefits or other compensation of any Landlord or affiliated entity or employee; (v) any costs incurred because of Landlord’s negligence; (vi) any fines Landlord must pay as a result of Landlord’s failure to comply with laws, ordinances or municipal codes and the like during acquisition of the

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Land and construction of the Improvements; (vii) any fees and expenses paid to affiliates of Landlord in excess of market rates; (viii) Landlord’s advertising and promotional expenses; (ix) interest on financing incurred by Landlord (except as specifically included in the Final Project Budget) and any and all principal amortization of debts incurred by Landlord; (x) rental on ground leases or other underlying leases; (xi) costs of any items for which Landlord is reimbursed by any insurance; (xii) attorneys fees and accounting and professional fees (except as specifically included in the Final Project Budget), other than attorneys fees which are expressly provided for elsewhere in this Lease; (xiii) charitable or political contributions; and (xiv) any management fees of any kind. In no event shall Landlord recover any item of cost more than once.

ARTICLE 4.

OWNERSHIP OF LEASED PROPERTY

4.1         Ownership of the Property. Tenant acknowledges that the Leased Property is the property of Landlord and that Tenant has only the right to the possession and use of the Leased Property during the Term hereof and upon the terms and conditions of this Lease.

4.2         Personal Property. Tenant may (and shall as provided herein below), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Improvements any items of the Personal Property, and may remove, replace or substitute for the same from time to time in the ordinary course of Tenant’s business. Tenant shall provide and maintain during the entire Term all such Personal Property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use.

ARTICLE 5.

CONDITION AND USE OF LEASED PROPERTY

5.1        Condition of the Leased Property. Landlord shall deliver the Leased Property to Tenant in such condition that the Improvements shall not encroach upon any property, street or right-of-way adjacent to the Leased Property, and shall not violate the agreements or conditions contained in any applicable Legal Requirement and any of the Permitted Exceptions, and shall not impair the rights of others under any easement or right-of-way to which the Leased Property is subject.

5.2        Licenses and Permits.

(a)         TDSHS Approval and Other Permits. In order for Tenant to operate the Facility, Landlord will apply for and Tenant must obtain a notice to proceed ( “Final Approval”) from TDSHS per Title 25 of the Texas Administrative Code, Chapter 133, Hospital Licensing Section 133.168(c)(3). Although applied for in the name of Tenant, the application for Final Approval from TDSHS will be prepared by Landlord’s architect, and Tenant shall have the right to review and approve any submission to TDSHS before it is submitted by Landlord or Landlord’s architect. In order to obtain Final Approval from TDSHS, (i) the Facility must meet the requirements of TDSHS, and (ii) the Facility must be equipped with sufficient furniture,

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fixtures, and equipment to meet the requirements of TDSHS. If Final Approval is not granted by TDSHS, Tenant shall have the right to make submissions on its own behalf. Likewise, in order for Tenant to operate the Facility, Tenant must obtain accreditation with the Joint Commission (the “Accreditation”) and a certificate of occupancy from the City of Austin required for Tenant to legally and permissibly occupy the Premises (the “CO”). The parties stipulate and agree that the Tenant, at its sole cost and expense, will supply and install the furniture, fixtures and equipment described on Exhibit E attached hereto, and any other personal property necessary to obtain licensure by TDSHS (which obligations are referred to herein as “Tenant’s Fixture Obligations”). Except for Tenant’s Fixture Obligations, Landlord shall construct and complete the Improvements and any other physical improvements to the Land or Facility pursuant to the Work Letter attached hereto as Exhibit G that are Landlord’s responsibility, as necessary for Tenant to obtain Final Approval from TDSHS, the Accreditation and the CO. Tenant, at its sole cost and expense, is responsible for any “operational” requirements imposed on Tenant by TDSHS and the Joint Commission which do not require physical improvements to the Land or Facility.

As clarification, except as otherwise expressly set forth herein, all license(s), approval(s), permit(s), certification(s) or accreditation(s) to commence operations of the Leased Property for Tenant’s Permitted Use (other than as provided above) shall be applied for by Tenant in a timely manner. Except as otherwise expressly set forth herein, Landlord is not responsible for completing such license(s), approvals(s), permit(s), certification(s) or accreditation(s); provided, however, Landlord shall construct and complete the Improvements in such a manner and condition that the Leased Property will meet the requirements of TDSHS, the Joint Commission and the City of Austin’s requirements for issuance of the CO. In no way shall Landlord be responsible for a failure, rejection or denial of approval of any permit or license due to Tenant’s failure to perform the Tenant’s Fixture Obligations, Tenant’s responsibilities in this Section 5.1, or pursuant to the Work Letter attached as Exhibit G hereto. Nor shall Landlord be responsible for performing or completing “Tenant’s Work” (as defined therein). However, the parties stipulate and agree that Substantial Completion of Landlord’s Work shall not be achieved if the Leased Property is not delivered in a condition that, so long as Tenant performs its obligations hereunder, (a) Tenant may obtain Final Approval from TDSHS, and (b) the CO is issued by the City of Austin.

Prior to the taking of possession, Tenant and Landlord will prepare the Punchlist related to the Leased Property in the manner contemplated in the Work Letter attached hereto as Exhibit G. All Punchlist Items will be completed or corrected at the expense of Landlord, if the Punchlist Items are part of Landlord’s Work under the Work Letter attached hereto as Exhibit G. Tenant’s taking of possession prior to the completion of the Punchlist Items shall not relieve Landlord from any obligation to complete any of Landlord’s Work to be performed by Landlord under the terms of the Work Letter attached hereto as Exhibit G.

(b)         Commencement Date. Landlord and Tenant acknowledge that the Commencement Date of this Lease shall be the first day of the calendar month following the date on which Landlord has achieved Substantial Completion of Landlord’s Work under the Work Letter attached hereto as Exhibit G.

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(c)          State Licensure and Accreditation Related to Operations of the Leased Property. Except for the CO (which shall be Landlord’s responsibility as provided in subsection (a) above) and the Final Approval (which Landlord shall apply for, as provided in subsection (a) above), Tenant must timely apply for (and provide Landlord with a copy of) and use commercially reasonable efforts to obtain all licenses and permits required by any applicable governmental authority for the operation of the in-patient rehabilitation facility. Except for Landlord’s responsibilities to construct and complete the Improvements pursuant to this Lease and the Work Letter attached hereto as Exhibit G, any other improvements, fixtures or personal property or other work or matters to be completed that are necessary for Tenant to obtain any required license(s), approvals(s), permit(s), certification(s) or accreditation(s) to operate the Leased Property for its Permitted Use shall be Tenant’s sole responsibility and cost, including the items set forth on Exhibit E attached hereto.

5.3         Use of the Leased Property and Exclusivity. After the Commencement Date and during the entire Term, Tenant shall use or cause to be used the Leased Property only as a hospital, a licensed long term acute care facility, an in-patient or outpatient rehabilitation facility, an outpatient surgery center, a psychological hospital, a skilled nursing facility or for such other uses as are incidental thereto (the “Permitted Use”). Tenant shall not use the Leased Property or any portion thereof for any other use, business, or activity, without the prior written consent of Landlord.

(a)          Tenant covenants that at its own cost and expense during the Lease Term, it will obtain and maintain all material governmental approvals needed to use and operate the Leased Property for its Permitted Use in compliance with all applicable Legal Requirements. Tenant shall provide Landlord with a copy of any renewal of any permit or license issued to Tenant, including any renewal of Tenant’s TDSHS approval, within ten (10) days of Landlord’s written request for same.

(b)         At any time while this Lease is in effect, neither Landlord nor any affiliates or subsidiaries shall directly or indirectly develop or enter into any agreement to develop (collectively “Assist in Development”) a physical rehabilitation facility competitive with the business conducted by Tenant at the Leased Property within the County of Travis County, Texas. For the purposes hereof, and without limiting the generality of the foregoing, Landlord shall be deemed to Assist in Development such a business indirectly if Landlord shall become a member of a joint venture or partnership, or manager, shareholder, officer or director of a corporation, that Assists in Development of such a competitive business. The foregoing restrictions shall not, however, prevent Landlord from (1) Assisting in Development a facility within Travis County. Texas whose primary purpose is not a physical rehabilitation facility competitive with the business conducted by Tenant at the Leased Premises but at. which physical rehabilitation services are rendered so long as such rehabilitation services are incidental to the other non-competitive services offered in such facility, or (2) acquiring, owning and leasing other physical rehabilitation facilities within Travis County, Texas, which physical rehabilitation facilities constitute a portion of a larger group or portfolio of healthcare facilities acquired by Landlord or its affiliates. In the event of any termination of this Lease by reason of Landlord’s default, Landlord agrees not to Assist in Development of any such competitive business within the County of Travis, Texas for a period of time equal to the remainder of the term of the Lease if it had not been terminated.

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(c)          Tenant shall not commit or suffer to be committed any material waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon.

(d)          Tenant shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition, to be used in such a manner as (i) might reasonably tend to impair Landlord’s (or Tenant’s, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably result in a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

(e)          Tenant will not utilize any Hazardous Materials on the Leased Property except in substantial accordance with applicable Legal. Requirements and will not permit any contamination or release of Hazardous Materials which may require remediation under any applicable Hazardous Materials Law. Tenant agrees not to dispose of any Hazardous Materials or substances within the sewage system of the Leased Property in violation of any applicable Hazardous Materials Law.

At Tenant’s sole liability, risk, cost and expense, Tenant shall provide proper receptacles and containers for all bio-hazardous medical waste and shall make such arrangements for the disposal of same as shall be necessary, proper and/or required for the health and safety of the occupants and users of the Leased Property. All such disposal shall be in strict compliance with applicable laws and regulations. Landlord may, but shall not be obligated to, review and approve such arrangements (in which case such approval shall not be unreasonably withheld, conditioned or delayed), but no such review or approval shall impose any liability on Landlord with respect to such disposal. Landlord assumes no duty, obligation or liability with respect to Tenant’s bio-hazardous medical waste.

Except as required in connection with the ordinary course of operating Tenant’s business in a manner consistent with the Permitted Use of the Leased Property, Tenant shall not engage in any activity in, on or about the Leased Property which constitutes a Reportable Use (as hereinafter defined) of Hazardous Materials without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all applicable laws. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, or (ii) the generation, possession, storage of, transportation, or disposal of a Hazardous Material that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with any governmental authority. Reportable Use shall also include Tenant’s being responsible for the presence in, on or about the Leased Property of a Hazardous Material with respect to which any applicable law requires that a notice be given to persons entering or occupying the Leased Property. Notwithstanding the foregoing, Tenant shall be permitted, without Landlord’s prior consent, but in compliance with all applicable laws, to use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant’s business on the Leased Property, so long as such use is not a Reportable Use and does not expose the Leased Property or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability thereof. In addition, Landlord may but without any obligation to do so, condition its consent to the use or presence of any Hazardous Materials, activity or storage tank by Tenant upon Tenant giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Leased Property and the environment against damage,

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contamination or injury and/or liability therefrom or therefor, including; but not limited to, the installation (and removal on or before Lease’s expiration or earlier termination) of reasonably necessary protective modifications to the Leased Property (such as concrete encasements); the deposit of security in an amount reasonably determined by Landlord to be held by Landlord under this Lease for assurance thereof; or the purchase, at Tenant’s expense, of additional insurance covering such risks.

If Tenant knows, or has reasonable cause to believe, that a Hazardous Material, or a condition arising or resulting from same, has come to be located in, on, under or about the Leased Property, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a true copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceedings given to, or removed from, any governmental authority or private party, or persons entering or occupying the Leased Property, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Material or bio-hazardous medical waste or contamination in, on, or about the Leased Property, including but not limited to all such documents as may be involved in any Reportable Use involving the Leased Property.

Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, mortgagees and ground lessors, if any, and the Leased Property, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, reasonable costs, claims, liens, expenses, penalties, permits and attorney’s and consultant’s fees arising out of or involving any Hazardous Materials, or storage tank brought onto or generated at the Leased Property by or for Tenant or under Tenant’s control. Tenant’s obligations under this subparagraph shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of reasonable investigation (including consultant’s and attorney’s fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Materials unless specifically so agreed by Landlord in writing at the time of such agreement.

5.4         Management of Facility. The Facility shall be self-managed by Tenant or its Affiliates. At its own cost and expense, Tenant shall employ such clinical, clerical and administrative personnel as may be required for proper operation of the Facility ( “Tenant Employees”) or shall enter into service contracts for such clinical, clerical and administrative personnel as may be required for proper operation of the Facility ( “Service Contract Employees”). Tenant shall be solely responsible for all employment or employment-related decisions with respect to Tenant Employees. Tenant Employees and Service Contract Employees shall not for any purpose be, be deemed to be, or be considered to be employees of Landlord. Tenant shall be solely responsible for the satisfaction of any and all obligations it assumes with respect to Tenant Employees, including without limitation, payment of wages and salaries, withholding of federal, state and local taxes, employee benefits, wage and hour obligations (including overtime), workers’ compensation, Social Security and unemployment insurance. Tenant shall comply with all federal, state and local laws, rules and regulations respecting the

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employment and the provision of equal employment opportunities to Tenant Employees working in the Facility and those respecting occupational health and safety of hospital workers.

5.5         Landlord to Grant Easements. Landlord will, from time to time, at the reasonable request of Tenant and at Tenant’s cost and expense, but subject to the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed (a) grant easements and other rights in the nature of easements, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property). The parties acknowledge and agree that Landlord’s consent for any such easement, dedication, covenant, restriction, annexation or release may be withheld by Landlord, if in Landlord’s reasonable opinion, such easement, dedication, covenant, restriction, annexation or release would materially increase Landlord’s expenses or obligations or adversely impact the value of the Leased Property.

ARTICLE 6.

LEGAL, INSURANCE AND FINANCIAL REQUIREMENTS

6.1         Compliance with Legal and Insurance Requirements. Subject to Article 8 regarding capital additions and Article 10 relating to permitted contests, Tenant, at its expense, will with reasonable promptness (a) comply with all material and Insurance Requirements, in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural change in any of the Improvements or interfere with the use and enjoyment of the Leased Property, unless resulting from defective work performed by Landlord, any agent or employee of Landlord or contractor employed by Landlord, to the extent Landlord is responsible hereunder for repairing such defective work, and (b) directly or indirectly with the cooperation of Landlord, but at Tenant’s sole cost and expense, procure, maintain and comply with all material licenses, certificates of need and other authorizations required for (i) the use and operation of the Leased Property for its Permitted Use, and for (ii) the proper erection, installation, operation and maintenance of the Improvements or any part thereof, including any Capital Additions.

6.2         Legal Requirement Covenants. Tenant covenants and agrees that the Leased Property shall not be used for any unlawful purpose. Tenant shall, directly or indirectly with the cooperation of Landlord, but at Tenant’s sole cost and expense, acquire and maintain all material licenses, certificates, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Permitted Use and any other use conducted on the Leased Property as may be permitted by Landlord from time to time hereunder. Tenant further covenants and agrees that Tenant’s use of the Leased Property and Tenant’s maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable Legal Requirements.

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ARTICLE 7.

REPAIRS; RESTRICTIONS AND ANNUAL INSPECTIONS

7.1          Maintenance and Repair.

(a)         Tenant, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto in good order and repair (whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements, the age of the Leased Property or any portion thereof), and, except as otherwise provided below and in Articles 12 and 13, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, capital or non-capital, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition first arising after the Commencement Date of this Lease (concealed or otherwise). All repairs shall to the extent reasonably achievable, be at least equivalent in quality to the original work performed by Landlord and shall be accomplished by Tenant or a party selected by Tenant. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or usefulness of the Leased Property or any part thereof for the Permitted Use.

(b)          Except for the use of any insurance proceeds as set forth in Sections 12.1 and 12.2 hereof, Landlord shall not under any circumstances be required to build or rebuild the Improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, capital or non-capital foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property in any way.

(c)          Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any particular labor or services or the furnishing of any particular materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the finishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property or any portion thereof.

(d)         Unless Landlord shall convey any of the Leased Property to Tenant pursuant to the provisions of this Lease, Tenant will, upon the expiration or prior termination of this Lease, vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was originally received from Landlord, except for: (i) ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the entire Term); (ii) damage caused by the negligence or willful acts of Landlord; (iii) damage or destruction described in Article 12; (iv) damage resulting from a Taking described in Article 13 which Tenant is not required by the terms of this Lease to repair or restore; and (v) except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease.

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(e)          Notwithstanding anything in this Lease to the contrary, Landlord shall cause the Leased Property to comply with the Americans with Disabilities Act of 1990 (“ADA”) and Texas Accessibility Standards (“TAS”), and all rules, regulations and guidelines promulgated thereunder, as the same apply to public areas of the Leased Property as of the Commencement Date, but not thereafter. Tenant shall be responsible for undertaking all work required to comply with the retrofit requirements of the ADA and TAS, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the Leased Property after the Commencement Date or by Tenant’s specific use of the Leased Property.

7.2         At any time during the Term, if the roof, foundation, structural elements, exterior walls, HVAC system, electrical system, or plumbing system (or a material portion thereof) requires replacement or repairs, and if such replacement or repair must be capitalized in accordance with generally accepted accounting principles, consistently applied (“GAAP”), Landlord shall replace or repair such item, unless such replacement is necessary due to damage caused by or improper maintenance by Tenant or its employees, agents, patients, visitors, contractors or subcontractors. The costs of such repair or replacement shall be amortized over the useful life of such repair or replacement in accordance with GAAP, and as additional Minimum Rent hereunder, Tenant shall pay to Landlord, on a monthly basis, the “Amortization Amount” for the months of the amortization period that fall within the Term (including any Extension Term). The “Amortization Amount” shall mean the monthly amortization or depreciation of the cost of such replacement item based on the applicable amortization (depreciation) period, using straight-line amortization (depreciation), with interest at the Prime Rate. For example: if (i) Landlord replaces a material portion of the HVAC system at a cost of $100,000 at the beginning of the 15th year of the Initial Term, (ii) the proper amortization period for such repair in accordance with GAAP is 90 months, and (iii) the then applicable Prime Rate is six percent (6%), then during such 15th year, Tenant shall pay each month to Landlord the amount of $1,177.78 ($100,000/90 x 1.06) as additional Minimum Rent. If Tenant renews the Lease for the first Renewal Term and second Renewal Term, Tenant shall continue to pay such additional Minimum Rent during the first Renewal Term and during the first 18 months of the second Renewal Term. Notwithstanding the foregoing, if damage to the foregoing items is caused by Tenant or its employees, agents, patients, visitors, contractors or subcontractors, then Tenant will be required to reimburse Landlord for the costs and expenses incurred by Landlord in making such repairs or replacements, which must be paid to Landlord within fifteen (15) days after Tenant receives a written request from Landlord for same, accompanied by documentation reasonably evidencing such costs and expenses. Additionally, if Tenant does not employ a licensed HVAC technician, then Tenant, at its sole cost and expense must maintain in force a maintenance contract for the HVAC system, and Landlord shall have no obligation hereunder for repairs or replacements of the HVAC system if Tenant does not perform its obligations under this sentence.

7.3        Encroachments; Restrictions. If any of the Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any applicable Legal Requirement, or the Permitted Exceptions, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Landlord, Tenant shall, at its expense, subject to its right to contest the existence of any encroachment, violation or

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impairment, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant, or (b) make such changes in the Improvements, and take such other actions, as Landlord in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Facility for the Permitted Use substantially in the manner and to the extent the Facility was operated prior to the assertion of such violation or encroachment. However, Tenant shall have no such liability or obligations if such encroachment, violation, or impairment was present at the Commencement Date of the Lease. Any such alteration shall be made in conformity with the applicable requirements of Article 8. Tenant’s obligations under this Section 7.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.

ARTICLE 8.

CAPITAL ADDITIONS

8.1         Construction of Capital Additions to the Leased Property. Except as set forth in subsection (a) below, Tenant may not make any alterations or construct or install any Capital Additions on the Leased Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Prior to commencing construction of any alteration or Capital Addition, Tenant shall submit to Landlord in writing a proposal setting forth in reasonable detail any proposed Capital Addition (unless expressly permitted by subsection (a) below), together with plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition, and the identity of the general contractor (the “Request”). Without limiting the generality of the foregoing, such Request shall indicate the approximate projected cost of constructing and time to complete construction of such Capital Addition and the use or uses to which it will be put. Within fifteen (15) days after receipt of Tenant’s Request, Landlord shall request any additional. information that it may require in order to evaluate Tenant’s Capital Addition proposal, and Landlord shall approve or disapprove of the proposed Capital Addition no later than thirty (30) days following any request from Tenant. Landlord’s failure to respond within said thirty (30) day period shall constitute its approval. Any notice of disapproval from Landlord shall include a written summary of Landlord’s stated reasons for disapproval. With respect to any expansion of the Facility (other than the Expansion, as defined in Section 36 below, or alterations to the Premises in conjunction with the construction of the Expansion) which is approved by Landlord and which affects the structural integrity of the Facility or the mechanical, electrical or plumbing systems of the Facility, if Landlord performs construction management services with respect to such expansion, Tenant shall pay Landlord a construction management fee equal to five percent (5%) of the cost of such expansion, one-half of which fee shall be paid prior to the commencement of construction of such expansion and the remaining one-half of the fee shall be paid within ten (10) days after substantial completion of such expansion. With respect to any Capital Addition not covered by the previous sentence, which Capital Addition affects the structural integrity of the Facility or the mechanical, electrical or plumbing systems of the Facility, Tenant shall reimburse Landlord for its reasonable out of pocket expenses in connection with such Capital Addition,

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such as engineering and/or architectural fees, and the reasonable travel and lodging costs incurred by Landlord and its engineer and/or architect, which amount shall be paid to Landlord within ten (10) days after substantial completion of such Capital Addition. None of the foregoing fees shall be charged in conjunction with the Expansion (as defined in Section 36 below) or any alterations to the Premises in conjunction with the construction of the Expansion. Nothing herein shall authorize Tenant to construct the Expansion.

(a)          Notwithstanding any other provision of this Article 8 to the contrary, in no event shall Tenant be required to obtain the consent of Landlord to construct (or notify Landlord of the construction of) a Capital Addition that is budgeted to cost less than $200,000.00, unless such Capital Addition will affect the structural integrity of the Facility or the mechanical, electrical or plumbing systems of the Leased Property.

(b)          No Capital Addition shall be made which would tie in or connect any Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including tie-ins of buildings or other structures or utilities, unless Tenant shall have obtained the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All proposed Capital Additions shall be architecturally integrated and generally consistent with the Improvements.

8.2        Title to Additions. Title to all additions, whether a Capital Addition or non-Capital Addition, modifications and improvements shall, without payment by Landlord at any time, be included under the terms of this Lease and, upon expiration or earlier termination of this Lease, shall pass to and become the property of Landlord; provided, however, that all personal property and equipment of Tenant, regardless of whether affixed to the Leased Property, shall remain Tenant’s property.

ARTICLE 9.

LIENS

Subject to the provisions of Article 10 relating to permitted contests, Tenant will not directly or indirectly create or suffer to exist and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease (including any amendments thereto), (b) the Permitted Exceptions set forth in Exhibit B attached hereto, (c) the Facility Mortgage, (d) restrictions, liens and other encumbrances which are consented to in writing by Landlord, or any easements granted pursuant to the provisions of Section 5.5 of this Lease, (e) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet due and payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article 10, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that any such liens are in the process of being contested as permitted by Article 10, (h) any Encumbrance placed on the Leased Property by Landlord, and (i) liens on Tenant’s personal property or equipment that is personal property.

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ARTICLE 10.

PERMITTED CONTESTS

Tenant may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, lien, attachment, levy, encumbrance, charge or claim (collectively, “Charge”) not otherwise permitted by Article 9, which is required to be paid or discharged by Tenant; provided that (a) Tenant shall give prompt written notice to Landlord of such contest; (b) in the case of an unpaid Charge, the commencement and continuation of such proceedings, or the posting of a bond or certificate of deposit as may be permitted by applicable law, must operate to suspend the right of the governmental agency or third party to collect such Charge from Landlord and/or the Leased Property, and if a bond or certificate of deposit is required by law, Tenant must post or provide such bond or certificate of deposit; (c) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; (d) Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; and (e) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or otherwise comply with the applicable Charge; provided further that nothing contained herein shall be construed to permit Tenant to contest the payment of Rent, or any other sums payable by Tenant to Landlord hereunder.

Landlord shall not be required to join in any proceedings unless the provisions of any law, rule or regulation at the time in effect may require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord’s name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney’s fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorney’s fees), reasonable, out-of-pocket costs and expenses or, on demand, to make reimbursement to Landlord for such payment.

Tenant shall defend, indemnify and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom, except as may result from Landlord’s own actions or omissions.

ARTICLE 11.

INSURANCE

11.1      General Insurance Requirements. During the Term of this Lease, Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property insured, with the kinds and amounts of insurance as described below and written by companies authorized to do insurance business in the state in which the Leased Property is located, having an A.M. Best Insurance Reports rating of not less than “A,” and a financial size category of not less than “VIII.” The policies must name Landlord as the primary insured, except that any liability policy shall name Landlord as an additional insured. In addition, the policies shall name as an additional insured the holder ( “Facility Mortgagee”) of any mortgage, deed of trust or

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other security agreement securing any encumbrance placed on the Leased by Landlord ( “Facility Mortgage”), if any, by way of a standard form of mortgagee’s loss payable endorsement. Any loss adjustment in excess of $100,000.00 under a liability policy shall require the written consent of Landlord and each affected Facility Mortgagee. Upon Landlord’s written request, a copy of the insurance policy (and endorsements) or such other evidence of insurance reasonably acceptable to Landlord and its Facility Mortgagee(s) shall be supplied to Landlord and such Facility Mortgagee(s). The policies on the Leased Property, including the Improvements, the Fixtures and the Personal Property, shall insure against the following risks:

(a)          Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as “Special Form” (formerly “All Risk”) and all physical loss perils, including sprinkler leakage, in an amount not less than 100% of the then Full Replacement Cost thereof (as defined below in Section 11.2) with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer together with an agreed value endorsement and business interruption insurance (in an amount at least equal to twelve (12) months of Rent due under this Lease), and losses shall be payable to Landlord or the Facility Mortgagee;

(b)         Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Landlord from time to time, and losses shall be payable to Landlord or the Facility Mortgagee;

(c)         Loss of rental under a rental value insurance policy covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards described in Sections 11.1(a) or 11.1(b), in an amount sufficient to prevent Tenant from becoming a co-insurer, and losses shall be payable to Landlord or the Facility Mortgagee; provided that in the event that Tenant shall not be in default hereunder and Landlord shall receive any proceeds from such rental insurance which, when added to rental amounts received by Landlord from Tenant with respect to the applicable time period, exceed the amount of rental owed by Tenant hereunder, Landlord shall immediately pay such excess to Tenant;

(d)         Loss or damage by hurricane, earthquake, or any natural disaster in the amount of the Full Replacement Cost, after deductible, and losses shall be payable to Landlord or the Facility Mortgagee;

(e)         Claims for personal injury or property damage under a policy of comprehensive general public liability insurance including insurance against assumed or contractual liability including indemnities, under this Lease, with amounts not less than $2,000,000.00 per occurrence in respect of bodily injury and death and $6,000,000.00 for property damage and an umbrella policy in an amount of $2,000,000.00;

(f)         Flood (only if the Leased Property is located in whole or in part within a flood hazard area beginning with the letter “A” or “V”) and such other hazards and in such amounts as may be customary for comparable properties in the area and if available from insurance companies authorized to do business in the state in which the Leased Property is located, and losses shall be payable to Landlord or the Facility Mortgagee;

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(g)           If Tenant shall engage or cause to be engaged any contractor to perform any material work on the Leased Property (for purposes of this particular provision material shall mean in excess of $200,000.00), including work related to the construction of any Capital Addition by Tenant, Tenant shall require such contractor to carry and maintain insurance coverage comparable to the foregoing requirements set forth in Section 11.1(e) above and builder’s risk insurance in amounts sufficient to cover the Full Replacement Cost of the Leased Property (excluding the Land), at no expense to Landlord; provided that Tenant may allow any such contractor to carry or maintain alternative coverage in reasonable amounts upon Landlord’s prior written consent, which shall not be unreasonably withheld. In the event of the construction of any Capital Addition to the Leased Property, Tenant and/or its general contractor(s) shall obtain and maintain during the course of such Capital Addition construction, builder’s risk insurance in amounts sufficient to cover the budgeted cost of the Capital Addition and Full Replacement Cost of the Leased Property (excluding the Land).

11.2       Replacement Cost. The term “Full Replacement Cost” as used herein shall mean the actual replacement cost of the Facility from time to time, without deduction for physical depreciation, and including an increased cost of construction endorsement. In the event either Landlord or Tenant believes that the Full Replacement Cost has increased or decreased at any time during the Term, either party shall have the right, although such right may not be exercised by a single party more frequently than once in a single five (5) year period, and at the electing party’s expense to have such Full Replacement Cost redetermined by the insurance company which is then providing the largest amount of casualty insurance carried on the Leased Property, hereinafter referred to as the “impartial appraiser.” The party desiring to have the Full Replacement Cost so re-determined shall forthwith, on receipt of such determination by the impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Article to the amount so determined by the impartial appraiser.

11.3      Additional Insurance. In addition to the insurance described above, Tenant shall maintain such additional insurance as may be reasonably required from time to time by Landlord or any Facility Mortgagee which is consistent with insurance coverage for similar buildings in the city, county and state where the Leased Property is located, or required pursuant to any applicable Legal Requirement and shall at all times maintain adequate worker’s compensation insurance coverage for all persons employed by Tenant on the Leased Property, in accordance with all applicable Legal Requirements.

11.4      Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property, the Fixtures, the Facility and/or the Personal Property, including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such a waiver clause or endorsement so long as the same is obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may request and pay the same, but shall not be obligated to do so.

11.5     Form of Insurance. Tenant shall pay all premiums for insurance required hereby and deliver such policies or certificates thereof to Landlord prior to their effective date (and, with

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respect to any renewal policy, at least thirty (30) days prior to the expiration of the existing policy). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, to give to Landlord prior written notice before the policy or policies in question shall be altered, allowed to expire or canceled.

11.6      Change in Limits. In the event that Landlord shall at any time reasonably and in good faith believe the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance shall be determined by an impartial third party selected by the parties the costs of which shall be divided equally between the parties. Such redeterminations, whether made by the parties or by arbitration, shall be made no more frequently than every five (5) years. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts reasonably required by any Facility Mortgagee.

11.7      Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant or any member of Tenant; provided that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under separate policies meeting all other requirements of this Lease; provided further that the requirements of this Article 11 are otherwise satisfied.

11.8      No Separate Insurance. Without the prior written consent of Landlord, Tenant shall not, on Tenant’s own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article 11 to be furnished by, or which may reasonably be required by a Facility Mortgagee to be furnished by, Tenant, or increase the amounts of any then-existing insurance required under this Article 11 by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Lease. Tenant shall immediately notify Landlord of the taking out of any such separate insurance or of the increasing of any of the amounts of the then-existing insurance required under this Article 11 by securing an additional policy or additional policies.

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ARTICLE 12.

FIRE AND CASUALTY

12.1       Repair Estimate. If the Facility is damaged by fire or other casualty (a “Casualty”), Landlord shall, within sixty (60) days after Landlord learns of such Casualty, deliver to Tenant a good faith written estimate in writing (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty and an estimated date by which the repairs will be completed.

12.2       Landlord’s and Tenant’s Right to Terminate. If (a) a Casualty damages a material portion of the Facility, and Landlord makes a good faith determination that restoring the Facility would be uneconomical, or (b) Landlord is required to pay any insurance proceeds arising out of the Casualty to a holder of a Facility Mortgage and such holder elects to apply such insurance proceeds to the Facility Mortgage, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and all Rent due from Tenant to Landlord hereunder shall be abated as of the date of the Casualty. If the Landlord’s Damage Notice states that the estimated date for completion of repairs is more than two hundred seventy (270) days following the date of the Casualty, then Tenant may elect to terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and all Rent hereunder shall be abated as of the date of the Casualty. If neither party terminates the Lease as set forth herein, Landlord shall, at Landlord’s sole expense, repair the Leased Property to substantially the same condition as existed immediately before the Casualty. During the period in which repairs and restoration are being made to the Leased Property, Rental for the portion of the Leased Property rendered untenantable by the damage shall be abated on a reasonable basis from the date of the Casualty until the completion of the repair.

ARTICLE 13.

CONDEMNATION

13.1      Parties’ Rights and Obligations. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article 13.

13.2      Total Taking. If there is a Taking of all of the Leased Property by Condemnation, this Lease shall terminate effective as of the Date of Taking, and the Minimum Rent and all Additional Charges paid or payable hereunder shall be apportioned and paid to the Date of Taking.

13.3      Partial Taking. If there is a Taking of any material part of the Leased Property, but less than all of the Leased Property, or if Landlord is required to pay any of the proceeds received for a Taking to a holder of a Facility Mortgage, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate, and Rent shall be apportioned as of the Date of Taking. If there is a Taking of any material part of the Leased Property, but less than all of the Leased Property, and the Taking materially and adversely affects Tenant’s use and enjoyment of the Leased Property, then this

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Lease, at the option of Tenant, exercised by written notice to Landlord within thirty (30) days after such Taking, shall terminate, and Rent shall be apportioned as of the Date of Taking. If neither party terminates this Lease, then (i) Rent shall be abated on a reasonable basis as to that portion of the Leased Property rendered untenantable by the Taking, and (ii) Landlord shall, subject to the terms of the Facility Mortgage, take such proceeds of any Award as shall be necessary and restore the Leased Property, at its own expense, to the extent possible, to substantially the same condition as existed immediately before the partial Taking.

13.4      Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Improvements and other improvements taken, except that Tenant shall be entitled to separately pursue a claim against the condemnor for the value of Tenant’s personal property, equipment and trade fixtures which Tenant is entitled to remove under this Lease, moving costs, and loss of business.

13.5      Temporary Taking. The Taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than twelve (12) months. During any such twelve (12) month period all the provisions of this Lease shall remain in fill force and effect, and the Rent shall not be abated or reduced during such period of Taking; provided that Tenant will receive any compensation from the Taking authority as a result of such temporary Taking.

ARTICLE 14.

DEFAULT

14.1      Events of Default. The occurrence of any one or more of the following events shall constitute events of default (individually, an “Event of Default” and, collectively, “Events of Default”) hereunder:

(a)         if Tenant shall fail to make a payment of the Rent or any other sum required to be paid by Tenant hereunder when the same becomes due and payable and such failure continues for a period of ten (10) days after written notice from Landlord to Tenant; or

(b)         if Tenant or any other person uses or operates the Leased Property for any use other than the Permitted Use; or

(e)         if Tenant shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of sixty (60) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of sixty (60) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, provided, however, that the time within which Tenant shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay; or

(d)         if Tenant, any of its subsidiaries or members, or Guarantor shall:

(i)        admit in writing its inability to pay its debts generally as they become due,

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(ii)         file a petition in bankruptcy or a petition to take advantage of any insolvency law,

(iii)       make an assignment for the benefit of its creditors,

(iv)        consent to the appointment of a custodian (including without limitation a trustee or receiver) of itself or of the whole or any substantial part of its property, or

(v)         file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or

(e)          if final judgment for the payment of money shall be rendered against Tenant, any of its subsidiaries or members, or Guarantor, and Tenant or any such subsidiary or member, or Guarantor, as the case may be, shall not discharge or cause the same to be discharged within ninety (90) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered and secure a stay of execution pending such appeal, or

(f)           if RehabCare shall default on its obligations under the Lease Guaranty attached hereto as Exhibit F, or

(g)          if any of the representations or warranties made by Tenant, any of its subsidiaries or members and Tenant or any such subsidiary or member, as the case may be, in this Lease prove to have been untrue in any material respect when made, and to the extent such untrue representation or warranty is not cured within thirty (30) days after receipt by Tenant of written notice thereof from Landlord, or

(h)         if the Financial Statements of Tenant, any of its subsidiaries or members or Guarantor, or any subsidiary or member of Guarantor, as the case may be, provided under this Lease to Landlord in connection with the execution of this Lease prove to have been untrue in any material respect when made, and reliance on such Financial Statements causes an adverse impact to Landlord.

14.2      Remedies. If an Event of Default shall have occurred, Landlord shall have the right at its election, then or at any time thereafter, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law or by other provisions of this Lease, without further notice or demand, except as hereinafter provided:

(a)         Without any notice or demand whatsoever, Landlord may take any one or more actions permissible at law to ensure performance by Tenant of Tenant’s covenants and obligations under this Lease. In this regard, it is agreed that if Tenant abandons or vacates the Leased Property, Landlord may enter upon and take possession of such Leased Property in order to protect it from deterioration and continue to demand from Tenant the monthly Minimum Rent and the Additional Charges provided in this Lease. It is further agreed in this regard that in the event of any Event of Default described in this Article 14, Landlord shall have the right to enter upon the Leased Property and do whatever Tenant’ is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which

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Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action provided that Landlord is not negligent in the performance of Tenant’s lease obligations.

(b)          Landlord may by written notice to Tenant terminate Tenant’s possession of the Leased Property without terminating the Lease, in which event Tenant shall immediately surrender the Leased Property to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearage in rent (including any interest which may have accrued pursuant to Section 2.3 of this Lease or otherwise), enter upon and take possession of the Leased Property and expel or remove Tenant and any other person who may be occupying the Leased Property or any part thereof. If Landlord elects to proceed under this Section 14.2(b), Landlord may remove all of Tenant’s property from the Leased Property and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use good faith, commercially reasonable efforts to relet and thereby mitigate its damages but shall have no absolute obligation to relet. If Landlord does elect to relet the Leased Property, such action by Landlord shall not be deemed as an acceptance of Tenant’s surrender of the Leased Property unless Landlord expressly notifies Tenant of such acceptance in writing, Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant’s agent. Until the Leased Property is relet Tenant shall pay to Landlord on or before the first day of each calendar month the monthly Minimum Rent and other Additional Charges provided in this Lease. After the Leased Property has been relet by Landlord, Tenant shall pay to Landlord on the tenth (10th day of each calendar month the difference between the monthly Minimum Rent and Additional Charges provided in this Lease for the preceding calendar month and that actually collected by Landlord for such month; provided that such collections are less. than the Minimum Rental and Additional Charges due under this Lease. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month in excess of the monthly Minimum Rent and Additional Charges provided in this Lease shall be credited to Tenant in reduction of Tenant’s liability for any calendar month for which the amount collected by Landlord will be less than the monthly Minimum Rent and Additional Charges provided in this Lease; but Tenant shall have no right to such excess other than the above described credit; or

(c)         When Landlord desires, Landlord may demand a final settlement by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 14.3, and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (B) the then present fair value of the Leased Property for the remainder of the Term discounted to present value at the Prime Rate.

(d)         Additionally, without notice but in accordance with all applicable laws and regulations, Landlord may alter locks or other security devices at the Leased Property to deprive

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Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant until such Event of Default is cured; provided, however, Landlord shall allow Tenant access to the Leased Property so as to gain access to patient records or to avoid a violation by the Leased Property, Tenant, or Landlord of any applicable federal or state law regarding patient’s rights, confidentiality of patient records, or any similar health, access, or medical law.

The rights and remedies of Landlord hereunder are cumulative, and pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law or equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.

14.3       Additional Expenses. Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys’ fees and reasonable, out-of-pocket expenses) in (1) obtaining possession of the Leased Property, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Leased Property into condition acceptable to a new tenant whose business is a Permitted Use, (4) if Tenant is dispossessed of the Leased Property and this Lease is not terminated, reletting all or any part of the Leased Property (including advertising costs, brokerage commissions, cost of tenant finish work, and other reasonable costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, (6) enforcing, or advising Landlord of its rights, remedies, and recourses arising out of the Event of Default, (7) any increase in insurance premiums caused by the vacancy of the Leased Property, (8) all fees and expenses incurred by Landlord as a direct or indirect result of any appropriate action by a Facility Mortgagee, and (9) a reasonable allowance for Landlord’s administrative efforts, salaries and overhead attributable directly or indirectly to Tenant’s default and Landlord’s pursuing the rights and remedies provided herein and under applicable law.

14.4      No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

14.5     Waiver. If this Lease is terminated pursuant to law or the provisions of Section 14.1, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, reentry or repossession and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

14.6     Application of Funds . All payments otherwise payable to Tenant which are received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Tenant’s obligations in the order which

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Landlord may reasonably determine or as may be prescribed by the laws of the state in which the Facility is located.

ARTICLE 15.

PURCHASE OF THE LEASED PROPERTY

Intentionally Deleted.

ARTICLE 16.

HOLDING OVER

If Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or any earlier termination of the Term hereof, such possession shall be construed to be a monthly tenancy during which time Tenant shall pay as rental each month, for the first three (3) months of such month to month tenancy, (a) monthly Minimum Rent as set forth in the immediately preceding complete rent year, increased by one hundred twenty five percent (125%) plus (b) all Additional Charges accruing during such month; and plus (c) all other sums, if any, payable pursuant to the provisions of this Lease with respect to the Leased Property. Following the initial three (3) months of such month to month tenancy following expiration or early termination of the Term, Tenant shall pay as rental each month (a) one hundred fifty percent (150%) of the aggregate of one-twelfth (1/12th) of the aggregate Minimum Rent payable with respect to the immediately preceding complete Lease Year; plus (b) all Additional Charges accruing during such month; and plus (c) all other sums, if any, payable pursuant to the provisions of this Lease with respect to the Leased Property. During such period of tenancy, Tenant and Landlord shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease and to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

ARTICLE 17.

ABANDONMENT

Intentionally Deleted.

ARTICLE 18.

RISK OF LOSS

Except as otherwise provided in this Lease, during the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and those claiming from, through or under Landlord) is assumed by Tenant and, Landlord shall in no event be answerable or accountable therefore nor shall any of the events mentioned in this Section entitle Tenant to any abatement of Rent except as specifically provided in this Lease.

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ARTICLE 19.

INDEMNIFICATION

19.1       Tenant’s Indemnity. Notwithstanding the existence of any insurance provided for in Article 11, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’ fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss to property occurring on or about the Leased Property, including any claims of malpractice, (b) any use, misuse, no use, condition, maintenance or repair by Tenant of the Leased Property, (c) any Impositions which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease, (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by Tenant as landlord thereunder and (f) the violation of any Hazardous Materials Law occurring during the Lease Term, but excluding any period of time during which Landlord has re-entered and repossessed the Leased Property after Tenant’s abandonment thereof or otherwise caused by Landlord. Any amounts which become payable by Tenant under this Section 19.1 shall be paid within thirty (30) days after liability therefore on the part of Landlord is finally determined by litigation or otherwise (including the expiration of any time for appeals) and, if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same as Tenant sees fit. Landlord shall cooperate with Tenant in a reasonable manner to permit Tenant to satisfy Tenant’s obligations hereunder, including the execution of any instruments or documents reasonably requested by Tenant. Notwithstanding the foregoing, nothing herein shall be construed as indemnifying Landlord or its agents for their own negligent acts or omissions or willful misconduct. Tenant’s liability for a breach of the provisions of this Section 19.1 shall survive any termination of this Lease.

19.2      Landlord’s Indemnity. Landlord will protect, indemnify, save harmless and defend Tenant and the members of Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’ fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Tenant by reason of: (a) any accident, injury to or death of persons or loss to property occurring on or about the Leased Property during the construction of the Facility; (b) any items excluded from the definition of “Impositions” pursuant to Article 34 hereof, (c) any failure on the part of Landlord to perform or comply with any of the terms of this Lease; and (d) the violation of any Hazardous Materials Law during any period of time during which Landlord has re-entered and repossessed the Leased Property after Tenant’s abandonment thereof or otherwise caused by Landlord. Any amounts which become payable by Landlord under this Section 19.2 shall be paid within thirty (30) days after liability therefore on the part of Tenant is finally determined by litigation or otherwise (including the expiration of any time for appeals) and, if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Landlord, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant or may compromise or

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otherwise dispose of the same as Landlord sees fit. Tenant shall cooperate with Landlord in a reasonable manner to permit Landlord to satisfy Landlord’s obligations hereunder, including the execution of any instruments or documents reasonably requested by Landlord. Nothing herein shall be construed as indemnifying Tenant or its agents for their own negligent acts or omissions or willful misconduct. Landlord’s liability for a breach of the provisions of this Section 19.2 shall survive any termination of this Lease.

ARTICLE 20.

SUBLETTING AND ASSIGNMENT

20.1       Assignment or Sublease. Except as expressly permitted under Sections 20.3 or 20.4 hereof, Tenant shall not do any of the following without the prior written consent of Landlord: (i) assign, either directly or indirectly (including an assignment of Tenant’s rights hereunder occurring by merger, conversion, whether occurring directly or indirectly, or by other operation of law), sublease or delegate all or any portion of Tenant’s rights or obligations under or in respect to the leasehold estate created under this Lease, and/or (ii) permit the use of all or any part of the Leased Property by any persons other than Tenant, its agents, employees and invitees, or its Affiliates and their respective agents, employees and invitees. In no event shall any assignee or subtenant use the Leased Property for any purpose other than that permitted in Article 5.3 of this Lease without Landlord’s consent, and in no event may Leased Property be used for a Prohibited Use. In the event Tenant desires to make an assignment or enter into a sublease, Tenant shall deliver prior written notice thereof and thereafter Landlord shall provide Tenant with written information or any prohibited or limited uses of the Leased Property to any assignee or sublessee. Tenant acknowledges that making any assignment or sublease without Landlord’s prior written consent shall be void, except as set forth in Sections 20.3 or 20.4, and if Tenant makes any assignment or sublease without such consent. Landlord shall have the right (but not the obligation) at anytime to declare an Event of Default hereunder. Except as to a Permitted Assignment set forth in Sections 20.3 or 20.4 hereof, Landlord may require, as a condition precedent to consenting to any assignment or sublease, that (a) the assignee establishes to Landlord’s reasonable satisfaction such assignee’s financial ability to consistently perform the terms and obligations of this Lease, (b) the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Tenant to be kept and performed and shall be and become jointly and severally liable with Tenant for the performance thereof, (c) an original counterpart of each such assignment and assumption or sublease, duly executed by Tenant and such assignee or sublessee, as appropriate, shall be delivered promptly to Landlord, and (d) Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder. In the event Tenant desires to make a assignment or sublease that requires Landlord’s consent, Landlord’s consent shall not be unreasonably or arbitrarily withheld, conditioned or delayed.

20.2      Non-Disturbance, Subordination and Attornment. Tenant shall insert in each sublease permitted hereunder provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord hereunder, (b) in the event this Lease shall terminate before the expiration of such sublease, the subtenant thereunder will, at Landlord’s option, attorn to Landlord and waive any right the subtenant may have to terminate the sublease or to surrender possession thereunder as a result of

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the termination of this Lease and (c) in the event the subtenant receives a written notice from Landlord or Landlord’s assignees, if any, stating that Tenant is in default under this Lease, the subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the subtenant by Landlord or Landlord’s assignees, if any, as the case may be, shall be credited against amounts owing by Tenant under this Lease. Landlord hereby agrees, upon Tenant’s request, to execute a nondisturbance agreement in favor of any subtenant under any sublease permitted under Section 20.1 above; provided that any such subtenant has acknowledged all of the foregoing provisions and executed all documents required by this Section 20.2.

20.3       Permitted Subleases; Permitted Assignment to a Permitted Transferee . In the event Landlord consents to a sublease as requested by Tenant, (a) the subtenant must agree in writing to comply with the provisions of Section 20.2, (b) an original counterpart of each such sublease, duly executed by Tenant and such subtenant shall be delivered promptly to Landlord and (c) Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder and further provided that there shall be no release of the Tenant or Lease Guaranty without the express written of Landlord (permitted subtenant is referred to herein as a “Permitted Transferee”). In addition, Tenant may either directly or indirectly assign this Lease, whether occurring by actual assignment of interests, merger, conversion, or other operation of law, Transfer of membership or partnership interests in Tenant or Transfer of any shares, membership interest, partnership interest, or ownership interest in the legal entity owning the membership or partnership interests in Tenant, to a person or entity, pursuant to those requirements set forth in Section 20.4 hereof, provided that there shall be no release of the Tenant or the Lease Guaranty without the express written consent of Landlord. Any such assignee shall also be a “Permitted Transferee” for purposes hereof. Tenant shall notify Landlord in writing in advance of any change in its ownership structure, the Transfer of shares or ownership interest in the legal entity owning any partnership or membership interests in Tenant or assignment of this Lease to a Permitted Transferee and shall provide to Landlord all reasonably requested documentation relating to any such Transfer.

20.4      Permitted Assignment by Tenant or Initial Members to Third Parties. Landlord shall permit the direct or indirect assignment of this Lease by Tenant and/or sublease of the Lease whether occurring by actual assignment of interests, merger, conversion or other operation of law, to a third party (collectively the “Assignment”) if such third party is, in Landlord’s commercially reasonable opinion, of equal or better financial strength and capability as Tenant.

Landlord shall permit the direct or indirect assignment of any part of an Initial Member’s ownership interest in Tenant, whether occurring by actual assignment of interests, merger, conversion or other operation of law, to a third party (also an “Assignment”) if such third party is, in Landlord’s commercially reasonable opinion, of equal or better financial strength and capability as the Initial Member transferring the interest. Additionally, without Landlord written consent, an Initial Member of Tenant may directly or indirectly assign all or any part of such Initial Member’s ownership interest in Tenant, whether occurring by actual assignment of interests, merger, conversion or other operation of law, to the other Initial Member (also an

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“Assignment”). The transferee of any Assignment permitted pursuant to this Section 20.4 shall be a “Permitted Transferee” for purposes hereof.

At least thirty (30) days prior to the occurrence of any Assignment, merger, conversion or other similar event (collectively, an “other event”), Tenant shall deliver to Landlord notice of such Assignment or other event, together with information concerning the anticipated date for closing of the Assignment or other event and, if the proposed assignee is not an Initial Member, the proposed assignee’s Financial Statements for then current (in unaudited form if mid-fiscal year for such assignee) and the two (2) prior fiscal years. Within fifteen (15) days after delivery to Landlord of a request for Assignment or other event, Landlord shall advise Tenant whether any additional information is required. Landlord shall provide such consent or reason for withholding consent within fifteen (15) days after delivery to Landlord of notice of such Assignment or other event, and such reasonably requested financial information for assignee. Landlord’s failure to provide such consent or reason for withholding consent within such fifteen (15) day period shall be deemed disapproval. In the event Tenant desires to make a sublease or assignment of the Lease, or assignment of an Initial Member’s ownership interest in Tenant, and Landlord’s consent is required hereby, Landlord’s consent shall not be unreasonably or arbitrarily withheld, conditioned or delayed.

ARTICLE 21.

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

21.1      At any time and from time to time within twenty (20) days following written request by Landlord, Tenant will furnish to Landlord a certificate from an authorized member of Tenant, confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request, which certificate, at a minimum, shall identify Tenant and this Lease, shall certify that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm that Landlord is not in default as to any obligations of Landlord under this Lease (or if Landlord is in default, specifying any default), shall confirm whether Tenant is in default as to any obligations of Tenant under this Lease, and shall confirm the Term, the expiration date of the Term, and the amount of Minimum Rental in effect at the time of such certificate. Any such certificate furnished pursuant to this Article maybe relied upon by Landlord and any prospective purchaser of the Leased Property. If Tenant does not provide such certificate within the time period set forth herein, in addition to all other remedies available to Landlord under this Lease, Tenant shall be liable to Landlord for $1,000 for each day after the due date until the certificate is delivered to Landlord. Notwithstanding the foregoing, such $1,000 per day penalty shall only apply if Landlord, in its written request for the estoppel certificate, clearly states that Tenant’s failure to deliver the estoppel certificate to Landlord within the time period set forth herein will subject Tenant to the penalties set forth herein (and such notice shall be given in bold, all capital letters and font of not less than 14 point).

21.2      Tenant will furnish or cause to furnish the following statements to Landlord (Landlord shall keep such information confidential as set forth in Section 21.3 below):

(i)        within twenty (20) days after Landlord’s request (but not earlier than one-hundred twenty (120) days after the end of Tenant’s fiscal year), a copy of the Financial

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Statements for the preceding fiscal year of Tenant and, to the extent such Financial statements are prepared and available, as to Tenant’s general partner or managing member;

(ii)         within twenty (20) days after Landlord’s request, such other information respecting the financial performance, condition and affairs of Tenant and Tenant’s Initial Members as Landlord may reasonably request from time to time, to the extent that such information is prepared and available; and Tenant shall not be obligated to provide such information that it deems confidential and sensitive in its reasonable discretion; and

(iii)        no more than twice per year, in the event Landlord is attempting to place financing on or sell the Leased Property, within twenty (20) days after Landlord’s request, a balance sheet of Tenant as of the most recent calendar, a statement of profit and loss of Tenant on a cumulative basis through such quarter and a statement of cash flows of Tenant for such period, in each case, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant having knowledge thereof, and the foregoing financial statements all being prepared in accordance with GAAP (except as otherwise stated therein).

21.3        Landlord shall keep all information provided by Tenant confidential and shall not share such information with any third parties, other than its attorneys, accountants, lenders, financial partners and financial advisors, which persons shall covenant to kept such information confidential as well. Additionally, Landlord may share such information if specifically requested by a current or prospective Facility Mortgagee or purchaser.

ARTICLE 22.

inspection

Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property upon prior written, notice during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant, any governmental agency, any Insurance Requirements relating to the Leased Property, or imposed by law or applicable regulations.

ARTICLE 23.

QUIET ENJOYMENT

So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease, or to fail to pay any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right by separate and independent action to pursue any claim or seek any damages it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Article.

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ARTICLE 24.

NOTICES

24.1       All Notices. All notices, demands, requests, consents, approvals and other communications or documents to be provided under this Lease shall be in writing and shall be given to the party at its address or telecopy number set forth below or such other address or telecopy number as the party may later specify for that purpose by notice to the other party. Each notice shall, for all purposes shall be deemed given and received:

(i)         If given by telecopy, when the telecopy is transmitted to the party’s telecopy number specified below and confirmation of complete receipt is received by that transmitting party during normal business hours on any Business Day or on the next Business Day if not confirmed during normal business hours;

(ii)        If hand delivered to a party when the copy of the notice is delivered;

(iii)      If given by nationally recognized and reputable overnight delivery service, the day on which the notice is actually received by the party at the address of the party specified below in this Article 24; or

(iv)       If given by certified mail, return receipt requested, postage prepaid, two Business Days after posted with the United States Postal Service, at the address of the party specified below, or if so addressed but receipt is refused:

If to Landlord:

Prevarian Hospital Partners, LP
5949 Sherry Lane, Suite 835
Dallas, Texas 75225
Attention: Kathy delaVergne
Telephone: (214) 736-7002
Telecopy: (214) 736-7020

With a copy to:

Smith, Stern, Friedman & Nelms, P.C.
6688 N. Central Expressway, Suite 550
Dallas, Texas 75206
Attention: Attn: Fielder F. Nelms, Esq.
Telephone: 214-739-0606
Telecopy: 214-739-0608

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If to Tenant:

CTRH, LLC

7733 Forsyth Blvd., Suite 2300
St. Louis, MO 63105-1806
Attention: Donald A. Adam
Telephone: 314-659-2200
Telecopy: 866-812-2832

With a copy to:

Thompson Coburn LLP
Attn: James E. Dillon
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: 314-552-6330
Telecopy: 314-552-7330

ARTICLE 25.

APPRAISAL

Intentionally Deleted.

ARTICLE 26.

PURCHASE RIGHTS

26.1       Landlord Intended Sale. During the Term hereof and provided that Tenant is not in default hereunder at such time, and in the event that Landlord desires to sell the Leased Property, Tenant shall have an opportunity to purchase the Leased Property upon the terms and conditions set forth in this Section 26.1. In the event that Landlord desires to sell the Leased Property and/or list the Leased Property for sale, then Landlord shall deliver written notice to Tenant of its intent to sell and/or list the Leased Property and the material terms and conditions of such proposed sale or listing (the “Sale Notice”). The material terms that shall be included in Landlord’s Sale Notice to Tenant shall include, at a minimum, (i) the price for the Leased Property and, if applicable, the terms of any owner financing, (ii) brokerage fees to be paid by Landlord, (iii) the amount of any deposit required in connection with a contract for sale and when such deposit will be earned by Landlord, and (iv) the date or time period for closing. Tenant shall have a period of twenty (20) days after receipt of Landlord’s Sale Notice to deliver to Landlord a form of purchase and sale agreement meeting the minimum terms and conditions set forth in the Sale Notice. Landlord shall respond to Tenant’s purchase and sale agreement within a period of ten (10) days following its delivery to Landlord, either accepting or rejecting the proposed purchase and sale agreement terms and conditions. The provisions hereof shall not apply to a proposed sale to an Affiliate of Landlord.

26.2      First Refusal to Purchase. During the Term hereof and provided that Tenant is not in default hereunder at such time, Tenant shall have a first refusal option to purchase the Leased Property as set forth in this Section 26.2. In the event that Landlord receives a bona fide

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written offer to purchase the Leased Property from a third party in letter of intent form, which offer Landlord intends to accept (or has accepted subject to Tenant’s right of first refusal granted herein) (a “Third Party Offer”), then Landlord shall promptly provide Tenant with a copy of such Third Party Offer (the “Third Party Offer Notice”) and Tenant shall have fifteen (15) days after receipt of the Third Party Offer Notice in which to elect to purchase the Leased Property on the same terms and conditions contained in the Third Party Offer. Tenant shall timely provide written confirmation to Landlord of its rejection of its right to purchase the Leased Property on the terms and conditions stated in any Third Party Offer, except that Tenant shall not be entitled to any inspection or feasibility period, but Tenant shall have the same period as the third party to inspect and review survey and title matters. If Tenant should fail to timely provide such written confirmation of its rejection within such fifteen (15) day period, then Tenant shall be deemed to have elected not to meet the terms of the Third Party Offer Notice and Landlord and the third party shall be entitled to proceed with the sale of the Leased Property free and clear of any Tenant right of first refusal to purchase the Leased Property. If Tenant exercises the foregoing option, then such purchase shall be consummated within the time period set forth in the Third Party Offer (reduced by an inspection or feasibility period) and in accordance with the provisions of Article 15 hereof to the extent not inconsistent herewith. If Tenant shall not exercise Tenant’s option to purchase set forth above within said twenty (20) day period after receipt of the Third Party Offer Notice, Landlord shall be free to sell the Leased Property to the third party, or its assignee or affiliated entity, at the price, terms and conditions set forth in such offer. Notwithstanding anything to the contrary contained in the foregoing, the terms of the Third Party Offer may be adjusted between Landlord and the Third Party after Tenant’s refusal or decline to purchase under this Section 26.2 as follows: (i) the purchase price may be increased or decreased by 5% or less; (ii) the sharing of expenses in such sale may be changed in any manner that does not effectively reduce the purchase price by 5% or more; (iii) any time periods for inspection, feasibility or closing may be extended from that set forth in the Third Party Offer Notice for up to ninety (90) days; and (iv) additional earnest money may be required or Landlord may require additional consideration (whether applicable or non-applicable to the purchase price) as a condition of any extension of inspection, feasibility or closing periods. In the event that the Third Party Sale fails to close, for whatever reason, Tenant shall be entitled to exercise its right of first refusal as provided in this Section 26.2, as to any subsequently received bona fide third party offer for purchase of the Leased Property that occurs during the Term of this Lease. Notwithstanding anything to the contrary contained in this Section 26.2, if within a single listing period, not to exceed a six (6) month period, Landlord receives a Third Party Offer for the purchase of the Leased Property for at least the asking price for the Leased Property set forth in the Sale Notice delivered to Tenant and setting a closing date within sixty (60) days of that set forth in the Sale Notice, then Tenant shall not have a right of first refusal to purchase the Leased Property. In the event that a Third Party Offer meeting the conditions set forth in the immediately preceding sentence is received by Landlord, Landlord shall deliver to Tenant the Third Party Notice otherwise required by this Section 26.2 and shall additionally state on such notice that it believes Tenant to have no right of first refusal to purchase the Property based upon the Third Party Offer made.

26.3      Option to Purchase the Personal Property. Unless the Leased Property is conveyed to Tenant pursuant to the terms hereof, Landlord shall have the option to purchase the personal property belonging to Tenant and used at the Leased Property for its Permitted Use and ancillary uses, at the expiration or earlier termination of this Lease upon ten (10) days’ prior

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written notice to Tenant. The purchase price for Tenant’s personal property shall be an amount equal to its then-current book value subject to and with appropriate price adjustments for all equipment leases, conditional sales contracts, security interests and other encumbrances to which Tenant’s Personal Property is subject.

26.4       Negative Pledge. Tenant shall not, and shall not permit any of its Affiliates to, create, incur, permit or suffer to exist any lien upon Tenant’s property or the Leased Property now owned or hereafter acquired, except for Permitted Liens.

ARTICLE 27.

DEFAULT BY LANDLORD

27.1       Default by Landlord. Landlord shall be in default of its obligations under this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of sixty (60) days after written notice thereof from Tenant, unless such failure cannot with due diligence be cured within a period of sixty (60) days, in which case such failure shall not be deemed to continue if Landlord, within said sixty (60) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. In the event Landlord fails to cure any such default, Tenant shall have all remedies available to Tenant hereunder or at law or in equity. Any sums owed Tenant by Landlord hereunder shall bear interest at the Overdue Rate from the date due and payable until the date paid.

27.2       Tenant’s Right to Cure. Subject to the provisions of Section 28.1, if Landlord shall breach any covenant to be performed by it under this Lease, Tenant, after notice to and demand upon Landlord in accordance with Section 27.1., without waiving or releasing any obligation of Landlord hereunder, and in addition to all other remedies available hereunder and at law or in equity to Tenant, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Landlord. All sums so paid by Tenant and all costs and expenses (including reasonable attorneys’ fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Tenant, shall be paid by Landlord to Tenant on demand. The rights of Tenant hereunder to cure and to secure payment from Landlord in accordance with this Section 27.2 shall survive the termination of this Lease.

ARTICLE 28.

LIMITED MEDIATION / LIMITED ARBITRATION

28.1      Limited Mediation / Limited Arbitration. In the event that a dispute arises between Landlord and Tenant regarding whether the Improvements have become Unsuitable for their Permitted Use in the event of a casualty or condemnation as set forth in Articles 12 and 13 of this Lease, then Landlord and Tenant agree, within fifteen (15) business days after a dispute has arisen between them concerning the suitability of the Leased Property for its Permitted Use under Articles 12 and 13, to submit their dispute before a mutually agreed upon mediator and to use good faith efforts to reach an agreement concerning the continued suitability of the Leased

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Property for its Permitted Use. In the event that Landlord and Tenant are unable to settle their dispute, then the parties agree to arbitrate their claim as set forth in this Article 28. Unless agreed to by Landlord and Tenant, no other controversy between the parties hereto shall be required to be settled by arbitration or mediation.

28.2        Appointment of Arbitrator. The party or parties requesting arbitration shall serve upon the other a written demand therefore specifying the matter to be submitted to arbitration, and nominating an arbitrator. Within twenty (20) days after receipt of such written demand and notification, the other party shall, in writing, nominate a competent disinterested arbitrator and the two arbitrators so designated shall, within ten days thereafter, select a third (3rd) arbitrator and give immediate written notice of such selection to the parties and shall fix in said notice a time and place for the first (1st) meeting of the arbitrators, which meeting shall be held as soon as conveniently possible after the selection of all arbitrators, at which time and place the parties to the controversy may appear and be heard. All such arbitrators shall be disinterested parties and shall be picked from a pool of professionals and educators in the medical field, such as administrators, senior managers or officers of rehabilitation / long term acute care operating management companies or university personnel qualified in health care administration.

28.3       Third Arbitrator. In case the notified party or parties shall fail to make a selection upon notice, as aforesaid, or in case the first two arbitrators selected shall fail to agree upon a third arbitrator within ten (10) days after their selection, then such arbitrator or arbitrators may, upon application made by either of the parties to the controversy, after twenty (20) days’ written notice thereof to the other party or parties, have a third arbitrator appointed by any judge of any United States court of record having jurisdiction in the state in which the Leased Property is located or, if such office shall not then exist, by a judge holding an office most nearly corresponding thereto.

28.4      Arbitration Procedure. Said arbitrators shall give each of the parties not less than ten days’ written notice of the time and place of each meeting at which the parties or any of them may appear and be heard and after hearing the parties in regard to the matter in dispute and taking such other testimony and making such other examinations and investigations as justice shall require and as the arbitrators may deem necessary, they shall decide the questions submitted to them. The decision of said arbitrators in writing signed by a majority of them shall be final and binding upon the parties to such controversy. In rendering such decisions, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

28.5       Expenses. The expenses of such arbitration shall be divided between Landlord and Tenant unless otherwise specified in the decision of the arbitrators. Each party in interest shall pay the fees and expenses of its own counsel.

ARTICLE 29.

FINANCING OF THE LEASED PROPERTY

Intentionally Deleted.

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ARTICLE 30.

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

Subject to the provisions of this Article 30, Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Facility Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be reasonably required to further effectuate or confirm such subordination, so long as such subordination recognizes Tenant’s rights under this Lease in the manner described in the following paragraph. The subordination contained herein shall be subject to the execution and delivery of a Subordination, Non-Disturbance, and Attornment Agreement ( “SNDA”) by the applicable Facility Mortgagee. The parties stipulate and agree the form of SNDA attached hereto is an acceptable form, but recognize that it is but one example of an acceptable SNDA. Upon Landlord’s request to Tenant, the parties agree to negotiate in good faith to enter into an SNDA acceptable to the parties and Facility Mortgagee.

Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, and as a condition to the subordination described in this Article 30 above or to Tenant’s obligation to execute any instruments as otherwise required under this Article 30 above, Tenant’s tenancy and Tenant’s rights under this Lease or any Easement shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by the existence of, or any default under, any Facility Mortgage, and in the event of a foreclosure or other enforcement of any Facility Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any Extension Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Upon request, Tenant and Facility Mortgagee shall enter into a Subordination, Non-Disturbance and Attornment Agreement setting forth the provisions of this Article 30. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law.

Notwithstanding the provisions of Article 30 above, the holder of any Facility Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Facility Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Property, or of a Facility Mortgagee who has granted nondisturbance to Tenant pursuant to Article 30 above, to attorn, from time to time, to any such owner or Facility Mortgagee, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Article 30 shall inure to the benefit of any such owner or Facility Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Facility Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

Tenant and Landlord agree that, if requested by the other to, without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement reasonably requested by a Facility Mortgagee or Tenant, as the case may be, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of Article 30 above, Tenant hereby agrees for the benefit of any Facility Mortgagee whose name and address have been provided to Tenant

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that Tenant will not, (i) without in each case securing the prior written consent of such Facility Mortgagee, such consent not to be unreasonably withheld, conditioned or delayed, amend or modify this Lease or enter into any agreement with Landlord to do so, (ii) without the prior written consent of such Facility Mortgagee which may be withheld in its sole discretion, cancel or surrender or seek to cancel or surrender the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Facility Mortgagee with respect to any termination permitted under the express terms hereof or (iii) pay any installment of Minimum Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

If. any Person providing financing of Trade Fixtures, requires a landlord consent or collateral access agreement from Landlord, Landlord shall execute and deliver such consent or such collateral access agreement as is reasonably acceptable to Landlord promptly after Tenant’s request therefore.

ARTICLE 31.

EXTENSION TERMS

Tenant and/or its Permitted Transferee shall have the right, at its option, to extend the Initial Term of this Lease for four (4) consecutive extension terms (the “Extension Terms”), each Extension Term being five (5) years in length. Each Extension Term shall commence on the day after the expiration of the preceding Lease Term, and shall expire, in the case of the first (1st) Extension Term, on the fifth (5th) anniversary of the last day of the Initial Term, and in the case of the second (2nd) Extension Term, on the tenth (10th) anniversary of the last day of the Initial Term, and in the case of the third (3rd) Extension Term, on the fifteenth (15th) anniversary of the last day of the Initial Term, and in the case of the fourth (4th) Extension Term, on the twentieth (20th) anniversary of the last day of the Initial Term. The option to extend the Initial Term or any Extension Term of this Lease for an Extension Term as described above must be exercised by Tenant at least six (6) months prior to the last day of the Initial Term or Extended Term, as the case may be. Failure of Tenant to timely exercise any right with respect to the Extension Terms shall terminate all further extension rights. Notwithstanding the foregoing, in addition to the Extension Terms listed above, in the event that an Expansion Lease is entered into pursuant to the provisions of Article 36 below, Tenant shall have the right, at its option, to extend the Initial Term of this Lease for such amount of time such that the Initial Term of this Lease corresponds with and is equal to the initial term of the Expansion Lease (the “Expansion Extension”), in which case the Initial Term of this Lease shall include such additional period of time. The option for the Expansion Extension must be exercised by Tenant no later than one (1) year following the commencement of the Expansion Lease. Failure of Tenant to timely exercise the Expansion Extension option shall not terminate other further extension rights. The terms and conditions of this Lease shall apply to the Expansion Extension and each Extension Term with the same force and effect as if such Expansion Extension and Extension Term had originally been included in the Initial Term of the Lease. Minimum Rent shall increase by three percent (3%) over the Minimum Rent for the preceding lease year during each year of the Expansion Extension and each Extension Term, including the first year of the Expansion Extension and any Extension Term. The right of Tenant to exercise its right to extend the Initial Term for the Expansion Term and for any Extension Term shall be conditioned upon

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this Lease being in full force and effect, and no Event of Default then existing as of the date that Tenant notifies Landlord of Tenant’s decision to extend the term of this Lease for any of the Extension Terms. The Initial Term, together with any Extension Term which Tenant properly exercises its option with respect to, and for which the conditions related thereto are satisfied, shall constitute the “Term” of this Lease.

ARTICLE 32.

CONSTRUCTION OF THE IMPROVEMENTS

Landlord shall construct the Improvements in accordance with the terms of the Work Letter attached hereto as Exhibit G.

ARTICLE 33.

MISCELLANEOUS

33.1       No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

33.2      Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

33.3      Surrender. No surrender to Landlord of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

33.4      No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or (b) this Lease or the leasehold estate created hereby or any interest in this Lease such leasehold estate and the fee estate in the Land.

33.5      Transfers by Landlord. If Landlord or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof (subject to the terms of Article 26 hereof), other than as security for a debt, the grantee or transferee of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, and shall be reasonably capable of performing the obligations of Landlord hereunder and Landlord or such successor owner, as the

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case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

33.6      General. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant and Landlord against the other arising out of or relating to this Lease and arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of Texas. This Lease may be executed in one or more counterparts, each of which shall be an original but, when taken together, shall constitute but one document.

33.7      Memorandum of Lease. Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Lease in form suitable for recording under the laws of the state in which the Leased Property is located in which reference to this Lease, and all options contained herein, shall be made. Except as set forth in the preceding sentence, the parties shall not record this Lease.

33.8      Transfer of Licenses. Upon the expiration or earlier termination of the Term, Tenant shall take all action necessary to effect or useful in effecting the transfer to Landlord or Landlord’s nominee of all licenses, operating permits and other governmental authorizations and all service contracts which may be necessary or useful in the operation of the Facility and which relate exclusively to the Facility, which have not previously been transferred or assigned to Landlord and further which are in fact transferable to Landlord or Landlord’s nominee. To the extent Landlord or its nominee operates under Tenant’s licenses, operating permits or other governmental authorization or service contracts after the termination of this Lease, then Landlord agrees to indemnify and hold harmless Tenant against all demands, claims, costs and actions brought against Tenant related to such transferred licenses, operating permits, governmental authorizations or service contracts.

33.9       Landlord’s Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not consequential, damages therefore and shall be recoverable from the interest of Landlord in the Leased Property, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies, which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

33.10    Brokerage. Landlord and Tenant each warrant to the other that it has not dealt

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with or engaged any broker or agent in connection with the negotiation or execution of this Lease other than GP Prevarian Hospital Partners, LLC, an affiliate of Landlord, which represents Landlord, and GVA Cawley Brokerage Services, Ltd. Landlord shall defend, indemnify and hold harmless Tenant for any fees or commissions of GP Prevarian Hospital Partners,. LLC and GVA Cawley Brokerage Services, Ltd. (except that the fees and commissions of GVA shall not exceed $300,000). Except as provided in the foregoing sentence, Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

33.11    Property Code. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including, without limitation, the provisions related to Minimum Rent contained in Section 2.1, the provisions related to Additional Charges contained in Section 2.2, the provisions related to Impositions contained in Section 2.2, and the provisions related to insurance contained in Sections 3.4 are commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

33.12   Acquisition Contingency. Tenant hereby acknowledges and agrees that Landlord is not the fee simple owner of the Land as of the Effective Date, and Tenant hereby further acknowledges and agrees that Landlord has not made any representation or warranty regarding Landlord’s ownership of the Land. Notwithstanding anything to the contrary set forth herein, the effectiveness of this Lease is expressly subject to, conditioned and contingent upon Landlord acquiring fee simple title to the Land. Nothing set forth herein will be deemed to require Landlord to acquire the Land, and in no event will Landlord be liable for any damages claimed by Tenant resulting from Landlord’s failure to purchase the Land.

33.13    Waiver of Landlord’s Lien. Landlord hereby waives any statutory or common law “landlord’s lien” as to any of Tenant’s personal property and agrees to deliver a confirmation of such waiver from time to time as requested by Tenant in a form reasonably acceptable to Tenant. Notwithstanding any other provision of this Lease to the contrary, Tenant’s interest in its personal property and equipment or any interest of any person or entity acting by or through Tenant and any interest of Tenant’s lenders, banks, mortgagees, leasing companies or similar entities (or the lenders, leasing companies or similar entities of any subtenant of Tenant) in any such property and equipment shall at no time be subordinate to any interest of any of Landlord’s lenders, mortgagees, banks, leasing companies or similar entities and Landlord, if so requested by Tenant, Landlord shall obtain from all of its current and future lenders, mortgagees, banks, leasing companies, or other similar entity, a waiver of any such security interest in a form reasonably acceptable to Tenant and shall deliver or cause to be delivered to Tenant such waiver.

33.14     Groundwater. Tenant and its successor and assigns hereby covenant and agree not to use any groundwater underlying the Leased Property for commercial or industrial purposes.

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ARTICLE 34.

GLOSSARY OF TERMS

34.1      Definitions. For purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article 34 have the meanings assigned to them in this Article 34 and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable, (c) all references in this Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision and (e) the word “including” shall mean “including without limitation.” For purposes of this Lease, the following terms shall have the meanings indicated:

“Accreditation” has the meaning set forth in Section 5.2(a).

“ADA” has the meaning set forth in Section 7.1(e).

“Additional Charges” has the meaning set forth in Section 2.2 hereof.

“Additional Costs” has the meaning given it in the Work Letter attached hereto as Exhibit G.

“Affiliate,” when used with respect to any Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” as used with respect to any person, shall mean the possession, directly and indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

“Amortization Amount” shall have the meaning set forth in Section 7.1 (f).

“Assignment” has the meaning set forth in Section 20.4.

“Assist in Development” has the meaning set forth in Section 5.3(b).

“Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of Austin, Texas are closed.

“Capital Additions” means any expenditure which should be capitalized in accordance with GAAP.

“Charge” has the meaning set forth in Article 10 hereof.

“CO” has the meaning set forth in Section 5.2(a).

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“Commencement Date” has the meaning set forth in Article 1.

“Condemnation” means the transfer of all or any part of the Leased Property as a result of (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

“Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

“Contract Documents” has the meaning given it in the Work Letter, attached hereto as Exhibit G.

“Control” means, as used with respect to any Person, the possession, directly and indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

“Damage Notice” has the meaning set forth in Section 12.1.

“Date of Taking” means the date the Condemnor has the right to possession of the property being condemned.

“Effective Date” has the meaning set forth in the first paragraph of this Lease.

“Event of Default” has the meaning set forth in Section 14.1.

“Extension Term” has the meaning set forth in Section 31.

“Facility” means the approximately 59,000 square foot in-patient rehabilitation facility to be constructed and operated at the Leased Property.

“Facility Mortgage” has the meaning set forth in Section 11.1.

“Facility Mortgagee” has the meaning set forth in Section 11.1.

“Fiscal Year” means the 12-month period from January 1 to December 31.

“Financial Statements” means for any fiscal year or other accounting period for Tenant, or such other party identified as being obligated to deliver to Landlord its Financial Statements, profit and loss statements for such period and for the period from the beginning of the respective fiscal year of Tenant or such other party to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year of Tenant, or such other party, and prepared in accordance with GAAP, except as noted.

“Final Approval” has the meaning set forth in Section 5.2(a).

“Final Construction Documents” has the meaning given it in the Work Letter.

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“Final Project Budget: has the meaning given it in the Work Letter attached hereto as Exhibit G.

“Fixtures” shall mean all fixtures (except Trade Fixtures) and as more specifically set forth in Article 1.

“Force Majeure” shall have the meaning set forth in the Work Letter, attached hereto as Exhibit G.

“Full Replacement Cost” has the meaning set forth in Section 11.2.

“GAAP” has the meaning set forth in Section 7.1(f).

“Governmental Authority” shall mean any federal, state, county, municipal, foreign or other governmental or regulatory authority, agency, board, body, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

“Guarantor” has the meaning set forth in Section 2.4(b).

“Hazardous Materials” means any substance, including asbestos or any substance containing asbestos, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, medical waste, chemicals, pollutants, effluents, contaminants, emissions or related materials and items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Law.

“Hazardous Materials Law” means any law, regulation or ordinance relating to environmental conditions, medical waste and industrial hygiene, including the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes and ordinances, whether heretofore or hereafter enacted or effective and all regulations, orders, or decrees heretofore or hereafter promulgated thereunder.

“Impositions” means, collectively, all taxes relating to the Leased Property, including all ad valorem, sales and use, gross receipts, action, privilege, rent (with respect to any ground leases) or similar taxes, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord’s interest in the Leased Property, (b) the Rent, the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in

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connection with, the Leased Property or use of the Leased Property or any part thereof; provided, however, and notwithstanding the foregoing, that nothing contained in this Lease shall be construed to require Tenant to pay, nor shall the term “Impositions” include (1) any tax based on net income (whether denominated as a capital stock, excess profits, estate, inheritance or other tax) imposed on Landlord, (2) any transfer or net revenue tax of Landlord, (3) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any portion of the Leased Property or the proceeds thereof, (4) franchise or margin taxes, or (5) except as expressly provided elsewhere in this Lease and in the Final Project Budget, any principal or interest on any encumbrance on the Leased Property, except to the extent that any tax, assessment, tax levy or charge which Tenant is obligated to pay pursuant to this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1), (2) , (3) or (4) is levied, assessed or imposed expressly in lieu thereof.

“Improvements” has the meaning set forth in Article 1.

“Initial Members” has the meaning set forth in Section 2.4(a).

“Initial Term” has the meaning set forth in Article 1.

“Insurance Requirements” means all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

“Land” has the meaning set forth in Article 1.

“Landlord” means Prevarian Hospital Partners, LP, a Texas limited partnership, and its successors and assigns.

“Landlord’s Work” shall have the meaning given it in the Work Letter, attached hereto as Exhibit G.

“Lease” means this Lease Agreement.

“Lease Guaranty” has the meaning set forth in Section 2.4(b).

“Lease Year” means each period of twelve (12) full calendar months during the Term of this Lease, and in the event that the Commencement Date is a day other than the first day of the month, then the first Lease Year shall also include the remainder of the month in which the Commencement Date occurred.

“Leased Property” has the meaning set forth in Article 1.

“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the construction, use or alteration thereof (including zoning ordinances), whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications or alterations of or to the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all, permits, licenses, authorizations and regulations relating

46

thereto, and all covenants, agreements, actions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property.

“Minimum Rent” has the meaning set forth in Section 2.1 hereof.

“Overdue Rate” means as of any date, a rate per annum equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum rate then permitted under applicable law.

“Payment Date” means any due date for the payment of the installments of Minimum Rent under this Lease.

“Permitted Exceptions” has the meaning set forth in Article 1 hereof.

“Permitted Liens” means (i) liens described on Exhibit B attached hereto, (ii) pledges or deposits made to secure payments of worker’s compensation insurance (or to participate in any fund in connection with worker’s compensation insurance), unemployment insurance, pensions or social security programs, (iii) liens imposed by mandatory provisions of law such as for materialmen, mechanics, warehousemen and other like liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due and payable, (iv) liens for taxes, assessments and governmental charges or levies if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided, (v) liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, duties or other similar charges, or (vi) liens to secure purchase money indebtedness, so long as the indebtedness incurred to purchase the new asset is secured only by such asset.

“Permitted Transferee” has the meaning set forth in Sections 20.3 and 20.4 hereof.

“Permitted Use” has the meaning set forth in Section 5.3.

“Person” means a natural person, corporation, partnership, trust, association, limited liability company or other entity.

“Preliminary Project Budget” means the estimated budget for the Project attached hereto as Exhibit I.

“Prime Rate” means the annual rate reported by The Wall Street Journal, Southwest Edition (or, if The Wall Street Journal shall no longer be published or shall cease to report such rates, then a publication or journal generally accepted in the financial industry as authoritative evidence of prevailing commercial lending rates), from time to time as being the prevailing prime rate (or, if more than one such rate shall be published in any given edition, the arithmetic mean of such rates). The prime rate is an index rate used by The Wall Street Journal to report prevailing lending rates and may not necessarily be the most favorable lending rate available. Any change in the Prime Rate hereunder shall take effect on the effective date of such change in the prime rate as reported by The Wall Street Journal, without notice to Tenant or any other

47

action by Landlord. Interest shall be computed on the basis that each year contains 360 days, by multiplying the principal amount by the per annum rate set forth above, dividing the product so obtained by 360, and multiplying the quotient thereof by the actual number of days elapsed.

“Prohibited Use” means any use of the Leased Property which: (i) is not a Permitted Use; or (ii) is prohibited under the Permitted Exceptions in effect on the Effective Date of this Lease and applicable to the Leased Property.

“Punchlist Items” shall have the meaning given to it in the Work Letter attached hereto as Exhibit G.

“Rent” or “Rental” has the meaning set forth in Section 2.2.

“Request” has the meaning set forth in Section 8.1(a).

“Reportable Use” has the meaning set forth in Section 5.3.

“Sale Notice” has the meaning set forth in Section 26.1.

“Service Contract Employees” has the meaning set forth in Section 5.4.

“SNDA” has the meaning set forth in Article 30.

“Substantial Completion” shall have the meaning set forth in the Work Letter attached hereto as Exhibit G.

“Taking” means a taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

“TAS” has the meaning set forth in Section 7.1.(e).

“TDSHS” has the meaning set forth in Section 2.1.

“Tenant” means CTRH, LLC, a Delaware limited liability company, and its Permitted Transferee(s).

“Tenant Employees” has the meaning set forth in Section 5.4.

“Tenant’s Fixture Obligations” has the meaning set forth in Section 5.2(a).

“Term” means the Initial Term and any Extension Term as to which Tenant has properly and timely exercised its options to extend contained in Article 31 hereof unless earlier terminated pursuant to the provisions hereof.

“Third Party Offer” has the meaning set forth in Section 26.2.

“Third Party Offer Notice” has the meaning set forth in Section 26.2.

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“Trade Fixtures” shall mean all fixtures, equipment and other items of personal property (whether or not attached to the Improvements) which from time to time, are located at the Leased Property and which are owned or leased by Tenant or by any subtenant or other user or occupant of the Leased Property and used by Tenant or such subtenant, user or occupant in the operation of the business it conducts on, at or about the Leased Property.

“Work Letter” shall mean Exhibit G hereto.

“Year One” shall mean the first year of the Term.

“Year One Annual Minimum Rent” shall have the meaning set forth in Section 2.1(a) hereof.

ARTICLE 35.

OPERATING LEASE

This Lease is expressly contingent upon the Lease being classified as an operating lease as per the Generally Accepted Accounting Principles (GAAP) Standards set forth in Financial Accounting Standards Board’s (FASB) Statement No. 13, Accounting for Leases. If the Lease fails to meet one of the criteria for classifying the Lease as an operating lease vs. a capital lease, then on or before September 30, 2010, Tenant may propose an amendment to the Lease to make it qualify as an operating lease. Landlord, in its sole discretion, may accept or reject such proposed amendment, and if Landlord rejects the amendment, either party may terminate this Lease.

ARTICLE 36.

EXPANSION OPTION

36.1. Generally. The Improvements and the Leased Property shall be developed in a manner that permits expansion by the construction of an additional building on the Land for use as a long term acute care hospital consisting of approximately 30,600 square feet and housing approximately forty (40) private beds, in the approximate location shown on the Site Plan attached hereto as Exhibit K (the “Expansion”). Tenant shall have the one-time right (the “Expansion Option”), subject to the limitations hereinafter set forth, to require Landlord to cause an affiliate of Landlord, to construct the Expansion, at its sole cost and expense, by written notice to Landlord at any time during the Initial Term (the “Expansion Notice”).

36.2 Project Scope. The Expansion shall be: (i) compatible in design and quality with the Improvements and otherwise consistent with the Design Documents; (ii) constructed using materials similar to or comparable with the Improvements; and (iii) for an approximately 30,600 square feet long term acute care hospital housing approximately forty (40) private beds, in the approximate location shown on the Site Plan attached hereto as Exhibit K (the “Project Scope”).

36.3 Landlord’s Expansion Proposal. Within the sixty (60) day period after Landlord’s receipt of Tenant’s Expansion Notice, Landlord shall consult with Tenant regarding Tenant’s specific requirements in regard to the Expansion, and within said time period shall notify Tenant in writing (“Landlord’s Expansion Proposal”) of (a) any modifications to the configuration of the Expansion proposed by Tenant which Landlord believes are necessary in

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order to cause the Expansion to comply with applicable Legal Requirements (if any) and the Project Scope, (b) Landlord’s estimate of the costs of the Expansion (which may include a development fee to a developer) which will be incurred in connection with the planning and construction of the Expansion and other improvements to the Leased Property necessary to accommodate the Expansion, (c) the Landlord’s estimate of the Base Rent for the Expansion, as provided in Section 36.10 below, (d) Landlord’s estimate of the time that will be required to substantially complete construction of the Expansion (the “Expansion Time Frame”), and (e) the nature and duration of any warranties to be provided by the contractors performing the Expansion.

36.4 Tenant’s Notice to Proceed. Within thirty (30) days following Tenant’s receipt of Landlord’s Expansion Proposal, Tenant shall notify Landlord in writing either (i) that Tenant authorizes Landlord to proceed with the preparation of lease for the Expansion (a. “Notice to Proceed”), or (ii) that Tenant elects not to have Landlord construct the Expansion. In the event that Tenant provides Landlord with a Notice to Proceed, Landlord and Tenant shall cause their affiliates to enter into good faith negotiations for a lease agreement related to the Expansion (the “Expansion Lease”). The Expansion Lease shall be on substantially the same terms and conditions as this Lease, except that: (a) an affiliate of Landlord will be the landlord under the Expansion Lease (the “Expansion Landlord”); (b) an affiliate of Tenant will be the tenant under the Expansion Lease (the “Expansion Tenant”); (c) neither Landlord nor Tenant shall be a party thereto; (d) the description of the improvements leased shall refer to the improvements identified in the Project Scope; (e) the rental structure for the Expansion Lease shall be as agreed upon by the Expansion Landlord and Expansion Tenant; (f) the Expansion Lease shall address the manner in which the Expansion and the Leased Property may share access and services, (g) the Expansion Lease shall address any physical connection between the Improvements and the Expansion which may be contemplated, and (h) the Expansion Lease shall contain such other changes and modifications to which Expansion Landlord and Expansion Tenant mutually agree. In the event that Landlord and Tenant cannot, despite good faith efforts, agree on the terms of the Expansion Lease, either party may terminate such negotiations, in which case the Expansion Notice will be deemed rescinded.

36.5 Lease Amendment. In the event that an Expansion Lease is executed, Landlord and Tenant shall simultaneously enter into a mutually acceptable amendment to this Lease in order to (a) acknowledge the Expansion, (b) reduce the size of the Land in light of the Expansion, (c) address parking and other related matters which may be affected by the Expansion, and (d) address the manner in which the Expansion and the Leased Property may share access and services, (e) address any physical connection between the Improvements and the Expansion which may be contemplated. Any Memorandum of Lease executed pursuant to Section 33.7 hereof shall likewise be amended, as necessary.

[The remainder of this page has intentionally been left blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the date first written above.

Landlord:		Tenant:
Prevarian Hospital Partners, LP,		CTRH, LLC
a Texas limited partnership

By:	GP Prevarian Hospital Partners, LLC,
a Texas limited liability company,
its general partner

By:	/s/ Kathy de la Vergne	By:	/s/ Donald A. Adam
Name:	Kathy de la Vergne		Donald A. Adam,
Title:	Manager		Member, Board of Directors

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EXHIBIT A

LAND DESCRIPTION

DESCRIPTION

OF 3.681 ACRES OF LAND OUT OF THE THOMAS GRAY SURVEY ABSTRACT NO. 310 AND THE JAMES ROGERS SURVEY, SITUATED IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, BEING THE REMAINING PORTION OF THAT CERTAIN 5.000 ACRE TRACT OF LAND DESCRIBED AS “TRACT 2” CONVEYED TO THE STATE OF TEXAS FOR USE AND BENEFIT OF THE PERMANENT SCHOOL FUND OF RECORD IN DOCUMENT NO. 2004057397 OF THE OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS; SAID 3.681 ACRES BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING, at a 1/2 inch iron rod with cap set at the intersection of the westerly line of Guadalupe Street (100’ R.O.W.) with the northerly line of West 45th Street (R.O.W. varies), being the southeasterly corner of said “Tract 2” and the southeasterly corner of that certain 0.989 acre - Tract 3 conveyed to the City of Austin by Deed without Warranty of record in Document No. 2005037448 of said Official Public Records;

THENCE, N62°15’50"W, along the northerly line of West 45th Street, being the southerly line of said City of Austin 0.989 - Tract 3 and a portion of the southerly line of said “Tract 2”, a distance of 149.76 feet to the southwesterly corner of said City of Austin 0.989 acre - Tract 3, for the POINT OF BEGINNING, and southeasterly corner hereof;

THENCE, continuing along the northerly line of West 45th Street, being a portion of the southerly line of said “Tract 2”, for the southerly line hereof, the following two (2) courses and distances:

1)	N62°15’50"W, a distance of 594.38 feet to a cut “X” set in concrete for an angle point;

2)	N57°07’49"W, a distance of 44.91 feet to a 1/2 inch iron rod with cap set at the southernmost southeasterly corner of that certain 15.546 acre tract of land described as “Tract 1B” conveyed to the State of Texas for use and benefit of the Permanent School Fund of record in Document No. 2004057397 of said Official Public Records, being the southwesterly corner of said “Tract 2”, for the southwesterly corner hereof;

THENCE, leaving the northerly line of West 45th Street, along a portion of the easterly line of said “Tract 1B”, being a portion of ‘the westerly line of said “Tract 2.”, for the westerly line hereof, the following three (3) courses and distances:

A-1

1)	N15°11’33"W, a distance of 36.36 feet to a cotton spindle set for the point of curvature of a non-tangent curve to the left;

2)	Along said non-tangent curve to the left having a radius of 790.00 feet, a central angle of 06°36’15", an arc length of 91.06 feet and a chord which bears N30°41’04“E, a distance of 91.01 feet to a 1/2 inch iron rod with cap set for the end of said curve;

3)	N27°22’55"E, a distance of 141.42 feet to the southwesterly corner of that certain 0.330 acre - Tract 4 conveyed to the City of Austin by Deed without Warranty of record in Document No. 2005037448 of said Official Public Records, for the northwesterly corner hereof;

THENCE, S62°37’05"E, leaving the easterly line of said “Tract 113”, over and across said “Tract 2”, along the southerly line of said City of Austin 0.330 acre - Tract 4, for a portion of the northerly line hereof, a distance of 277.73 feet to a point in the southerly line of said “Tract 1B”, being the northerly line of said “Tract 2” and the southeasterly corner of said City of Austin. 0.330 acre - Tract 4, for an angle point hereof;

THENCE, in part along the common line of said “Tract 1B” and said “Tract 2” and in part over and across said “Tract 2” along the irregular westerly lines of said City of Austin 0.989 acre - Tract 3, the following three (3) courses and distances:

1)	S30°23’39"E, a distance of 73.84 feet to a 1/2 inch iron rod with cap set for an angle point;

2)	S62°37’05"E, a distance of 317.01 feet to an angle point;

3)	S27°04’34"W, a distance of 227.65 feet to the POINT OF BEGINNING, containing an area of 3.681 acres (160,379 sq. ft.) of land, more or less, within these metes and bounds.

A-2

EXHIBIT B

LIST OF PERMITTED EXCEPTIONS

1.	Standby fees, taxes and assessments by any taxing authority for calendar year 2010 and all subsequent years, which taxes are not yet due and payable.

2.	The Facility Mortgage.

3.	Slope Easement granted to the City of Austin by instrument dated December 17, 2003, recorded under Document No. 2004008114 of the Official Public Records of Travis County, Texas.

4.	Access Easement granted to the City of Austin by instrument dated December 17, 2003, recorded under Document No. 2004008116 of the Official Public Records of Travis County, Texas.

5.	Maintenance Access Easement granted to the City of Austin by instrument dated January 9, 2004, recorded under Document No. 2004008121 as amended under Document No. 2005022922 of the Official Public Records of Travis County, Texas.

6.	Terms, provisions and conditions contained in that certain Reciprocal Easement and Operating Agreement dated February 23, 2004, recorded under Document No. 2004033157, and amendments thereto recorded under Document No. 2005023648, 2005037445 and 2006158803 of the Official Public Records of Travis County, Texas.

7.	Construction and Repair Easement granted to the City of Austin by instrument dated February 23, 2004, recorded under Document No. 2004033164 of the Official Public Records of Travis County, Texas.

8	Temporary Construction Easement granted to SV Triangle Limited Partnership by instrument dated February 23, 2004, recorded under Document No. 2004033165 of the Official Public Records of Travis County, Texas.

9.	Fiber Optic Line Easement granted to the City of Austin by instrument dated March 4, 2005, recorded under Document No. 2005037443 of the Official Public Records of Travis County, Texas.

10.	Fiber Optic Line Easement granted to any State of Texas health and human service Agency or department by instrument dated March 4, 2005, recorded under Document No. 2005037444 of the Official Public Records of Travis County, Texas.

11.	All of the oil, gas and other minerals, together with all rights related thereto, expressed or implied, reserved by the State of Texas, for the use and benefit of the Permanent School Fund in Deed dated ______________, recorded under Document No. ______________ of the Official Public Records of Travis County, Texas. Said mineral estate not traced further herein.

B-1

EXHIBIT C

ESTIMATED MINIMUM RENT SCHEDULE

This Exhibit designates the estimated Minimum Rent for the Improvements for each Lease Year of the Initial Lease Term:

Year One
Months 1-3	0
Months 4-6	264,083
Months 7-9	396,124
Months 10-12	660,206
Total Year One	1,320,413

Year Two	2,720,051
Year Three	2,801,652
Year Four	2,885,702
Year Five	2,972,273
Year Six	3,061,441
Year Seven	3,153,284
Year Eight	3,247,883
Year Nine	3,345,319
Year Ten	3,445,679
Year Eleven	3,549,049
Year Twelve	3,655,521
Year Thirteen	3,765,186
Year Fourteen	3,878,142
Year Fifteen	3,994,486

C-1

EXHIBIT D

ACCEPTANCE OF PREMISES MEMORANDUM

This ACCEPTANCE OF PREMISES MEMORANDUM (“Memorandum”) is entered into on ___________, 2010, between Prevarian Midland, LP, a Texas limited partnership (“Landlord”), and __________________________, a Texas limited partnership. (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease dated __________, 2010 (the “Lease”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease.

WHEREAS, Landlord and Tenant wish to confirm certain matters relating to the Lease and the work performed by Landlord at the Leased Property.

AGREEMENT

1. Commencement Date. Landlord and Tenant certify that the Commencement Date under the Lease is _______________, 20_, and the Lease Term is scheduled to expire on _______________, 20_. Landlord and Tenant have prepared the Minimum Rent Schedule attached hereto, which shall hereafter constitute Exhibit C to the Lease.

2. Acceptance of Premises. To Tenant’s knowledge, Landlord has completed all work required to be completed by Landlord under the Lease with the exception of the items listed on the Punch List dated _____________ (a copy of which is attached to this Memorandum).

3. Entire Agreement; No Amendment. The Lease constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended and is in full force and effect. This Memorandum supplements but does not amend the Lease.

4. No Default. Offset. Etc. Tenant has no knowledge of a default under the Lease or an event which, with the passage of time or notice (or both), would constitute a default by Landlord under the Lease. Tenant has no present set-offs, recoupments, estoppels, claims, or counterclaims against Landlord, and to Tenant’s knowledge Tenant is not in default under the Lease.

5. Reliance. Tenant agrees that this Memorandum may be relied upon by Landlord, Landlord’s partners and prospective purchasers, and _________________ (“Landlord’s Lender”), and each of their respective successors and assigns.

[Signature page follows.]

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EXECUTED as of the date set forth above.

LANDLORD:

a Texas limited partnership

By:
a Texas __________________________________,
its general partner

By:
Name:
Title:

TENANT:

CTRH, LLC
a Delaware limited liability company

By:
Name:
Title:

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EXHIBIT E

PERMITS AND PERSONAL PROPERTY AND FIXTURES

Tenant is solely responsible for all fixed and moveable medical equipment and non-medical fixtures, furnishings, and equipment within the Leased Property. Such items that are Tenant’s responsibility shall be financed, specified, acquired, delivered, and installed by Tenant and/or Tenant forces with delivery and installation assistance and coordination from the Landlord’s. General Contractor.

These Tenant items are further clarified by and include, but are not limited to, the following:

•	Outdoor furniture, trashcans, ashtrays, etc. and other specialty items
•	Voice, data and nurse call systems (provided, however, Landlord shall be responsible for the back boxes and conduit drops (no wiring) for such systems)
•	Patient Room Furniture - patient bed, over the bed stand, nightstand, side chair and miscellaneous items, TV and wall mount, and other equipment related to patient care
•	Nurse’s Station - chairs, patient charting system, crash cart, and miscellaneous items
•	Nourishment Station — icemaker, refrigerator, microwave and coffee maker
•	Procedure, examination and emergency room — moveable medical equipment, exam lights, and other incidental equipment related to the use of the rooms
•	Pharmacy — cabinets, shelving, refrigerator, desk and chairs, carts and miscellaneous items, laminar flow hood, and other equipment related to preparing and dispensing pharmaceuticals (provided, however, Landlord shall be responsible for constructing the pharmacy space in a manner which complies with USP 797 standards)
•	Office Furniture - desks, chairs, side chairs, filing cabinets, bookshelves, tables and chairs, fax machine, copier, computers, printers, and miscellaneous items
•	Storage Room — cabinets, shelves and carts
•	Miscellaneous items such as patient, staff, and visitor furniture, portable light fixtures, telephones and all related equipment, fax machines, computers, printers, elapsed time clocks, wastebaskets, and wall clocks
•	Medical gas bulk storage tanks and any proprietary manifolds
•	Laundry equipment, microwaves, ice machines, refrigerators, stoves, ovens, kitchen equipment and utensils, crash carts, scales, stands, film view boxes, digital imaging printers and storage equipment, PACS systems, hampers, moveable shelving systems, artwork and other furnishings, office partition systems, exam tables, chairs, and stools, medical/surgical instruments and trays, warming cabinets, tourniquets, microscopes, anesthesia equipment, ventilators, IV stands, sterilizers, and all other fixed and moveable medical and non-medical equipment
•	Exterior and interior signage (provided, however, Landlord shall be responsible for the back boxes (no wiring) and support for such signage)

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EXHIBIT F

CORPORATE GUARANTY

In consideration of and as an inducement for the granting, execution and delivery of that certain Lease, dated as of September 17, 2010 (together with any amendments thereto, hereinafter called “Lease”), by Prevarian Hospital Partners, LP, a Texas limited partnership, the Landlord therein named (whether one or more, collectively hereinafter called “Landlord”), to CTRH, LLC, a Texas limited liability company, the Tenant therein named (hereinafter called “Tenant”), with respect to that certain parcel of real property located in Austin, Travis County, Texas, which is more fully described on Exhibit A attached hereto, and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Landlord to the undersigned,. REHABCARE GROUP, INC., a Delaware corporation (hereinafter called “Guarantor”), Guarantor, intending to be legally bound, hereby irrevocably guarantees to Landlord (i) the full and prompt payment when due (whether at stated maturity, by acceleration, or otherwise) of eighty percent (80%) of the Minimum Rent and Additional Charges and any and all other sums and charges payable by Tenant under the Lease, and (ii) the full, faithful and prompt performance and observance of all the covenants, terms, conditions, and agreements contained in the Lease which are to be performed and observed by Tenant (all payment and performance obligations referred to in clauses (i) and (ii) being referred to herein, collectively, as the “Obligations”); and Guarantor does hereby become primary obligor, and not only surety to Landlord, for and with respect eighty percent (80%) of the Obligations. Terms used herein with their initial letters capitalized which have been specifically defined in the Lease shall have the same meaning herein as in the Lease unless such terms are otherwise defined in this Guaranty.

Guarantor covenants and warrants that RehabCare Hospital Holdings, LLC, an Initial Member of Tenant, is a wholly owned subsidiary of RehabCare Group, Inc.

This Guaranty is an absolute, irrevocable and unconditional guaranty of payment (and not of collection) up to, but not exceeding eighty percent (80%) of any outstanding liability of Tenant and performance of Tenant under the Lease. Guarantor’s liability hereunder is direct and is independent of the Obligations, and may be enforced without Landlord being required to resort to any other right, remedy or security and this Guaranty shall be enforceable against Guarantor without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant or the joiner of Tenant in any suit or proceeding, and without the necessity of any notice of non-payment, non-performance or non-observance of any of the Obligations by Tenant or of any notice of acceptance of this Guaranty or of Landlord’s intention to act in reliance hereon or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in nowise be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

This Guaranty shall be a continuing Guaranty, and (whether or not Guarantor shall have notice or knowledge of any of the following) the liability and obligations of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to,

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shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by (a) any exercise or non-exercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty or any waiver, consent or approval by Landlord with respect to any of the covenants, terms, conditions or agreements contained in the Lease or any indulgences, forbearances or extensions of time for performance or observance allowed to Tenant from time to time and for any length of time; (b) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Tenant, or its properties; (c) any limitation on the liability or obligation of Tenant under the Lease or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the federal or any state bankruptcy law or any other statute or from the decision of any court; (d) any termination of the Lease prior to the expiration of its Term (except that Guarantor shall not be liable for amounts that would have otherwise accrued under the Lease after proper termination of the Lease and payment of any and all amounts due to Landlord and Facility Mortgagee in connection with or related to such termination); and (e) any security provided for the Obligations; and (f) any sale, assignment, transfer or conveyance (A) by Landlord of all or any portion of the Leased Property (as such term is defined in the Lease) or of Landlord’s interest in the Lease, or (B) of any ownership interest in the Landlord.

All of Landlord’s rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others or of any rights or remedies provided by law. Except as may otherwise be set forth in the Lease, no termination of the Lease or taking or recovering of the premises demised thereby shall deprive Landlord of any of its rights and remedies against Guarantor under this Guaranty. This Guaranty shall apply to the Obligations of Tenant under the Lease as in effect on the date hereof as well as to the Obligations of Tenant under the Lease as it may be extended, renewed, amended, modified or supplemented.

The Guarantor hereby waives any requirement that the Landlord protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any person or entity or any collateral (including any rights relating to marshaling of assets).

The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Lease, regardless of the value, genuineness, validity, regularity or enforceability of the Obligations, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Landlord with respect thereto. The liability and obligations of the Guarantor under this Guaranty shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by the Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, whether based upon any obligations or any other agreements or otherwise, howsoever arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct of Tenant, negligence or otherwise, and without limiting the foregoing irrespective of (and whether or not Guarantor shall have notice or

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knowledge of): (a) any lack of validity or enforceability of the Lease or of any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment or performance of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Lease or any other agreement relating to any Obligations; (c) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in, any collateral or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the Obligations; (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Tenant or the Guarantor; (e) the absence of any action on the part of the Landlord to obtain payment for the Obligations from the Tenant; (f) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of the Tenant or the Guarantor, including, without limitation, rejection of the guaranteed Obligations in such bankruptcy; (g) the absence of notice or any delay in any action to enforce any Obligations or to exercise any right or remedy against the Guarantor or the Tenant, whether hereunder, under any Obligations or under any agreement or any indulgence, compromise or extension granted; or (h) the termination or cessation of a corporate relationship between Guarantor and Tenant.

Guarantor further agrees that, to the extent that the Tenant or the Guarantor makes a payment or payments to the Landlord, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Tenant or the Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Until such time as all the Obligations have been fully and indefeasibly paid to Landlord and performed in full, Guarantor shall have no rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from any person or entity (including, without limitation, the Tenant) for any payments made by the Guarantor hereunder, and Guarantor hereby waives and releases absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery which it may now have or hereafter acquire. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Landlord and shall forthwith be paid to the Landlord to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Lease. The Guarantor acknowledges that it will derive substantial direct and indirect benefit from the granting, execution and delivery of the Lease by the Landlord and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Guarantor represents and warrants to Landlord that (a) the execution and delivery of this Guaranty has been duly authorized by the appropriate officers of Guarantor and does not

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contravene any law, or any contractual or legal restriction, applicable to it, (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its execution, delivery and performance of this Guaranty, (c) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived, (d) Guarantor will, directly or indirectly, benefit from the transaction which is the subject of the Lease, and (e) neither the execution, delivery or performance of this Guaranty, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or result in a default under or a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or the Bylaws of the Guarantor or of any contract to which the Guarantor is a party or by which it is bound.

This Guaranty shall be legally binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and Facility Mortgagee (as such term is defined in the Lease) and each of their respective successors and assigns. Reference herein to Landlord shall be deemed to include Landlord and its successors and assigns. Reference herein to Tenant shall be deemed to include Tenant and its successors and assigns. Without limiting the generality of the foregoing, the Landlord may assign or otherwise transfer (whether as an outright assignment or transfer or as collateral) all or any portion of its rights and obligations under the Lease to any other person or entity (any such person or entity, a “Landlord Assign”) and such Landlord Assign shall thereupon become vested (on a non-exclusive basis, as an additional beneficiary) with all the benefits in respect thereof granted to the Landlord herein or otherwise.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. GUARANTOR HEREBY SUBMITS TO PERSONAL JURISDICTION IN SAID STATE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SAID STATE (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF GUARANTOR’S OBLIGATIONS HEREUNDER, AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS. GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS GUARANTY MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LANDLORD OR ANY LANDLORD ASSIGN TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER GUARANTOR OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND

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OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON GUARANTOR AT GUARANTOR’S ADDRESS SET FORTH HEREIN.

Without the prior written consent thereto by Landlord and the Facility Mortgagee, Guarantor will not enter into any amendment to this Guaranty and without such consent no such amendment will be effective in any event. Further, Guarantor shall not enter into any amendment to this Guaranty, and no such amendment hereto shall be effective, unless prior to such amendment Landlord and Facility Mortgagee have received written confirmation from each nationally recognized statistical rating organization (including, without limitation, S&P and Moody’s (as such terms are defined in the Lease), if applicable) which has issued a rating of any debt issued by the Facility Mortgagee or the Landlord which is secured by the Leased Property which are subject to the Lease that such amendment to this Guaranty will not result in a downgrade, withdrawal or qualification of the rating then assigned to such debt. No waiver of any provision of this Guaranty, and no consent to any departure by Guarantor herefrom, shall be effective without the prior written consent thereto by Landlord and Facility Mortgagee, and any waiver or consent for which such written consent is given shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Landlord to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Guarantor will from time to time during the Term (as defined in the Lease), promptly following request of Landlord or Facility Mortgagee, confirm in writing to Landlord and to Facility Mortgagee that this Guaranty remains in full force and effect in accordance with its terms.

So long as the Guarantor is a reporting company under the Securities and Exchange Act of 1934, as amended, Guarantor shall not be obligated to provide financial information to Landlord or any Facility Mortgage. At any time when Guarantor is not a reporting company under the Securities and Exchange Act of 1934, as amended, it will deliver to Landlord and Facility Mortgagee the following information:

(a)	within ninety (90) days after the end of each fiscal year of Guarantor, a balance sheet of Guarantor and its consolidated subsidiaries as at the end of such year, a statement of profits and losses of Guarantor and its consolidated subsidiaries for such year, and a statement of cash flows of Guarantor, and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Guarantor; and

(b)	within forty-five (45) days after the end of each of the first three (3) fiscal quarters of Guarantor a balance sheet of Guarantor and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Guarantor and its consolidated subsidiaries for such quarter and a statement of cash flows of Guarantor and in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Guarantor

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having knowledge thereof; the foregoing financial statements all being prepared in accordance with GAAP (except as otherwise stated therein).

The Guarantor shall permit the Landlord and Facility Mortgagee and their representatives, at the expense of such person or entity, and upon reasonable prior notice to the Guarantor, to visit the principal executive office of the Guarantor, to discuss the affairs, finances and accounts of the Guarantor with the Guarantor’s officers, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Guarantor, which consent will not be unreasonably withheld, conditioned or delayed) to visit the other offices and properties of the Guarantor and each subsidiary, all at such reasonable times and as often as may be reasonably requested in writing. Notwithstanding the prior sentence, such inspection shall be at Guarantor’s expense in the event of an Event of Default under the Lease.

GUARANTOR AND LANDLORD (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY MUTUALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Notwithstanding anything to the contrary set forth in this Guaranty, in the event (1) an amendment to or modification of the Lease which increases or extends the obligations of Guarantor is entered into by a Tenant without the consent of Guarantor, and (2) at the time of such amendment to or modification of the Lease, the Tenant is not an affiliate of Guarantor, then any such amendment to or modification of the Lease shall be deemed to be a “Non-Approved Lease Amendment.” In the event of a Non-Approved Lease Amendment (a) this Guaranty and the Guarantor’s obligations hereunder shall continue in full force and effect with respect to the Lease (as modified by any amendments or modifications which are not Non-Approved Lease Amendments) as if no such Non-Approved Lease Amendment had occurred, (b) Guarantor shall not have, and not be deemed to have, guaranteed any additional obligations which are specifically included in such Non-Approved Lease Amendment, and (c) in no event shall Guarantor be relieved of any of its obligations hereunder with respect to Tenant’s obligations under the Lease which existed without taking into account such Non-Approved Lease Amendment. As used in this paragraph and in the following paragraph, an affiliate of Guarantor shall mean a person or entity controlling, controlled by or under common control with Guarantor.

In the event that the Lease is assigned, or all or a portion of the premises subject to the Lease are subleased, to a party (a “Non-Affiliate”) that is not an affiliate of Guarantor, the Landlord agrees (by its acceptance of this Guaranty) to deliver to the Guarantor copies of all notices of non-payment, non-performance or non-observance that the Landlord delivers to such Non-Affiliate.

All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Guarantor, at:

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RehabCare Group, Inc.

Attn: General Counsel

7733 Forsyth Boulevard

St. Louis, MO 63105

Telephone: (314) 659-2123

Telecopy: (866) 245-0137

With a copy to:

Thompson Coburn LLP

Attn: James E. Dillon

One US Bank Plaza

St. Louis Missouri 63101

Telephone: 314.552.6330

Telecopy: 314.552.7330

and if to Landlord or any successor thereof or Landlord Assign at its address as may be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

The Guarantor agrees that it shall not institute against, or join any other person or entity in instituting against, any Landlord Assign or any person or entity which is or was a creditor of or holder of any certificate or instrument issued by any Landlord Assign any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law for one (1) year and one (1) day after the latest maturing commercial paper note issued by such Landlord Assign or any such creditor of or holder of a certificate or instrument issued by such Landlord Assign is paid in full. Without prejudice to the survival of any other agreement of the Guarantor hereunder, the provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Except for provisions of this Guaranty which by their terms survive the termination hereof, this Guaranty shall terminate after all of the following shall have occurred: (i) any Minimum Rent, all Additional Charges and all other sums and charges payable by the Tenant under the Lease shall have been indefeasibly paid in full in cash; and (ii) all other Obligations of the Tenant under the Lease shall have been performed in accordance with the terms and provisions of the Lease.

For a period often (10) years following the Commencement Date of the Lease, Guarantor agrees to grant to Prevarian Hospital Partners, LP (“Prevarian”) the opportunity to submit proposals for participation in the construction or development of any design build facilities to be constructed, developed or operated by Guarantor within Travis County, Texas. For the purposes hereof, and without limiting the generality of the foregoing, Guarantor shall provide Prevarian written notice of any such design built opportunity, including any appropriate direction to allow Landlord to participate in any bidding process or submission of proposals regarding such

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projects. In the event of any termination of the Lease by reason of Tenant’s default, Guarantor agrees to grant Prevarian the opportunity to submit such proposals for projects to be constructed, developed or operated by Guarantor within Travis County, Texas for a period equal to the remainder of the term of the Lease if it had not been terminated. In the event Landlord assigns the Lease, this paragraph of this Guaranty shall nonetheless remain in favor of Prevarian and shall not inure to the assignee of Landlord.

To the extent permitted by applicable law, Guarantor hereby expressly waives the provisions of: (a) §34.02 and §34.03 of the Texas Business and Commerce Code, and (b) Rule 31 of the Texas Rules of Civil Procedure, to the extent such laws (or any them) are applicable to this Guaranty.

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IN WITNESS WHEREOF, Guarantor, intending to be legally bound hereby, has caused this Guaranty to be executed by its duly authorized officer as of _____________________, 2010.

REHABCARE GROUP, INC., a Delaware corporation

By:
Name:
Title:

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EXHIBIT A — CORPORATE GUARANTY

Property Description

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EXHIBIT G

WORK LETTER

ARTICLE 1.

DEFINITIONS

1.1       Defined Terms. The capitalized terms listed below shall have the following meanings when used in this Work Letter (including in the recitals above):

“Construction Drawings and Specifications” means the construction level detailed and coordinated drawings and specifications for Landlord’s Work prepared by or on behalf of the Project Architect pursuant and in compliance with Sections 3.3 and 3.7 of this Work Letter.

“Contract Documents” means, collectively, this Work Letter and the Construction Drawings and Specifications.

“Design Documents” means any iteration of progress drawings and specifications for Landlord’s Work prepared by or on behalf of the Project Architect pursuant to Paragraph 3.6 of this Work Letter that are prepared prior to the preparation of the final Construction Drawings and Specifications.

“Final Construction Documents” is defined in Section 3.7 of this Work Letter.

“Force Majeure” means each of the following occurrences, in each case to the extent (but only to the extent) that each such occurrence actually delays performance by Landlord or Tenant (provided, in each case, that the party affected by Force Majeure notifies the other party in writing within ten (10) days of the occurrence causing the delay): (i) unusual and unavoidable delay in deliveries which cannot be reasonably anticipated, (ii) fire or other unavoidable casualty, (iii) adverse weather conditions in excess of those which have historically been encountered, or may reasonably be expected to be encountered, at the Project site, (iv) strikes or lockouts; (v) acts of public enemies of the state or the United States, riots, insurrection, terrorism, war, (vi) failures or refusals to perform in accordance with their contractual obligations by suppliers or contractors for the Project, (vii) delays caused by the actions or failures to act of governmental authorities, (viii) failure of a bonding or surety company to perform its obligations under any bonds or insurance policies issued with respect to contractors or subcontractors for the Project, or (ix) any other cause (other than financial) beyond the reasonable control of the party whose performance is so prevented, delayed or stopped which reasonably justifies such delay.

“Landlord Representative” shall mean Scott Walker; provided, however, that Landlord can change or replace any Landlord Representative by delivering written notice to Tenant.

“Landlord’s Work” means all labor, materials, tools, equipment, machinery, utilities, facilities and services necessary for proper construction, execution and completion of the Project in accordance with the final Construction Drawings and Specifications prepared in accordance with this Work Letter, but not including Tenant’s Work, or Tenant furnished and/or required fixtures, furniture or equipment.

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“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the construction, use or alteration thereof (including zoning ordinances), including any which may (a) require repairs, modifications or alterations of or to the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, actions and encumbrances. contained in any instruments, at any time in force affecting the Leased Property.

“Project” means the facility including the Land, the Improvements, and Fixtures comprising Landlord’s Work.

“Project Architect” means Ascension Group Architects, LP, or other such architectural firm selected by Landlord, and approved by Tenant.

“Project Contractor” means the general contractor selected by Landlord and approved by Tenant to perform Landlord’s Work.

“Substantial Completion of Landlord’s Work” shall be achieved when (a) Landlord’s Work is sufficiently complete in accordance with the Contract Documents so that Tenant can commence Tenant’s Fixture Obligations, (b) the Improvements shall not encroach upon any property, street or right-of-way adjacent to the Leased Property, and shall not violate in any material respect the agreements or conditions contained in any applicable Legal Requirement and the Permitted Exceptions, and shall not impair the rights of others under any easement or right-of-way to which the Leased Property is subject, (c) Landlord, only to the extent required as part of Landlord’s Work (defined above), delivers the Leased Property in the condition required pursuant to the Lease, including without limitation, Section 5.2 thereof, (d) all Project systems included in Landlord’s Work are operational as designed and specified, (e) a certificate of occupancy or temporary certificate of occupancy issued by the City of Austin for Landlord’s Work has been obtained, (f) all governmental inspections designated or required for Landlord’s Work have been successfully completed, (g) all final finishes required by the Contract Documents are in place (except for minor Punchlist Items which do not materially detract from the appearance and utility of the Project for the Permitted Use), and (h) all remaining Landlord Work is reasonably estimated to be completed within thirty (30) consecutive calendar days (or as otherwise agreed to by Tenant) following the date of Substantial Completion of Landlord’s Work.

“Tenant Representative” shall mean Tony Dickamore; provided, however, that Tenant can change or replace any Tenant Representative by delivering written notice to Landlord.

1.2       Other. Other capitalized terms used but not defined in this Work Letter shall have the meanings assigned to them in the Lease.

ARTICLE 2.

REPRESENTATIVES

2.1.       Representatives. Tenant Representative shall perform certain services for and on behalf of Tenant during the design and construction phases of the Project and shall receive copies

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of all notices to which reference is made in this Work Letter given by Landlord to Tenant and shall further make all notices from Tenant to Landlord to which reference is made in this Work Letter. Tenant Representative shall have full authority to act on behalf of, make decisions on behalf of and otherwise bind Tenant in connection with the Project (subject to any limitations set forth in the definition of Tenant Representative). Landlord Representative shall perform certain services for and on behalf of Landlord during the design and construction phases of the Project and shall receive copies of all notices to which reference is made in this Work Letter given by Tenant to Landlord and shall further make all notices from Landlord to Tenant to which reference is made in this Work Letter. Landlord Representative shall have full authority to act on behalf of, make decisions on behalf of and otherwise bind Landlord in connection with the Project.

ARTICLE 3.

PROJECT DESIGN AND CONSTRUCTION

3.1       General. The Project shall be designed, and Landlord’s Work shall be performed, by Landlord in substantial accordance with (a) the Contract Documents, (b) all laws, codes, ordinances, rules and regulations of governmental authorities having jurisdiction over the Project, Landlord’s Work and/or the Permitted Use, and (c) all covenants, conditions and restrictions affecting or relating to the Leased Property, the Facility and/or the Project. The location, design and construction of the Project shall not restrict the Project from being licensed by TDSHS and receiving classification as an in-patient rehabilitation facility, as well as receiving accreditation from the Joint Commission. All (i) materials and equipment furnished under the Contract Documents will be of good quality and new and (ii) Landlord’s Work will be performed in a good and workmanlike manner and in substantial accordance with the requirements of the Contract Documents. Subject and pursuant to Sections 3.3, 3.6, 3.7, 3.10, and Article 8 below, and the other provisions of this Work Letter, Tenant will have input regarding the design and quality of such Project, materials and equipment. Tenant approves Ascension Group Architects, LP as the Project Architect. Tenant shall have the right to approve the Project Contractor and any replacements to either the Project Contractor or the Project Architect, which approval shall not be unreasonably withheld, conditioned or delayed.

3.2       Project Schedule. Landlord, working with Tenant and the Project Architect shall use its best efforts to design the Project in accordance with the schedule set forth in Article 8 of this Work Letter (the “Design Schedule”). Subject to any Tenant Delays and Force Majeure Events, Landlord shall commence Landlord’s Work within thirty (30) calendar days after: (i) completion and approval of the final Construction Drawings and Specifications, (ii) closing on the Project financing; and (iii) receipt of all required local governmental permits necessary to commence construction of the Improvements (the “Construction Commencement Date”). Landlord agrees to use its best efforts to close its project financing and obtain all required local governmental permits necessary to commence construction of the Improvements as soon as practicable such the Design Schedule will not be delayed thereby. Dependent upon the successful completion of final Construction Drawings and Specifications within the Design Schedule, no Tenant Delays and subject to Landlord’s discretionary right to terminate the Project Architect, Landlord anticipates a target commencement date for construction of March 31, 2011 (the “Target Commencement Date”).

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Landlord shall use its best efforts to perform each phase of Landlord’s Work within the time schedule set forth on the attached Exhibit J (the “Project Construction Schedule”) and shall use its best efforts to achieve Substantial Completion of the Project on or before May 15, 2012 (the “Target Substantial Completion Date”). The Project Construction Schedule and the Target Substantial Completion Date shall each be subject to extension for Force Majeure and Tenant Change Requests. The Project Construction Schedule sets forth dates that are critical in ensuring the timely and orderly completion of Landlord’s Work in accordance with the requirements of the Contract Documents.

Notwithstanding anything to the contrary contained herein, in the event that Tenant has not acquired the Land by December 31, 2010 (the “Drop Dead Acquisition Date”), then Tenant may deliver to Landlord a written notice of default with respect to the acquisition of the Land, insisting that Landlord cure the default and acquire the Land within fifteen (15) business days from the date of Tenant’s default notice. If Landlord fails to acquire the Land on or before the expiration of said fifteen (15) business day period, Tenant or Landlord may terminate this Lease, in which case neither party shall have any further obligation to one another.

Notwithstanding anything to the contrary contained herein, in the event that the Construction Commencement Date has not occurred on or before July 31, 2011 (the “Drop Dead Commencement Date”), plus any days extended for Force Majeure and Tenant Change Requests, then Tenant may deliver to Landlord a written notice of default with respect to the commencement of the construction of Landlord’s Work insisting that Landlord cure the default and commence to construct Landlord’s Work within fifteen (15) business days from the date of Tenant’s default notice. If Landlord fails to commence construction of Landlord’s Work on or before the expiration of said fifteen (15) business day period and thereafter diligently prosecute Landlord’s Work, subject to any Tenant Delays and Force Majeure Events, then Tenant may charge Landlord a late delivery fee in the amount of $5,000 per day for each day after the expiration of said fifteen. (15) business day period until the Construction Commencement Date occurs.

Notwithstanding anything to the contrary contained herein, in the event that the Substantial Completion of Landlord’s Work has not occurred on or before November 30, 2012, subject to Force Majeure Events and Tenant Delays (the “Drop Dead Substantial Completion Date”), then Tenant may deliver to Landlord a written notice of default with respect to the Substantial Completion of Landlord’s Work. If Landlord fails to achieve Substantial Completion of Landlord’s Work on or before the date which is fifteen (15) business days thereafter, subject to any Tenant Delays and Force Majeure Events, then Tenant may charge Landlord a late delivery fee in the amount of $5,000 per day for each day after the expiration of said fifteen (15) business day period until Substantial Completion of Landlord’s Work is achieved. If, however, Substantial Completion of Landlord’s Work is not achieved within thirty (30) days following the expiration of said fifteen (15) business day period, the fee, beginning on the expiration of such thirty (30) day period shall double to $10,000 per day.

If at any time the performance of Landlord’s Work has not progressed or reached the level of completion required by the Project Schedule, Tenant shall have the right to suggest that Landlord to take corrective measures necessary to expedite the progress of the construction. Tenant’s right to request corrective measures is without prejudice to any other right or remedy of

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Tenant and is solely for the purpose of attempting to ensure Landlord’s compliance with the Project Schedule.

3.3       Project Design. Landlord shall cause the Project Architect to prepare, and deliver to Tenant (and Landlord) final Construction Drawings and Specifications for the construction of Landlord’s Work. and to comply with any applicable Permitted Exceptions, applicable City of Austin and County of Travis building codes, as applicable, and other applicable ordinances (the “Construction Drawings and Specifications”). After the preparation and review of progress Design Documents as set forth in Section 3.6 hereof, Landlord shall cause the Project Architect to finalize the Construction Drawings and Specifications, which Construction Drawings and Specifications shall be subject to Tenant input and review in accordance with Section 3.6 of this Work Letter.

3.4       Project Architect / Project Contractor. Landlord reserves the right to terminate the Project Architect at any time during the Term of this Work Letter. Landlord’s right to terminate the Project Architect may be exercised by Landlord at its sole discretion, for cause or not for cause. In the event that Landlord elects to terminate the Project Architect, Landlord shall promptly engage other qualified architect(s) or architectural firm licensed in the State of Texas to serve as the Project Architect, subject to the approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that the Project Architect is terminated by Landlord, then any delays in either the Design Schedule or the Project Schedule resulting from their termination, shall not be deemed a Tenant Delay, a Landlord Delay or a Force Majeure Event under this Work Letter. Landlord’s contract with the Project Architect shall specify that Landlord shall have a License (as defined in Section 7.6 of this Work Letter) to use any Design Documents or final Construction Drawings and Specifications (and any iteration thereof) even after removal of the Project Architect from this Project, in order that Landlord’s substituted Project Architect may move forward with the Project commencing with the Design Documents or final Construction Drawings and Specifications developed to the date of the Project Architect’s removal from the Project.

After completion of the Construction Drawings and Specifications, Landlord shall bid the construction of the Project to such number of general contractor(s) as it deems reasonable. The selection of the Project Contractor shall be the right of Landlord, subject to the approval of Tenant, which approval shall not be unreasonably withheld.

3.5       Preliminary Project Budget. Landlord has prepared and presented to Tenant a Preliminary Project Budget for the Project. The Preliminary Project Budget is attached to the Lease as Exhibit I (the “Preliminary Project Budget”) and is the target level budget for the Project desired by Tenant. Landlord and Tenant acknowledge and agree that the Preliminary Project Budget is only a guideline and target for the Project cost, and Landlord does not guarantee that the final price of Landlord’s Work shall be equal to or less than the Preliminary Project Budget. Section 3.7 of this Work Letter shall set forth the development of a Final Project Budget.

3.6       Review / Approval Procedures - Design Documents. The parties agree that time is of the essence with respect to all deadlines and response times set forth in this Work Letter and that the deemed approval provisions set forth herein in the event of a failure of either

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party to timely respond to any request for review and comment or additional information shall be deemed approval. Landlord shall use its best efforts to cause the Project Architect to deliver to Tenant the Design Documents and the Construction Drawings and Specifications in accordance with the Design Schedule set forth in Article 8 of this Work Letter and as set forth in this Paragraph 3.6 and 3.7 in order to allow Tenant an opportunity to review and provide any comments thereon and cause the Project Architect to mark any revision draft of the Design Documents and Construction Drawings and Specifications by clouding and/or other reasonable technique to show changes made to such revision draft as compared to the previous progress draft delivered to Tenant. Tenant shall deliver written notice of any objection to or comments on any revised progress draft of the Design Documents to Landlord within five (5) business days of delivery of each such revision of the Design Documents to Tenant. For purposes of this Work Letter, any iteration of a progress draft of the drawings and specifications shall be referred to herein as the “Design Documents.” Tenant shall deliver written notice to Landlord and the Project Architect of any objection to or comments to the Design Documents within five (5) business days of delivery of the Design Documents to Tenant. Landlord shall cause the Project Architect to revise the Design Documents in response to Tenant’s comments, and the parties shall continue the process described in the foregoing provisions until such time as Tenant approves or is deemed to approve the Design Documents.

3.7       Final Construction Documents and Specifications. Upon completion of review and approval of the Design Documents which have been reviewed and approved by both Tenant and Landlord, Landlord shall, within ninety (90) business days after such approval, prepare for Tenant a final revised estimated Project Budget based on the final version of the Final Construction Documents (the “Final Project Budget”). Within five (5) business days after receipt of the Final Project Budget from Landlord, Tenant shall approve or reject the Final Project Budget, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Tenant rejects the Final Project Budget, then Landlord and Tenant shall work together in good faith to revise the Final Project Budget such that it is acceptable to both parties; provided, however, that if no such agreement can be reached, despite the good faith efforts of both Landlord and Tenant, Landlord shall have the right to terminate the Project within five (5) business days after receipt of Tenant’s election to reject the Final Project Budget. In the event that Landlord elects to terminate the Project, then Landlord and Tenant shall execute a termination of this Work Letter and the Lease as well as any other agreements executed between them with respect to the Project. In the event Landlord terminates the Project due to failure of Landlord and Tenant to agree on the Final Project Budget, and if the total cost per the Final Project Budget (less a reasonable amount for any costs that increase the budget due to Tenant requests made after the date of the Preliminary Project Budget) is less than or equal to one hundred ten percent (110%) of the total cost per the Preliminary Project Budget, Tenant shall reimburse Landlord for all of Landlord’s reasonable out of pocket costs incurred by Landlord in connection with this Lease, the acquisition of the Land, and the contract to acquire the Land (including any earnest money and option money lost by Landlord in connection therewith), such costs to include reasonable attorneys fees, financing costs, and architect fees. Tenant’s failure to timely approve or reject the Final Project Budget shall be deemed Tenant’s approval of same. If both the approved Design Documents and the Final Project Budget are approved or deemed approved by Tenant and Landlord hereunder, then in accordance with the provisions of Article 8 of this Work Letter, Landlord shall instruct the Project Architect to finalize Construction Documents and Specifications for the Project, based upon the final progress Design Documents,

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which drawings, documents and specifications shall be complete architectural, structural, mechanical, electrical and plumbing drawings ready for permit submission and general construction in such form and detail as reasonably required by Landlord (the “Final Construction Documents”). The Final Construction Documents shall not be deemed final until any and all changes required by the local code authority have been implemented by the Project Architect and the code authority has issued a building permit for the entire Project.

3.8       Tenant’s Liability for Construction Drawings and Budgets. Except for Tenant’s responsibilities noted herein, Tenant’s review or approval of Design Documents and Construction Drawings and Specifications or any other documents relating to Landlord’s Work shall create no responsibility or liability on the part of Tenant for their completeness, design, sufficiency, or compliance with any laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authorities.

3.9       Permits and Approvals. Landlord shall (i) obtain all city and county licenses, permits and approvals (whether governmental or non-governmental), required to perform Landlord’s Work, and (ii) work together with Tenant to assist Tenant in obtaining any approval from any applicable health or regulatory agency or other approvals that are not related to the construction of Landlord’s Work, but required by Tenant to inhabit and operate the Project for its Permitted Use.

3.10     Tenant Change Requests. Tenant may from time to time request changes in previously approved Design Documents or Construction Drawings and Specifications (herein, a “Tenant Change Request”), subject to the terms and conditions of this paragraph. Each Tenant Change Request shall (a) be in writing delivered to Landlord and (b) be subject to Landlord’s consent. Landlord shall not unreasonably withhold, condition or delay its consent to any Tenant Change Request; provided, however, Landlord shall have no obligation to implement any Tenant Change Request which requires the approval of any municipal authority unless and until Landlord receives such approval. Landlord shall provide written notice to Tenant of the impact the Tenant Change Request will have on the Project Budget, if any, and Landlord and Tenant shall work in good faith to agree on a revised Project Budget, if applicable; provided, however, if the Tenant Change Request impacts the Project Budget and Landlord and Tenant are unable to reach an agreement, then Landlord may reject the Tenant Change Request by written notice to Tenant. So long as the Tenant Change Request is not reasonably expected by Landlord to result in an increase in the Project Budget, such Tenant Change Request shall be incorporated into the Final Construction Documents and performed by Landlord.

3.11     Substantial Completion / Final Completion of Landlord’s Work. Landlord shall provide Tenant with written notice when Landlord believes that Substantial Completion of Landlord’s Work has been achieved, along with appropriate documentation to evidence the same. Such notice shall be accompanied by a list of items (the “Punchlist Items”) to be completed or corrected. Promptly following delivery of such notice of Substantial Completion of Landlord’s Work, duly authorized representatives of Landlord and Tenant shall jointly inspect the Landlord’s Work. The Punchlist shall be subject to review and approval by Tenant following such joint inspection. In the event that the parties shall disagree on whether any item is properly included as part of the Punchlist Items, and the parties are unable to reach agreement thereon within five (5) business days after such joint inspection, either party may submit such disagreement to the

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Project Architect for final determination, which determination of the Project Architect shall be binding upon Landlord and Tenant. Notwithstanding anything to the contrary set forth herein, the failure to include an item on the Punchlist does not alter the responsibility of Landlord to complete all of Landlord’s Work in accordance with the Contract Documents. Landlord shall complete the Punchlist Items on or before the date that is thirty (30) business days after achieving Substantial Completion of Landlord’s Work; provided, however, that Landlord shall have such additional time as may reasonably be required with diligent efforts to complete Punchlist Items of a seasonal nature (such as landscaping) which cannot or should not be performed until a later date, special order items, or other materials or workmanship delayed beyond Landlord’s control. If Landlord shall not complete all required Punchlist Items (excluding the foregoing seasonal related items, special order items, or other materials or workmanship delayed beyond Landlord’s control, however) within such thirty (30) business day period, the date of Substantial Completion of Landlord’s Work shall be deemed extended by the number of days of such delay, except to the extent that Tenant wrongfully interferes with Landlord in completing such Punchlist Items and Landlord shall continue to diligently pursue the completion of Landlord’s Work to Final Completion of the Work without material interruption. Landlord shall cause Project Architect to issue a Certificate of Final Completion of Landlord’s Work after the completion of the Punchlist Items and such certificate date shall be the “Date of Final Completion” hereunder.

3.12     Assignment of Correction Obligations and Warranties. Following the period of twelve (12) months after Substantial Completion of Landlord’s Work, Landlord shall assign to Tenant, on a non-exclusive basis, (a) any correction obligations or warranties provided by the Project Contractor or any other party on Landlord’s Work (including, without limitation, Project Contractor’s obligation to timely and diligently correct any defective or non-conforming work) and (b) all extended warranties for the components and equipment included within Landlord’s Work. Landlord shall furthermore assist Tenant, at no cost to Landlord however, in pursuing any available remedies against the design and/or construction professionals engaged to design and/or perform Landlord’s Work. Nothing set forth in this Section 3.12 shall affect or limit Landlord’s obligations to correct defective or nonconforming design or work, at the expense of Landlord, as set forth in Sections 3.11 of this Work Letter.

3.13     Entry by Tenant Prior to Space Delivery. Tenant and Tenant’s agents, employees and/or representatives shall have the right to enter onto the Project site from time to time for the purpose of inspecting the Project and performing the installations of furniture, fixtures and equipment to prepare the Project for Tenant’s use and occupancy, provided that such entry shall not unreasonably interfere with the completion by Landlord or its Project Contractor of Landlord’s Work at the Project. Tenant and its representatives shall comply with all reasonable requirements of the Contractor regarding such entry by Tenant prior to Final Completion of Landlord’s Work. In the event Tenant or any of its representative suffer any personal injury, death or property damage, due to their entry upon the Leased Property during Landlord’s Work, Tenant agrees to release, defend, indemnify, and hold harmless the Landlord from against any and all costs. (including reasonable attorneys fees), lawsuits, damages, claims, or losses suffered or brought against Landlord due to such personal injury, death or property damage, excluding any costs, lawsuits, damages, claims or losses suffered by Tenant due solely to Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its agents and employees.

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3.14      Excluded Costs. To the extent that the following costs are not included in the Final Project Budget, such costs (collectively the “Excluded Costs”) shall be allocated as set forth in this Section 3.14: (i) additional costs to construct, re-construct, re-surface, widen or otherwise improve any public or private roadway abutting the Land that may be required by the City of Austin or the County of Travis or other applicable authority in order to obtain either a building permit or a certificate of occupancy for the Project, but only if such additional costs exceed $100,000.00 (costs less than $100,000 shall be added to the Final Project Budget); (ii) additional costs to construct, expand the capacity of or otherwise improve any water lines, sanitary sewer lines, lift stations, private sanitary sewer plants, off-site or regional detention facilities necessary to serve the Land and the to be constructed Improvements, but only if such additional costs exceed $100,000.00 (costs less than $100,000 shall be added to the Final Project Budget); and (iii) Tenant’s Work (as defined in Section 8.1 hereof). The costs of Tenant’s Work shall be borne solely by Tenant. This Lease shall be conditioned upon an agreement from the parties regarding a mutually acceptable manner in which to allocate items (i) and (ii) of Excluded Costs, which agreement shall not be unreasonably withheld. Landlord and Tenant anticipate that they will be able to further define and ascertain the impact of any of the Excluded Costs during the design phase of the Project. Landlord agrees and acknowledges that Landlord shall not approve or incur any obligations in regards to items identified as Excluded Costs without the express written approval of Tenant, which approval will not be unreasonably withheld. Landlord further agrees that Landlord shall provide Tenant all information, documents, or materials in regards to negotiations for any items identified as an Excluded Cost and shall provide Tenant the opportunity to materially participate in any negotiations in regards to any Excluded Cost item. Tenant and Landlord agree that items identified as Excluded Costs which are required after construction commences will be submitted to Tenant for inclusion into the Final Project Budget, which approval shall not be unreasonably withheld.

3.15     Signage. Tenant is solely responsible for the design, construction and erection of its owns signage, provided, that any signage must comply with all requirements of the City of Austin and any other governmental authority.

3.16     Landlord Duty to Deliver. Landlord shall deliver the Leased Property to Tenant pursuant to the requirements noted in Article 5 of the Lease. In addition, promptly following Substantial Completion of Landlord’s Work, Landlord shall deliver to Tenant binders containing complete sets of all manufacturer’s catalogs, instructions and other similar data covering all mechanical and manually operated devices furnished and/or installed as part of Landlord’s Work, and (2) provide Tenant’s property management and operations personnel with the opportunity to be trained in the operation and maintenance of building systems and controls installed as part of Landlord’s Work.

ARTICLE 4.

TENANT OVERSIGHT

4.1.       Tenant Oversight. Landlord hereby acknowledges and agrees that, notwithstanding anything to the contrary: (1) Landlord shall make the site of Landlord’s Work available at reasonable times for inspection by Tenant Representative; (2) Landlord shall cause the Project Architect and/or the Project Contractor to promptly furnish Tenant with any information, documents and/or materials relating to the Project that Tenant may reasonably

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request and respond in a timely manner to all reasonable inquiries by Tenant Representative; and (3) Landlord shall provide that a monthly project update meeting be held at the project site at which the Project Architect, Project Contractor, Landlord Representative and Tenant Representative are required to be present (provided that Tenant Representative may elect to be present via telephone); (4) Tenant shall have the right to actively participate in the decision making process in regards to any and all material decisions effecting the design and construction of the Leased Property; and (5) Landlord shall provide Tenant with reasonable prior notice of, and allow Tenant or its representatives a reasonable opportunity to attend and participate in, all project meetings, in addition to the required monthly meetings.

ARTICLE 5.

INDEMNIFICATION

To the fullest extent permitted by law, Landlord shall defend, indemnify and hold harmless Tenant, Tenant’s representative(s), their respective subsidiary, affiliated and associated companies, and the directors, officers, shareholders, employees and agents of any of them, and their respective agents and servants (collectively, “Indemnified Parties” and singly, an “Indemnified Party”), and each of them, of and from any and all claims, demands, causes of action, damages, costs, expenses, losses or liabilities, in law or in equity, of every kind and nature whatsoever (“Claims”), including without limitation, costs of defense, settlement and attorneys’ fees, attributable to: (a) injury to or death of any person and injury to or destruction of or loss of use of property in whole or in part which occurs prior to Substantial Completion of Landlord’s Work, which are caused by the acts or omissions of Landlord, the Project Contractor, its subcontractor, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable, except to the extent such death, injury or loss is caused by an Indemnified Party; (b) injury to or death of any person and injury to or destruction of or loss of use of property in whole or in part, which occurs on or prior to Substantial Completion of Landlord’s Work, and arising out of or resulting from or related to the negligent performance of Landlord’s Work by Landlord, the Project Contractor, its subcontractor, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable, except to the extent such death, injury or loss is caused by an Indemnified Party; (c) any and all penalties imposed on or alleged against any Indemnified Party or Landlord’s Work on account of the violation of any law, order, or regulation by Landlord, the Project Contractor or subcontractor of Project Contractor, which penalty is assessed on or before the first anniversary of Substantial Completion of Landlord’s Work, except to the extent any such penalty is caused by an Indemnified Party; and/or (d) any and all Claims arising out of or resulting from alleged infringement by the Project design or any means and methods used by Landlord of copyrights, patents or other intellectual property rights held by others, and which claim is asserted on or before the first anniversary of Substantial Completion of Landlord’s Work.

ARTICLE 6.

REQUIRED INSURANCE

Landlord shall carry and maintain at all times during the design and construction of the Project, and shall cause the Project Architect and the Project Contractor to maintain at all times during the design and construction of the Project, and for such longer periods as may be required below, the following types of insurance and minimum coverage amounts written by insurers

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rated by A.M. Best & Co., with a minimum rating of (or equivalent to) “A,” a financial size category of not less than “VIII,” and are qualified to do business in the State of Texas:

6.1       Landlord’s Required Insurance.

(a)        Worker’s compensation insurance, as required by law, in statutory amounts;

(b)        Motor vehicle insurance covering owned, non-owned and hired vehicles for personal injury in the amount of $1,000,000.00 combined single limit for bodily injury and for property damage;

(c)        Commercial general liability coverage for bodily injury, personal injury and property damage in the amount of $1,000,000.00 per occurrence and $2,000,000.00 aggregate limit;

(d)        Property insurance written on a builder’s risk “all-risk” or equivalent policy form in the total value for the entire Project at the site on a replacement cost basis without optional deductibles; and

(e)        Umbrella Liability Coverage over Commercial General Liability and Motor Vehicle Insurance in the amount of $3,000,000.00.

6.2       Project Architect’s Required Insurance.

(a)        Commercial general liability coverage for bodily injury, personal injury and property damage in the amount of $1,000,000.00 per occurrence and $2,000,000.00 aggregate limit; and

(b)        Professional liability coverage for all professional services relating to the Project in the minimum amount of $2,000,000.00.

6.3       Project Contractor’s Required Insurance.

(a)        Workers’ compensation insurance in statutory amounts and employer’s liability insurance in the amount of $1,000,000.00;

(b)        Motor vehicle insurance covering owned, non-owned and hired vehicles for personal injury in the amount of $1,000,000.00 combined single limit for bodily injury and for property damage;

(c)        Commercial general liability coverage for bodily injury, personal injury and property damage in the amount of $1,000,000.00 per occurrence and $2,000,000.00 aggregate limit; and

(d)        Umbrella Liability Coverage over Commercial General Liability and Motor Vehicle Insurance in the amount of $5,000.000.00.

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6.4       Other Requirements Regarding Required Insurance. The liability policies required by this Article 6 shall include a contractual liability endorsement covering the indemnification obligations under the Contract Documents. The “other insurance” clause shall be deleted from each policy of insurance carried by Landlord, Project Architect and Project Contractor so as to make it clear that the coverage of each such party’s policy is primary and any coverage under any policy or policies of insurance held by Tenant or any other additional insured is secondary. All of the insurance required shall be written on an occurrence basis, except that professional liability and umbrella liability can be written on a claims made basis provided that such coverages are maintained for six years following final payment. Tenant, any lender(s) of Tenant and such other persons designated by Tenant from time to time shall be named as additional insureds on all insurance policies required hereunder except workers’ compensation and professional liability policies. Landlord shall, upon demand, provide Tenant with proof that the insurance requirements have been met, which shall be in the form of certificates of insurance (or, at Tenant’s request, insurance policies) reasonably acceptable to Tenant. Renewal certificates for all policies that expire during the term of the Contract Documents must also be provided at least thirty (30) days prior to each policy’s respective expiration. Nothing in this clause, or any failure of Landlord to secure the above required coverages or otherwise comply with the insurance provisions of the Contract Documents, shall modify, limit or expand Landlord’s liability or other obligations under the Contract Documents.

ARTICLE 7.

MISCELLANEOUS

7.1       Permits, Fees and Compliance with Law. Landlord shall secure all permits, licenses and inspections necessary for the execution and completion of Landlord’s Work. Landlord shall comply in all material respects with the terms of all such permits and licenses and with all federal, state and municipal laws, statutes, ordinances, building codes, rules and regulations applicable to Landlord’s Work.

7.2       As-Built Documents. Landlord shall provide to Tenant at the conclusion of Landlord’s Work As-Built drawings of the Project.

7.3       Construction Procedures. As between Landlord and Tenant, Landlord shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures, and for coordinating all portions of Landlord’s Work, in all cases subject to oversight by Tenant as provided herein.

7.4       Liens. In the event that any direct or indirect contractor, subcontractor, supplier or any other party providing labor or materials related to Landlord’s Work establishes a lien against the Project and/or the Project site, Landlord shall, within ninety (90) days of receipt of notice from Tenant regarding such lien, cause the lien to be discharged (either by obtaining and recording a lien discharge bond from a surety and in a form acceptable to Tenant or otherwise) at no cost to Tenant. Landlord agrees to indemnify and hold harmless Tenant from all costs and expenses incurred by Tenant in connection with such liens.

7.5       Landlord’s Duty to Correct Defective Work. Landlord shall promptly correct defective or nonconforming design or work after written request from Tenant delivered to

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Landlord no later than twelve (12) months after the date of Substantial Completion. The obligation in the preceding sentence shall include the cost of correcting destroyed or damaged property caused by defective or nonconforming design or work. Nothing contained in this paragraph shall be construed to establish a period of limitation with respect to obligations which Landlord may have under the Lease other than the specific obligation of Landlord to promptly correct defective or nonconforming design or Work contained in this Paragraph. After such twelve (12) month warranty period, Landlord agrees to use commercially reasonable efforts to pursue any claim for defective or nonconforming design or work.

7.6         License for Design Documents. Tenant is hereby granted an irrevocable, duty-free license (the “License”) to obtain and retain copies, including reproducible copies and copies of computer disks or other computer memory storage devices (e.g., CADD files), of all Design Documents, Construction Drawings and Specifications and other design documents prepared by Project Architect for information and reference in connection with the construction, reconstruction, renovation, repair, maintenance, marketing, use and occupancy of the Project. The License shall be transferable to any Permitted Transferee of Tenant under Article 20 of the Lease. At or prior to Substantial Completion of the Project, Landlord shall cause the Project Architect and any other party providing design services to deliver instruments in form and substance satisfactory to Tenant confirming the grant to Tenant of the License. The Project Architect shall not be responsible for changes made in the final Contract Documents or other documents prepared by the Project Architect by anyone other than the Project Architect or its consultants, or for Tenant’s use of the final Contract Documents or other documents prepared by the Project Architect without the participation of the Project Architect. Project Architect’s contract or agreement with Landlord shall specifically contemplate the granting to both Tenant and Landlord of the License set forth above in connection with the Project.

7.7        Scope of Project Architect’s Work. The Project Architect shall, with Landlord’s and Tenant’s cooperation and assistance as set forth in this Work Letter, furnish all services necessary for the preparation of the Design Documents and the Construction Drawings and Specifications relating to Landlord’s Work and secure such approvals as may, by reason of the nature of the Improvements required to be constructed by Landlord hereunder, be required from any governmental, authority having jurisdiction.

7.8        Capitalized Terms. All capitalized terms used, but not defined herein, shall have the meaning given them in the Lease to which this Work Letter is attached as Exhibit G.

ARTICLE 8.

SCHEDULE

8.1        Design Development Schedule. Pursuant to the schedule set forth in this Article 8, all plans and drawings for the Improvements shall be prepared as follows:

(a)        To the extent that Tenant has not already done so, Tenant shall furnish to Landlord’s Architect, Tenant’s space, equipment, and other special requirements known as “Space Program”, as designated by Tenant promptly following Tenant’s execution of the Lease. During such time or such other time as is mutually agreed upon by Landlord and Tenant, Tenant will meet with Landlord’s Architect and Landlord’s Representative to create Space Program

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design. The Project Architect shall prepare the Space Program design within twenty (20) business days after receipt of the Tenant’s requirements from Tenant and submit the same to Landlord and Tenant for review. Tenant shall make any objections, comments or revisions to said written Space Program design within ten (10) business days after its submission to Tenant. Failure to make any objections, comments or revisions within said ten (10) business day period shall be deemed Tenant’s approval of the written Space Program design delivered by the Project Architect.

(b)        Landlord shall cause the Project Architect to prepare from the approved Space Program draft Design Documents sufficient to convey the architectural design and intended use of the to be constructed Improvements within fifteen (15) business days after finalization of the Tenant Space Program in 8.1(a) above. Tenant and. Landlord shall review and provide comments to the Design Documents within five (5) business days of receipt from the Project Architect and/or Landlord’s Representative. Tenant and Landlord may, at either of their request, meet with the Project Architect to review the Design Documents and provide informal input regarding such Design Document’s impact upon the Preliminary Project Budget. The Design Documents shall be revised until such time as they are approved or deemed approved by both Landlord and Tenant.

(c)        Tenant shall cause any and all of Tenant’s special consultants to consult with the Project Architect and engineers within ten (10) business days after the date on which the Design Documents are approved by Landlord and Tenant in order to prepare Tenant’s complete architectural, structural, electrical, mechanical and plumbing drawings necessary for any and all portions of the completed Project.

Unless otherwise agreed, it shall be Tenant’s sole responsibility and work to contract with independent companies or consultants to provide interior design services and to provide and install any and all internal data, telecommunications (television, wireless, satellite, etc.) and/or security systems or other special utility facilities for the Leased Property, all furniture, Trade Fixtures and equipment related to the operation of the Project for its Permitted Use (including, but not limited to medical, food service, exercise and rehabilitation equipment, cubicle partitions and/or curtains, window blinds and the like), exterior and interior identification or directional signage or graphics relating to the Project’s Permitted Use, and cleaning equipment, supplies or chemicals related to any pool, spa and/or sauna to be constructed as part of Landlord’s Work (collectively “Tenant’s Work”). To the extent that any portion of Tenant’s Work requires specific design or construction features in Landlord’s Work or is to be included as a part of Landlord’s Work, then Tenant shall provide such information to Landlord and the Project Architect for incorporation into the Design Documents during the review process. described in subsection (b) above.

The Construction Drawings and Specifications shall be in such form and in such detail as may be reasonably required by Landlord and provided to Tenant within thirty (30) business days from receipt of finally approved Design Documents and Tenant’s consultant work (as noted in the paragraph above). The Construction Drawings and Specifications shall be reviewed by Tenant and Tenant shall provide any objections and/or comments thereto within five (5) business days of receipt. If Tenant disapproves of any portion of the Construction Drawings and Specifications, Tenant shall advise Landlord in writing of such necessary revisions and the

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reasons therefore. Tenant’s failure, if any, to respond with any comments to the submitted Construction Drawings and Specifications within said five (5) business day period shall constitute Tenant’s approval of same. With respect to corrections to the Construction Drawings and Specifications that do not constitute a Tenant Change Request as defined in Paragraph 3.10 hereof, or a Landlord required change to the Construction Drawings and Specifications, Landlord shall then cause the Project Architect to revise the Construction Drawings and Specifications accordingly within ten (10) business days and then to resubmit the revised Construction Drawings and Specifications to Landlord, Tenant and, if instructed to do so, to Tenant’s special consultants for their review and comment. Tenant, its consultants (if applicable) and Landlord, shall review such revised Construction Drawings and Specifications and provide any objections, corrections or comments to same within five (5) business days after revised Construction Drawings and Specifications are delivered to them.

8.2        Changes in the Final Construction Documents and Tenant Required Changes. Subject to the limitations set forth in Section 8.3 below, if a Tenant Change Request requires any changes to the Construction Drawings and Specifications (or any previously approved revision thereto or supplement thereof), then the increased costs (if any) of Landlord’s Work caused by such changes shall be borne in the manner set forth in Section 3.10 above. Any and all increased costs shall include but not be limited to all architectural, engineering and consulting design fees and expenses in connection therewith in addition to any governmental fees, which may be additionally imposed and costs associated with delays in construction of the Improvements and Landlord’s Work caused by such change(s), the incremental additional hard construction costs associated with the performance and implementation of such change into Landlord’s Work, and the incremental additional soft costs and interest costs associated with the performance and implementation of such change into Landlord’s Work ( “Additional Costs”).

8.3        Certain Limitations. Tenant shall not include in its Tenant Change Requests to the final Construction Drawings and Specifications, and Landlord shall have no obligation to agree to any Tenant Change Request that will:

(i)           Be incompatible with the design, construction or equipment of the building and/or with the Project Improvements;

(ii)          violate any applicable laws, ordinances and/or the rules and regulations of any governmental authority having jurisdiction; or

(iii)         violate any applicable insurance regulations, including but not limited to any such regulation for a fire resistive Class A building.

8.4        Construction. The Project Contractor will competitively bid each construction trade activity.

8.5        Tenant Delay. The term “Tenant Delay,” as used herein, shall mean and be defined as any actual delay experienced by Landlord, the Project Architect or the Project Contractor and its subcontractors in substantially completing any Landlord’s Work; including but not limited to:

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(a)        Tenant’s failure to complete or approve any action or item on or before the due date which is the responsibility of Tenant;

(b)        Tenant’s changes to Construction Drawings and Specifications after Landlord’s approval of same;

(c)         Any act, or failure to act by Tenant, Tenant’s Representative and/or any other person performing or required to perform services on behalf of Tenant causing delay beyond the originally scheduled time periods agreed in this Work Letter or between Landlord and Tenant;

(d)         Any delay due to Tenant Change Requests to the Construction Drawings and Specifications; and

(c)         Any delay due to untimely responses to Design Documents or the Construction Drawings and Specifications by Tenant’s special consultants causing delay beyond the originally scheduled time periods agreed in this Work Letter or between Landlord and Tenant.

8.6        Landlord Delay. The term “Landlord Delay” shall mean and be defined as delay in the completion of Landlord’s Work that is caused by Landlord,. its agents or contractors, including without limitation:

(a)         Failure to furnish any approval in a timely manner, per the agreed-to schedule in Article 3 hereof not caused by Tenant;

(b)         Interference with access or work of Tenant or Tenant’s contractors after Tenant has received Landlord’s approval for access to the Project premises;

(c)         Failure to cooperate with Tenant’s contractors, or governmental permitting and inspecting authorities; or

(d)         Failure to perform any work or take any action upon which Tenant’s work is dependent.

[End of Work Letter]

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EXHIBIT H

Subordination, Non-disturbance And Attornment Agreement

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made and entered into as of the               day of                          , 20    , by and among [                       ], a                        corporation (“Beneficiary”), [             ], a                                   corporation (“Landlord”), and [                              ], a                         corporation (“Tenant”).

WITNESSETH:

WHEREAS, Beneficiary is now the owner and holder of that certain Promissory Note (“Note”) dated                    , 20     , in the principal sum of                                          AND /100 DOLLARS ($                 ), secured by a first priority Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement (“Deed of Trust”), dated as of                  , 20      , to or for the benefit of Beneficiary, recorded on                        , in Volume               , Page               of the Real Property Records, County of                      , State of                     , which Deed of Trust constitutes a lien or encumbrance on the real property described in Exhibit A attached hereto and incorporated herein for all purposes, together with all improvements, appurtenances, other properties (whether real or personal), rights and interests described in the Deed of Trust (“Property”); and

WHEREAS, Tenant is the holder of a leasehold estate in and to a the Property (the property which is the subject of such leasehold estate, together with Tenant’s appurtenant easements in the Property, being referred to as the “Demised Premises”), pursuant to the terms of that certain [Lease] (“Lease”) dated                                , and executed by Tenant and Landlord; and

WHEREAS, Tenant, Landlord and Beneficiary desire to confirm their understandings with respect to the Lease and the Deed of Trust.

Now, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree and covenant as follows:

1.         Non-Disturbance by Beneficiary. So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed as would entitle Landlord to terminate the Lease, Tenant’s possession and occupancy of the Demised Premises shall not be interfered with or disturbed by Beneficiary during the term of the Lease or any extension thereof duly exercised by Tenant. Beneficiary shall not include Tenant in any foreclosure proceeding involving the Demised Premises, unless required by applicable state law for Beneficiary to accomplish the foreclosure and then not to interfere with or diminish Tenant’s rights under said Lease or disturb Tenant’s possession.

2.         Attornment by Tenant. If the interests of Landlord in and to the Demised Premises are owned by Beneficiary by reason of judicial foreclosure, private trustee sale or other proceedings brought by it or by any other manner, including, but not limited to, Beneficiary’s exercise of its rights under any collateral assignment(s) of leases and rents, and Beneficiary

H-1

succeeds to the interest of the Landlord under the Lease, Tenant shall be bound to Beneficiary under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extension thereof duly exercised by Tenant with the same force and effect as if Beneficiary were the Landlord under the Lease. Tenant does hereby attorn to Beneficiary, as its Landlord, said attornment to be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Beneficiary’s succeeding to the interest of the Landlord under the Lease. Landlord hereby authorizes and directs Tenant to deliver payment to Beneficiary upon receipt of written notice and shall indemnify and hold Tenant harmless from any loss, cost, expense or claim incurred by Tenant in connection with its compliance with this provision. The respective rights and obligations of Tenant and Beneficiary upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extension, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if set forth at length herein.

3.         Beneficiary Bound by Terms of Lease. If Beneficiary shall succeed to the interest of Landlord under the Lease, Beneficiary shall be bound to Tenant under all of the terms, covenants and conditions of the Lease. Notwithstanding the foregoing, Beneficiary shall not in any event have any liability for any default by Landlord under the Lease occurring prior to the date on which Beneficiary shall have succeeded to the rights of Landlord under the Lease.

4.         Subordination of Lease. Subject to the terms of this Agreement (including, but not limited to, those in Paragraph 2), the Lease and all of Tenant’s right, title and interest in and to the Demised Premises, are and shall be subject and subordinate to the Deed of Trust and the lien thereof, to all the terms, conditions and provisions of the Deed of Trust and to each and every advance made or hereafter made under the Deed of Trust, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Deed of Trust, so that at all times the Deed of Trust shall be and remain a lien on the Demised Premises prior and superior to the Lease for all purposes.

5.         Notice. Notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees that in the event of any act, omission or default by Landlord or Landlord’s agents, employees, contractors, licensees or invitees which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, or to reduce the rent payable thereunder or credit or offset any amounts against future rents payable thereunder, Tenant will not exercise any such right until it has given written notice of such act, omission or default to Beneficiary by delivering notice of such act, omission or default, by certified or registered mail, addressed to Beneficiary at Beneficiary’s address as given hereby or at the last address of Beneficiary furnished to Tenant in writing, and (i) in the case of any such act, omission or default that can be cured by the payment of money, until sixty (60) days shall have elapsed following the giving of such notice or (ii) in the case of any other such act, omission or default, until a reasonable period for remedying such act, omission or default shall have elapsed following the giving of such notice and following the time when Beneficiary shall have become entitled under the Deed of Trust to remedy the same, including such time as may be necessary to acquire possession of the Demised Premises if possession is necessary to effect such cure, provided Beneficiary, with reasonable diligence, shall (a) pursue such remedies as are available to it under the Deed of Trust so as to be able to remedy the act,

H-2

omission or default, and (b) thereafter shall have commenced and continued to remedy such act, omission or default or cause the same to be remedied. Tenant shall also give a copy of any such notice hereunder to any successor to Beneficiary’s interest under the Deed of Trust, provided that Beneficiary or such successor notifies Tenant of the name and address of the party Tenant is to notify. Beneficiary’s cure of Landlord’s default shall not be considered an assumption by Beneficiary of Landlord’s other obligations under the Lease. If in curing any such act, omission or default, Beneficiary requires access to the Demised Premises to effect such cure, Tenant shall provide access to the Demised Premises to Beneficiary as required by Beneficiary to effect such cure at all reasonable times. Unless Beneficiary otherwise agrees in writing, Landlord shall remain solely liable to perform Landlord’s obligations under the Lease (but only to the extent required by and subject to the limitation included with the Lease), both before and after Beneficiary’s exercise of any right or remedy under this Agreement. If Beneficiary or any successor or assign becomes obligated to perform as Landlord under the Lease, such person or entity shall be released from those obligations when such person or entity assigns, sells or otherwise transfers its interest in the Demised Premises.

6.         Successors of Beneficiary Also Included. The term “Beneficiary” shall be deemed to include the Beneficiary stated hereinabove and any of its successors and assigns, including anyone who shall have succeeded to Landlord’s interest by, through or under judicial foreclosure or private trustee’s sale or other proceedings brought pursuant to the Deed of Trust, or deed in lieu of such foreclosure or proceedings, or otherwise.

7.        Beneficiary Not Liable. Tenant agrees that no prepayment of rent or additional rent due under the Lease of more than one month in advance, and no amendment, modification, surrender or cancellation of the Lease, and no waiver or consent by Landlord under the terms of the Lease, shall be binding upon or as against Beneficiary, as holder of the Deed of Trust and as Landlord under the Lease if it succeeds to that position, unless consented to in writing by Beneficiary.

8.         Beneficiary Consent. Tenant agrees that (a) the Lease cannot be amended or modified nor have any of its terms waived by the Landlord, (b) Tenant and Landlord may not terminate, cancel or surrender the term of the Lease, except as expressly permitted by the provisions of the Lease, and (c) Tenant shall not pay any rent for more than the month in advance of the date when due, unless in each case Beneficiary’s prior written consent shall have been obtained.

9.         No Modification. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.

10.      Counter parts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective

H-3

signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

11.        Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be deemed served and given at the time of (i) deposit in a depository receptacle under the care and custody of the United States Postal Service, properly addressed to the designated address of the addressee as set forth below, postage prepaid, registered or certified mail with return receipt requested or (ii) delivery to the designated address of the addressee set forth below by a third party commercial delivery service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notices, the addresses of the parties shall be as follows:

If to the Beneficiary:

Tenant:

Landlord:

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other parties of such new address at least thirty (30) days prior to the effective date of such new address.

12.        No Merger of Estates. It is the express intention of Landlord and Tenant that the acquisition by either party of the right, title, interest and estate of the other party in and to the Demised Premises shall not result in termination or cancellation of the Lease by operation of the principle of merger of estates or otherwise, notwithstanding any applicable law to the contrary; provided, however, that in the event Tenant acquires the right, title, interest and estate of Landlord in and to the Demised Premises, whether pursuant to any purchase option or right of first refusal granted in the Lease or otherwise, if either (i) the indebtedness secured by the Deed of Trust is satisfied or (ii) Tenant assumes or unconditionally guaranties the indebtedness secured by the Deed of Trust (on a recourse basis), then in such event the estates of Landlord and Tenant in and to the Demised Premises shall merge and the Lease will be extinguished.

H-4

In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Beneficiary:

By:
Name:
Title:

Tenant:

By:
Name:
Title:

LAndlord:

By:
Name:
Title:

H-5

STATE OF	)

COUNTY OF	)

This instrument was acknowledged before me on the        day of                             , 20       , by                        , the                            of                         , a                        , on behalf of said                      .

Notary Public, State of

(SEAL)

STATE OF	)

COUNTY OF	)

This instrument was acknowledged before me on the        day of                             , 20       , by                        , the                            of                         , a                        , on behalf of said                      .

Notary Public, State of

(SEAL)

STATE OF	)

COUNTY OF	)

This instrument was acknowledged before me on the        day of                             , 20       , by                        , the                            of                         , a                        , on behalf of said                      .

Notary Public, State of

(SEAL)

H-6

EXHIBIT I

CENTRAL TEXAS REHABILITATION HOSPITAL

Prevarian Hospital Partners, LP

Preliminary Project Budget

	Total Cost	Cost/GSF

ACQUISITION HARD COSTS

Land - Purchase Price	6,333,607	$107.35
HARD COSTS

Hospital Construction (Hard Costs)	11,800,000	$200.00
Hospital Construction (GC Fees, Insurance)	767,000	$13.00
Hospital Construction (Contractor Contingency)	305,625	$5.18
Site Work (included in Hospital Construction costs)	-	$-
Off Site Improvements	125,000	$2.12
Payment & Performance Bond	128,776	$2.18
Water Quality/Storm water	300,000	$5.08
Owner Hard Cost Contingency	265,953	$4.51
Total Hard Costs	$13,692,304	$232.07
DEVELOPMENT SOFT COSTS
Architect Contract	$816,750	$13.84
Civil Engineer Contract	$60,000	$1.02
Landscape/Irrigation Design	$15,000
A&E Extra Services & ADA Plan Review	$25,500	$0.43
A&E Reimbursables	$40,838
Material Testing/Other Owner Inspections	$35,000	$0.59
Lender Inspection	$9,000	$0.15
Prevarian Lease Commission (first 1/2)	$189,148	$3.21
Prevarian Lease Commission (second l/2)	$189,148	$3.21
Property Taxes Prior to Lease Commencement Date	$235,349	$3.99
Development/Construction Mgt/Developer Oil	$611,250	$10.36
Developer Reimbursables	$8,500	$0.14
Zoning/Permitting Consultant	$10,000	$0.17
Owner Soft Cost Contingency	$75,000	$1.27
Total Soft Costs	$2,320,483	$39.33

ACQUISITION/FINANCING SOFT COSTS
Legal - Zoning Work/City Fees	$75,000	$1.27
Legal - Land Contract/title & Survey Review/Closing	$10,000	$0.17
Legal - Lease Agreement/GC Agreement/Consultant Agreements	$8,000	$0.14
Legal - Partnership Documents & Formation	$70,000	$0.34
Legal - Lender Documentation	$15,000	$0.25
GVA Cawley	$300,000	$5.08
Phase I Environmental Report	$6,000	$0.10
Geotechnical/Soils Reports	$6,500	$0.11
Survey (Title/Tree/Topo)	$16,000	$0.27
Plat Preparation and Submittal	$17,000	$0.29
Title Policy/Endorsements/Other Fees	$22,500	$1.23
Owner’s Insurance - Builders Risk/General Liability	$40,000	$0.68
Appraisal	$11,000	$0.19
Lender Fee	$168,053	$2.85
Equity Fee	$216,068	$3.66
Acquisition/Financing Soft Cost Contingency	$30,000	$0.51
Total Acquisition/Financing	$1,011,120	$17.14
Financing Interest - Prior to Rent Commencement	$650,000	$11.02
TOTAL PROJECT COSTS	$24,007,509	$406.91

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EXHIBIT J

CONSTRUCTION SCHEDULE

Mobilize and Procurement/Ground Breaking	2 weeks

Site & Foundation Work	12 weeks

Building Shell	22 weeks

Building Interior Finishout	22 weeks

Certificate of Occupancy/Substantial Completion	2 weeks (punch list work to follow)

PROJECT SCHEDULE TOTAL (excluding punch list items)	60 weeks

J-1

EXHIBIT K

SITE PLAN SHOWING EXPANSION

K-1

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is effective as of October 13, 2010, by and between PREVARIAN HOSPITAL PARTNERS, LP, a Texas limited partnership (“Assignor”), and PREVARIAN AUSTIN REHAB, LP, a Texas limited partnership (“Assignee”).

RECITALS:

WHEREAS, Assignor and CTRH, LLC have entered into that certain Amended and Restated Lease Agreement, dated September 17, 2010 (the “Lease”), for the lease of certain real property in Travis County, Texas; and

WHEREAS, the parties desire that the Lease be assigned to Assignee and that Assignee assume all obligations thereunder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	Assignor hereby assigns and transfers to Assignee all of its right, title and interest in and to the Lease, and Assignee hereby accepts the foregoing assignment and assumes all obligations of Assignor under the Lease.

2	This Assignment shall be binding on and inure to the benefit of the parties hereto and their successors and assigns.

3.	This Assignment may be executed in duplicate counterparts, and the counterparts together shall constitute the single binding agreement of the parties.

ASSIGNMENT AND ASSUMPTION OF LEASE – Page 1

IN WITNESS WEREOF, the parties have executed this Assignment effective as of the date first written above.

ASSIGNOR:

PREVARIAN HOSPITAL PARTNERS, LP,
a Texas limited partnership

BY:	GP Prevarian Hospital Partners, LLC,
a Texas limited liability company

	By:	/s/ Kathy delavergne
	Name:	Kathy delavergne
	Title:	Manager

ASSIGNEE:

PREVARIAN AUSTIN REHAB, LP,
a Texas limited partnership

By:	GP Prevarian Austin Rehab, LLC,
a Texas limited liability company,
its general partner

By:	/s/ Kathy delavergne
Name:	Kathy delavergne
Title:	Manager

ASSIGNMENT AND ASSUMPTION OF LEASE – Page 2

ACCEPTANCE OF PREMISES MEMORANDUM

This ACCEPTANCE OF PREMISES MEMORANDUM (“Memorandum”) is entered into on December 26, 2012, between Prevarian Austin Rehab, LP, a Texas limited partnership (“Landlord”), and CTRH, LLC, a Delaware limited liability company ( “Tenant”).

RECITALS

WHEREAS, Prevarian Hospital Partners, LP and Tenant entered into that certain Amended and Restated Lease Agreement, dated September 17, 2010, as amended from time to time (the “Lease”), and Prevarian Hospital Partners, LP assigned its interest in the Lease to Landlord. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease.

WHEREAS, Landlord and Tenant wish to confirm certain matters relating to the Lease and the work performed by Landlord at the Leased Property.

AGREEMENT

1.           Commencement Date . Landlord and Tenant certify that the Commencement Date under the Lease is May 1, 2012, and the Lease Term is scheduled to expire on April 30, 2027. Tenant’s obligation to pay Minimum Rent shall commence on August 1, 2012. The Lease has been guaranteed by Kindred Healthcare, Inc. pursuant to that certain Corporate Guaranty dated May 24, 2012. Attached hereto as Exhibit C is the Rent Schedule which sets forth the Minimum Rent for the Initial Term. The Rent Schedule attached hereto shall replace and supersede Exhibit C attached to the Lease.

2.          Acceptance of Premises . Except as set forth in Exhibit ‘B” attached to that certain Tenant’s Estoppel Certificate dated on or about the date hereof, Landlord has completed all work required to be completed by Landlord under the Lease.

3.          Entire Agreement; No Amendment. The Lease constitutes the entire agreement between Landlord and Tenant. The Lease is in full force and effect. This Memorandum supplements but does not amend the Lease.

4.          No Default, Offset, Etc. Tenant has no knowledge of a default under the Lease or an event which, with the passage of time or notice (or both), would constitute a default by Landlord under the Lease. Tenant has no present set-offs, recoupments, estoppels, claims, or counterclaims against Landlord, and to Tenant’s knowledge Tenant is not in default under the Lease.

5.          Reliance. Tenant agrees that this Memorandum may be relied upon by Landlord, Landlord’s partners and prospective purchasers (and lender of prospective purchaser), and The Frost National Bank (” Landlord’s Lender” ), and each of their respective successors and assigns.

[Signature page follows.]

EXECUTED as of the date set forth above.

LANDLORD:

Prevarian Austin Rehab, LP,
a Texas limited partnership

By:	GP Prevarian Austin Rehab, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Kathy delavergne
	Name:	Kathy delavergne
	Title:	Manager

TENANT:

CTRH, LLC,
a Delaware limited liability company

By:	/s/ Cristina E.O’Brien
Name:	Cristina E.O'Brien
Title:	VP, Real Estate Counsel

GUARANTOR:

Kindred Healthcare, Inc.

By:	/s/ Cristina E.O’Brien
Name:	Cristina E.O’Brien
Title:	VP, Real Estate Counsel

Date: December 26, 2012

EXHIBIT “C”

MINIMUM RENT SCHEDULE

ANNUAL

Year One
Months 1-3 (May, June and July 2012)	0
Months 4-6 (Aug., Sept. and October 2012)	248,832
Months 7-9 (Nov., Dec. 2012 and Jan. 2013)	373,249
Months 10-12 (Feb., March and April 2013)	622,081
Total Year One	1,244,162

Year Two	2,562,974
Year Three	2,639,863
Year Four	2,719,059
Year Five	2,800,631
Year Six	2,884,650
Year Seven	2,971,189
Year Eight	3,060,325
Year Nine	3,152,135
Year Ten	3,246,699
Year Eleven	3,344,099
Year Twelve	3,444,422
Year Thirteen	3,547,755
Year Fourteen	3,654,188
Year Fifteen	3,763,813

Exhibit “C” - Page Solo

CORPORATE GUARANTY

In consideration of $10.00 and other good and valuable consideration, which the undersigned acknowledges and agrees has been received, and in connection with that certain Lease, dated September 17, 2010, entered into by and between Prevarian hospital Partners, LP, a Texas limited partnership, the landlord therein named, and CTRH, LLC, a Texas limited liability company, the tenant therein named (hereinafter called “Tenant”), (the Lease, as amended, is referred to herein as the “Lease”), and Prevarian Hospital Partners, LP having assigned its interest, as landlord, to Prevarian Austin Rehab, LP, a Texas limited partnership (hereinafter called “Landlord”), which Lease concerns a certain parcel of real property located in Austin, Travis County, Texas, which is more fully described on Exhibit A attached to the Lease, KINDRED HEALTHCARE, INC., a Delaware corporation (hereinafter called “Guarantor”), intending to be legally bound, hereby irrevocably guarantees to Landlord (i) the full and prompt payment when due (whether at stated maturity, by acceleration, or otherwise) of eighty percent (80%) of the Minimum Rent and Additional Charges and any and all other sums and charges payable by Tenant under the Lease, and (ii) eighty percent (80%) of the full, faithful and prompt performance and observance of all the covenants, terms, conditions, and agreements contained in the Lease which are to be performed and observed by Tenant (all payment and performance obligations referred to in clauses (i) and (ii) being referred to herein, collectively, as the “Obligations”); and Guarantor does hereby become primary obligor, and not only surety to Landlord, for and with respect to the Obligations. Terms used herein with their initial letters capitalized which have been specifically defined in the Lease shall have the same meaning herein as in the Lease unless such terms are otherwise defined in. this Guaranty.

Guarantor covenants and warrants that RehabCare Hospital Holdings, LLC, an Initial Member of Tenant, is a wholly owned subsidiary of RehabCare Group, Inc., which is owned, directly or indirectly, by the Guarantor.

This Guaranty is an absolute, irrevocable and unconditional guaranty of payment (and not of collection) up to, but not exceeding eighty percent (80%) of any outstanding liability of Tenant and performance of Tenant under the Lease. Guarantor’s liability hereunder is direct and is independent of the Tenant’s obligations under the Lease, and may be enforced without Landlord being required to resort to any other right, remedy or security, and this Guaranty shall. be enforceable against Guarantor without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant or the joiner of Tenant in any suit or proceeding, and without the necessity of any notice of non-payment, non-performance or non-observance of any of the Tenant’s obligations under the Lease or of any notice of acceptance of this Guaranty or of Landlord’s intention to act in reliance hereon or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in nowise be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

This Guaranty shall be a continuing Guaranty, and (whether or not Guarantor shall have notice or knowledge of any of the following) the liability and obligations of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to,

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and shall not be released, discharged or in any way impaired by (a) any exercise or non-exercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty or any waiver, consent or approval by Landlord with respect to any of the covenants, terms, conditions or agreements contained in the Lease or any indulgences, forbearances or extensions of time for performance or observance allowed to Tenant from time to time and for any length of time; (b) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Tenant, or its properties; (c) any limitation on the liability or obligation of Tenant under the Lease or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the federal or any state bankruptcy law or any other statute or from the decision of any court; (d) any termination of the Lease prior to the expiration of its Term (except that Guarantor shall not be liable for amounts that would have otherwise accrued under the Lease after proper termination of the Lease and payment of any and all amounts due to Landlord and Facility Mortgagee in connection with or related to such termination); and (e) any security provided for the Obligations; and any sale, assignment, transfer or conveyance (A) by Landlord of all or any portion of the Leased Property (as such term is defined in the Lease) or of Landlord’s interest in the Lease, or (B) of any ownership interest in the Landlord.

All of Landlord’s rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others or of any rights or remedies provided by law. Except as may otherwise be set forth in the Lease, no termination of the Lease or taking or recovering of the premises demised thereby shall deprive Landlord of any of its rights and remedies against Guarantor under this Guaranty. This Guaranty shall apply to the obligations of Tenant under the Lease as in effect on the date hereof as well as to the obligations of Tenant under the Lease as it may be extended, renewed, amended, modified or supplemented.

The Guarantor hereby waives any requirement that the Landlord protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any person or entity or any collateral (including any rights relating to marshaling of assets).

The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Lease, regardless of the value, genuineness, validity, regularity or enforceability of the Obligations, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Landlord with respect thereto. The liability and obligations of the Guarantor under this Guaranty shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by the Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, whether based upon any obligations or any other agreements or otherwise, howsoever arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct of Tenant, negligence or otherwise, and without limiting the foregoing irrespective of (and whether or not Guarantor shall have notice or knowledge of): (a) any lack of validity or enforceability of the Lease or of any agreement or

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instrument relating thereto; (b) any change in the time, manner or place of payment or performance of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Lease or any other agreement relating to any Obligations; (c) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in, any collateral or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the Obligations; (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Tenant or the Guarantor; (e) the absence of any action on the part of the Landlord to obtain payment for the Obligations from the Tenant; (f) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of the Tenant or the Guarantor, including, without limitation, rejection of the guaranteed Obligations in such bankruptcy; (g) the absence of notice or any delay in any action to enforce any Obligations or to exercise any right or remedy against the Guarantor or the Tenant, whether hereunder, under any Obligations or under any agreement or any indulgence, compromise or extension granted; or (h) the termination or cessation of a corporate relationship between Guarantor and Tenant.

Guarantor further agrees that, to the extent that the Tenant or the Guarantor makes a payment or payments to the Landlord, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Tenant or the Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Until such time as all the Obligations have been fully and indefeasibly paid to Landlord and performed in full, Guarantor shall have no rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from any person or entity (including, without limitation, the Tenant) for any payments made by the Guarantor hereunder, and Guarantor hereby waives and releases absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery which it may now have or hereafter acquire. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Landlord and shall forthwith be paid to the Landlord to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Lease. The Guarantor acknowledges that it will derive substantial direct and indirect benefit from the granting, execution and delivery of the Lease by the Landlord and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Guarantor represents and warrants to Landlord that (a) the execution and delivery of this Guaranty has been duly authorized by the appropriate officers of Guarantor and does not contravene any law, or any contractual or legal restriction, applicable to it, (b) no authorization

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or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its execution, delivery and performance of this Guaranty, (c) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived, (d) Guarantor will, directly or indirectly, benefit from the transaction which is the subject of the Lease, and (e) neither the execution, delivery or performance of this Guaranty, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or result in a default under or a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or the Bylaws of the Guarantor or of any contract to which the Guarantor is a party or by which it is bound.

This Guaranty shall be legally binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and Facility Mortgagee (as such term is defined in the Lease) and each of their respective successors and assigns. Reference herein to Landlord shall be deemed to include Landlord and its successors and assigns. Reference herein to Tenant shall be deemed to include Tenant and its successors and assigns. Without limiting the generality of the foregoing, the Landlord may assign or otherwise transfer (whether as an outright assignment or transfer or as collateral) all or any portion of its rights and obligations under the Lease to any other person or entity (any such person or entity, a “Landlord Assign”) and such Landlord. Assign shall thereupon become vested (on a non-exclusive basis, as an additional beneficiary) with all the benefits in respect thereof granted to the Landlord herein or otherwise.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. GUARANTOR HEREBY SUBMITS TO PERSONAL JURISDICTION IN SAID STATE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED .IN SAID STATE (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF GUARANTOR’S OBLIGATIONS HEREUNDER, AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS. GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS GUARANTY MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LANDLORD OR ANY LANDLORD ASSIGN TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER GUARANTOR OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND

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OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON GUARANTOR AT GUARANTOR’S ADDRESS SET FORTH HEREIN.

Without the prior written consent thereto by Landlord and the Facility Mortgagee, Guarantor will not enter into any amendment to this Guaranty and without such consent no such amendment will be effective in any event. Further, Guarantor shall not enter into any amendment to this Guaranty, and no such amendment hereto shall be effective, unless prior to such amendment Landlord and Facility Mortgagee have received written confirmation from each nationally recognized statistical rating organization (including, without limitation, S&P and Moody’s (as such terms are defined in the Lease), if applicable) which has issued a rating of any debt issued by the Facility Mortgagee or the Landlord which is secured by the Leased Property which are subject to the Lease that such amendment to this Guaranty will not result in a downgrade, withdrawal or qualification of the rating then assigned to such debt. No waiver of any provision of this Guaranty, and no consent to any departure by Guarantor herefrom, shall be effective without the prior written consent thereto by Landlord and Facility Mortgagee, and any waiver or consent for which such written consent is given shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Landlord to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Guarantor will from time to time during the Term (as defined in the Lease), promptly following request of Landlord or Facility Mortgagee, confirm in writing to Landlord and to Facility Mortgagee that this Guaranty remains in full force and effect in accordance with its terms.

So long as the Guarantor is a reporting company under the Securities and Exchange Act of 1934, as amended, Guarantor shall not be obligated to provide financial information to Landlord or any Facility Mortgage. At any time when Guarantor is not a reporting company under the Securities and Exchange Act of 1934, as amended, it will deliver to Landlord. and Facility Mortgagee the following information:

(a)	within ninety (90) days after the end of each fiscal year of Guarantor, a balance sheet of Guarantor and its consolidated subsidiaries as at the end of such year, a statement of profits and losses of Guarantor and its consolidated subsidiaries for such year, and a statement of cash flows of Guarantor, and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Guarantor; and

(b)	within forty-five (45) days after the end of each of the first three (3) fiscal quarters of Guarantor a balance sheet of Guarantor and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Guarantor and its consolidated subsidiaries for such quarter and a statement of cash flows of Guarantor and in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Guarantor

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having knowledge thereof; the foregoing financial statements all being prepared in accordance with GAAP (except as otherwise stated therein).

The Guarantor shall permit the Landlord and Facility Mortgagee and their representatives, at the expense of such person or entity, and upon reasonable prior notice to the Guarantor, to visit the principal executive office of the Guarantor, to discuss the affairs, finances and accounts of the Guarantor with the Guarantor’s officers, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Guarantor, which consent will not be unreasonably withheld, conditioned or delayed) to visit the other offices and properties of the Guarantor and each subsidiary, all at such reasonable times and as often as may be reasonably requested in writing. Notwithstanding the prior sentence, such inspection shall be at Guarantor’s expense in the event of an Event of Default under the Lease.

GUARANTOR AND LANDLORD (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY MUTUALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Notwithstanding anything to the contrary set forth in this Guaranty, in the event (1) an amendment to or modification of the Lease which increases or extends the obligations of Guarantor is entered into by a Tenant without the consent of Guarantor, and (2) at the time of such amendment to or modification of the Lease, the Tenant is not an affiliate of Guarantor, then any such amendment to or modification of the Lease shall be deemed to be a “Non-Approved Lease Amendment.” In the event of a Non-Approved Lease Amendment (a) this Guaranty and the Guarantor’s obligations hereunder shall continue in full force and effect with respect to the Lease (as modified by any amendments or modifications which are not Non-Approved. Lease Amendments) as if no such Non-Approved Lease Amendment had occurred, (b) Guarantor shall not have, and not be deemed to have, guaranteed any additional obligations which are specifically included in such Non-Approved Lease Amendment, and (c) in no event shall Guarantor be relieved of any of its obligations hereunder with respect to Tenant’s obligations under the Lease which existed without taking into account such Non-Approved Lease Amendment. As used in this paragraph and in the following paragraph, an affiliate of Guarantor shall mean a person or entity controlling, controlled by or under common control with Guarantor.

In the event that the Lease is assigned, or all or a portion of the premises subject to the Lease are subleased, to a party (a “Non-Affiliate”) that is not an affiliate of Guarantor, the Landlord agrees (by its acceptance of this Guaranty) to deliver to the Guarantor copies of all notices of non-payment, non-performance or non-observance that the Landlord delivers to such Non-Affiliate.

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All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Guarantor, at:

Kindred Healthcare, Inc.

c/o Cristina. E. O’Brien

Vice President and Real Estate Counsel

680 South Fourth Street

Louisville, Kentucky 40202

Telephone: 502.596.7556

Facsimile: 502.596.4785

Email: cristina.obrien@kindredhealthcare.com

and if to Landlord or any successor thereof or Landlord Assign at its address as may be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

The Guarantor agrees that it shall not institute against, or join any other person or entity in instituting against, any Landlord Assign or any person or entity which is or was a creditor of or holder of any certificate or instrument issued by any Landlord Assign any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law for one (1) year and one (1) day after the latest maturing commercial paper note issued by such Landlord Assign or any such creditor of or holder of a certificate or instrument issued by such Landlord Assign is paid in full. Without prejudice to the survival of any other agreement of the Guarantor hereunder, the provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Except for provisions of this Guaranty which by their terms survive the termination hereof, this Guaranty shall terminate after all of the following shall have occurred: (i) any Minimum Rent, all Additional Charges and all other sums and charges payable by the Tenant under the Lease shall have been indefeasibly paid in full in cash; and (ii) all other obligations of the Tenant under the Lease shall have been performed in accordance with the terms and provisions of the Lease.

For a period of ten (10) years following the Commencement Date of the Lease, Guarantor agrees to cause RehabCare Group, Inc. (“RCG”) to grant to Prevarian Hospital Partners, LP (“Prevarian”) the opportunity to submit proposals for participation in the construction or development of any design build facilities to be constructed, developed or operated by RCG within Travis County, Texas. For the purposes hereof, and without limiting the generality of the foregoing, Guarantor shall cause RCG to provide Prevarian written notice of any such design built opportunity, including any appropriate direction to allow Landlord to participate in any bidding process or submission of proposals regarding such projects. In the event of any

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termination of the Lease by reason of Tenant’s default, Guarantor agrees to cause RCG to grant Prevarian the opportunity to submit such proposals for projects to be constructed, developed or operated by RCG within Travis County, Texas for a period equal to the remainder of the term of the Lease if it had not been terminated. In the event Landlord assigns the Lease, this paragraph of this Guaranty shall nonetheless remain in favor of Prevarian and shall not inure to the assignee of Landlord.

To the extent permitted by applicable law, Guarantor hereby expressly waives the provisions of (a) §43.002 and §43.003 of the Texas Civil Practice and Remedies Code, and (b) Rule 31 of the Texas Rules of Civil Procedure, to the extent such laws (or any them) are applicable to this Guaranty.

IN WITNESS WHEREOF, Guarantor, intending to be legally bound hereby, has caused this Guaranty to be executed by its duly authorized officer as of May 24, 2012.

KINDRED HEALTHCARE, INC.,
a Delaware corporation

By:	/s/ Cristina E.O’Brien
	Name:	Cristina E.O’Brien
	Title:	Vice President and Real Estate Counsel

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